                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                HOENIG GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)    Title of each class of securities to which transaction applies:

     (2)    Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed maximum aggregate value of transaction:

     (5)    Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

     (3)   Filing Party:

     (4)   Date Filed:

[HOENIG LOGO]

                                HOENIG GROUP INC.
                              4 INTERNATIONAL DRIVE
                            RYE BROOK, NEW YORK 10573

                         SPECIAL MEETING OF STOCKHOLDERS
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

     We invite you to attend a special meeting of stockholders (the "Meeting") of Hoenig Group Inc. ("Hoenig") to be held at 11:00 a.m., local time, on August 26, 2002, at our offices at 4 International Drive, Rye Brook, New York 10573.

     At the special meeting, we will ask you to adopt the merger agreement that we entered into on February 28, 2002, as amended on July 2, 2002, with Investment Technology Group, Inc. ("ITG") and Indigo Acquisition Corp. ("Merger Subsidiary"), a wholly-owned subsidiary of ITG, pursuant to which Merger Subsidiary will be merged with our company and our company will become a wholly-owned subsidiary of ITG. If we complete the merger, you will receive $11.35 in cash for each share of Hoenig common stock you own plus one right (a "Contingent Payment Right") entitling you to receive a cash payment equal to:

     o (a) the amounts recovered, if any, in connection with the pursuit of certain insurance and other claims (net of expenses and applicable taxes), plus

          (b) any unexpended portion of the initial funding of the escrow established to pay expenses incurred in pursuing such claims, divided by

     o the number of shares of Hoenig common stock outstanding plus the number of shares of Hoenig common stock issuable upon the exercise of options outstanding on the date of completion of the merger (excluding shares subject to certain incentive stock options).

There can be no assurance that there will be any recoveries on the claims or payment in respect of the Contingent Payment Rights, and in no event will more than $1.20 be paid per any Contingent Payment Right.

     The insurance and other claims are related to the trading loss of $7.1 million, excluding related expenses, suffered at our United Kingdom subsidiary, Hoenig & Company Limited, which was previously announced on May 9, 2002, and certain related unauthorized trading activity. The merger agreement has been amended to provide for, among other things, a reduction in the per share cash merger consideration and the addition of the Contingent Payment Rights. The Contingent Payment Rights will not be evidenced by any certificate, will be allocated to Hoenig stockholders of record (and option holders) immediately prior to completion of the merger, and will not be transferable (except by operation of law). The Contingent Payment Rights are discussed in greater detail in the attached proxy statement.

     We cannot complete the merger unless the conditions to closing are satisfied, including the adoption of the merger agreement by holders of a majority of the outstanding Hoenig shares and satisfaction of various regulatory requirements. We believe that, if the merger agreement is adopted by the holders of a majority of our outstanding shares at the special meeting, the merger will be completed by September 30, 2002. Holders of shares of Hoenig common stock representing approximately 38.2% of the voting power of Hoenig have agreed to vote in favor of adopting the merger agreement. However, we cannot assure you that the conditions to the merger will be satisfied or, if satisfied, when they will be satisfied.

     Our Board of Directors carefully reviewed the terms and conditions of the proposed merger and unanimously determined that the amended merger agreement and the merger are advisable and are fair to and in the best interests of you and the other Hoenig stockholders. In making this determination, our Board of Directors considered, among other things, an oral opinion of Lazard Freres & Co. LLC, our financial advisors ("Lazard"), given on July 1, 2002, to the effect that, as of that date and on the basis of and subject to the matters reviewed with our Board of Directors, the $11.35 per share cash consideration to be received by you and the other Hoenig stockholders upon completion of the merger was fair to you and them from a financial point of view. Lazard has confirmed its oral opinion in a written opinion, which is attached to the accompanying proxy statement and you should read it carefully.

     OUR BOARD OF DIRECTORS, BASED ON ITS DETERMINATION THAT THE AMENDED MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND ARE FAIR TO AND IN THE BEST INTERESTS OF HOENIG AND ITS STOCKHOLDERS, HAS, WITH TWO DIRECTORS ABSENT, UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     The attached notice of special meeting and proxy statement explain the proposed merger and merger agreement and provide specific information concerning the special meeting. Please read these materials (including the appendices) carefully.

     Your vote is important. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and do so. YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON STOCK WITH YOUR PROXY CARD.

     If you have any questions regarding the proposed transaction, please call Georgeson Shareholder Communications, Inc., our proxy solicitors, toll-free at
(866) 867-1148 or our investor relations department at (914) 935-9000.


                                        Very truly yours,

                                        /s/ Fredric Sapirstein

                                        Fredric Sapirstein
                                        Chairman of the Board and
                                        Chief Executive Officer

     This proxy statement is dated July 23, 2002 and was first mailed to Hoenig stockholders on or about July 23, 2002.

[HOENIG LOGO]

                                HOENIG GROUP INC.
                              4 INTERNATIONAL DRIVE
                            RYE BROOK, NEW YORK 10573

                    -----------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 26, 2002
                    -----------------------------------------

To the Stockholders of
Hoenig Group Inc.:

     A special meeting of stockholders of Hoenig Group Inc. will be held at 11:00 a.m., local time, on August 26, 2002, at our offices at 4 International Drive, Rye Brook, New York 10573 for the purpose of considering and voting upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 28, 2002, as amended on July 2, 2002, among Hoenig Group Inc., Investment Technology Group, Inc. and Indigo Acquisition Corp.

     The merger agreement and the merger are described in the attached proxy statement, and a proxy card for voting on the adoption of the merger agreement is enclosed.

     Hoenig's Board of Directors has fixed the close of business on July 17, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at Hoenig's principal executive offices, during normal business hours, from August 16, 2002 until the meeting.

     In addition, you should be aware that the 2002 annual meeting of stockholders will only be held in the event that the merger agreement proposal is not adopted by our stockholders at the special meeting or the merger contemplated thereby is not completed.

     If you do not vote to adopt the merger agreement and you follow the procedural requirements of the Delaware General Corporation Law, you may receive the fair cash value of your shares as appraised by the Delaware Court of Chancery. See "Special Factors -- Appraisal Rights of Stockholders" in the attached proxy statement.


                                            By order of the Board of Directors,

                                            /s/ Kathryn L. Hoenig

                                            Kathryn L. Hoenig
                                            Secretary

Dated: July 23, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER ....................................   1
SUMMARY ...................................................................   4
INFORMATION CONCERNING THE SPECIAL MEETING ................................  10
   Date, Time and Place of the Special Meeting ............................  10
   Purpose of the Special Meeting .........................................  10
   Recommendation of our Board of Directors ...............................  10
   Record Date; Quorum; Outstanding Common Stock Entitled to Vote .........  10
   Voting Rights ..........................................................  10
   Voting and Revocation of Proxies .......................................  10
   Solicitation of Proxies ................................................  11
   2002 Annual Meeting of Stockholders ....................................  11
   Other Matters ..........................................................  11
PAYMENT OF CASH MERGER CONSIDERATION ......................................  11
SPECIAL FACTORS ...........................................................  12
   Background of the Merger ...............................................  12
   Purpose of the Merger; Certain Effects of the Merger ...................  15
   Recommendations of the Board of Directors; Reasons for the Merger ......  15
   Opinion of Financial Advisor ...........................................  17
   Interests of Certain Persons in the Merger .............................  22
   Merger Financing; Source of Funds ......................................  26
   Certain United States Federal Income Tax Consequences ..................  26
   Accounting Treatment ...................................................  28
   Appraisal Rights of Stockholders .......................................  28
   Sale of Axe-Houghton Associates, Inc. ..................................  30
   Voting Agreement .......................................................  30
   Hoenig Rights Agreement ................................................  31
   Escrow Agreement .......................................................  32
   Custodian and Paying Agent Agreement ...................................  33
THE MERGER AGREEMENT ......................................................  34
   The Merger .............................................................  34
   Representations and Warranties .........................................  37
   Certain Covenants ......................................................  38
   Notice of Certain Events ...............................................  40
   Other Agreements of Hoenig, ITG and Merger Subsidiary ..................  40
   No Solicitation of Transactions ........................................  41
   Indemnification; Directors' and Officers' Insurance ....................  43
   Employee Benefit Matters ...............................................  43
   Conditions to the Merger ...............................................  43
   Termination of the Merger Agreement ....................................  44
   Termination Fee and Expense Reimbursement ..............................  45

                                                                            PAGE
                                                                            ----

   Expenses ...............................................................  46
   Amendment; Waiver ......................................................  46
REGULATORY MATTERS ........................................................  47
   Antitrust Considerations ...............................................  47
   Domestic and Foreign Regulatory Filings ................................  47
   State Takeover Laws ....................................................  48
   Other Regulatory Matters ...............................................  48
PARTIES TO THE MERGER .....................................................  49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............  50
PRICE RANGE OF COMMON STOCK AND DIVIDENDS .................................  52
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS .................  53
OTHER INFORMATION .........................................................  54
   Proposals by Stockholders of Hoenig ....................................  54
   Where You Can Find More Information ....................................  54
APPENDIX A: OPINION OF LAZARD FRERES & CO. LLC. ...........................  A-1
APPENDIX B: AGREEMENT AND PLAN OF MERGER ..................................  B-1
APPENDIX C: AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER ...............  C-1
APPENDIX D: ESCROW AGREEMENT ..............................................  D-1
APPENDIX E: SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW ...........  E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHAT WILL I RECEIVE IN THE MERGER?

     If the merger is completed, you will receive, for each of your shares, $11.35 in cash plus one "contingent payment right."

WHAT ARE THE CONTINGENT PAYMENT RIGHTS?

     A contingent payment right is a non-transferable, non-assignable right to receive a cash payment equal to:

o (a) the amounts recovered, if any, in connection with the pursuit of certain insurance and other claims (net of expenses and applicable taxes), plus

     (b) any unexpended portion of the initial funding of the escrow established to pay expenses incurred in pursuing such claims, divided by

o the number of shares of Hoenig common stock outstanding plus the number of shares of Hoenig common stock issuable upon the exercise of stock options on the date of completion of the merger (excluding shares subject to certain incentive stock options).

     These insurance and other claims are related to the previously announced loss of $7.1 million, excluding related expenses, suffered at our United Kingdom subsidiary, Hoenig & Company Limited ("Hoenig U.K."), and certain related unauthorized trading (the "Claims"). There will be no certificates issued for the contingent payment rights. See "The Merger Agreement -- The Merger -- The Contingent Payment Rights" on page 34 for a discussion with respect to the contingent payment rights.

IS THERE ANY ASSURANCE THAT THERE WILL BE ANY PAYMENT WITH RESPECT TO THE CONTINGENT PAYMENT RIGHTS?

     While a committee has been established and funds have been set aside by Hoenig U.K. in an escrow account to pursue the Claims, there can be no assurance that any amounts will be recovered on the Claims or paid with respect to the contingent payment rights or that any of the amounts used to fund the escrow will not be expended and will be distributed to the holders of contingent payment rights. In addition, in no event will more than $1.20 be paid per contingent payment right.

WHO IS PURSUING THE CLAIMS?

     A committee comprised of Fredric P. Sapirstein and Alan B. Herzog, the Chairman and Chief Executive Officer and the Chief Operating Officer and Chief Financial Officer of Hoenig, respectively, each of whom is also a significant stockholder and option holder of Hoenig, will pursue the Claims on behalf of Hoenig and all its stockholders and option holders.

HOW WILL THEY SEEK RECOVERIES ON THE CLAIMS?

     The committee has been empowered to litigate, settle and otherwise pursue the Claims, among other things. An escrow account has been established to pay the expenses incurred in seeking recovery on the Claims, including expenses of legal counsel, accountants and other advisors. The escrow account, established under an escrow agreement among the members of the committee, ITG, Hoenig and Hoenig U.K., was funded by Hoenig U.K. with $2.365 million on July 5, 2002. The escrow account will be maintained by The Bank of New York, as paying agent, pursuant to a separate custodian and paying agent agreement.

WHEN WILL ANY AMOUNTS BE PAID TO HOLDERS OF CONTINGENT PAYMENT RIGHTS?

     The escrow account will be terminated and an amount equal to the net amount of the escrow, if any, will be paid pro rata to holders of contingent payment rights upon the first to occur of the fourth anniversary of the completion of the merger (subject to extension in limited circumstances), such time as all Claims are settled or otherwise resolved and such time as the committee determines to cease the pursuit of all Claims. However, in the event that there is any recovery in respect of the Claims prior to the completion of the merger, such recovered amount (less expenses and applicable taxes) and, subject to certain limits, any reduction in the initial funding of the escrow account as determined by the escrow committee, will be added to the cash merger consideration and will be paid by ITG to holders of Hoenig shares at the time of completion of the merger. There can be no assurance that any amounts will be recovered on the Claims or that any amounts will be paid with respect to the contingent payment rights.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

     In general, upon conversion of your Hoenig shares into cash in the merger, you will recognize gain or loss for United States federal income tax purposes equal to the difference between the cash received and your tax basis in your Hoenig common stock. Provided you hold your Hoenig common stock as a capital asset, that gain or loss will generally be capital gain or loss, which will be long-term capital gain or loss if you have held your Hoenig common stock for more than one year at the time of the merger.

     For a discussion of U.S. federal income taxation with respect to the contingent payment rights see "Certain United States Federal Income Tax Consequences -- Tax Consequences of the Merger" and "-- Tax Consequences of Receiving Payments with Respect to the Contingent Payment Rights" on pages 27 and 28.

WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO COMPLETE THE MERGER?

     Holders of a majority of the shares of our common stock outstanding on the record date must vote FOR the adoption of the merger agreement in order for the merger to be completed. Each share of our common stock is entitled to one vote.

     Holders of shares of Hoenig common stock representing approximately 38.2% of the voting power of Hoenig have agreed to vote in favor of the merger.

     Your vote is important. In determining whether adoption of the merger agreement has received the required number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

     Our Board of Directors, with two directors absent, has unanimously determined that the amended merger agreement and the merger are advisable, fair to you, and in your best interests, and recommends that you vote FOR the adoption of the merger agreement. In making these recommendations, our Board of Directors took into account the oral opinion (subsequently confirmed in writing) of our financial advisor, Lazard Freres & Co. LLC ("Lazard"), stating that, as of July 1, 2002, and based upon and subject to the factors and assumptions set forth in their opinion, the $11.35 per share cash consideration to be received by you in the merger is fair to you from a financial point of view. A copy of the written opinion of Lazard dated July 2, 2002 is attached hereto as Appendix A.

DO I HAVE DISSENTERS' OR APPRAISAL RIGHTS?

     Yes. Under Delaware law, holders of Hoenig common stock have the right to receive an appraisal of the value of their shares of Hoenig common stock in connection with the merger. To exercise appraisal rights, a Hoenig stockholder must not vote in favor of the adoption of the merger agreement and must strictly comply with all of the procedures required by Delaware law. These procedures are described more on pages 28 through 30. We have included a copy of the relevant portions of Delaware law as Annex E to this proxy statement.

WHAT REGULATORY APPROVALS AND FILINGS AND THIRD-PARTY CONSENTS ARE NEEDED TO COMPLETE THE MERGER?

     Before we can complete the merger, the parties will be required to:

o obtain certain consents of the New York Stock Exchange and NASD Regulation, Inc. (a subsidiary of the National Association of Securities Dealers, Inc.);

o    notify the American Stock Exchange and certain other U.S. stock exchanges;

o    obtain certain consents of and notify certain state regulators;

o obtain certain consents of the U.K. Financial Services Authority, the Hong Kong Securities and Futures Commission, The Stock Exchange of Hong Kong and the Ontario Securities Commission; and

o    notify the London Stock Exchange of which our U.K. subsidiary is a member.

     Some of these consents and approvals have already been received.

WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?

     We believe that, if the merger agreement is adopted by the holders of a majority of our outstanding shares at the special meeting, the merger will be completed by September 30, 2002. However, we cannot assure you that all the conditions to the merger will be satisfied (or waived where permitted by applicable law) or, if satisfied or waived, the date by which they will be satisfied or waived. Regardless of the date of completion of the merger, no interest will be paid on the amount payable per share in the merger.

WHEN AND WHERE IS THE SPECIAL MEETING?

     The special meeting will take place at our offices at 4 International Drive, Rye Brook, New York 10573, on August 26, 2002, at 11:00 a.m., local time.

WHAT DO I NEED TO DO NOW?

     You should complete, date and sign your proxy card and mail it in the enclosed postage-paid return envelope as soon as possible so that your shares of Hoenig stock may be represented at the special meeting, even if you plan to attend the special meeting in person. Unless contrary instructions are indicated on your proxy, all of your Hoenig shares represented by valid proxies will be voted FOR the adoption of the merger agreement.

     Please do not send us any of your stock certificates at this time. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

WHO CAN HELP ANSWER MY QUESTIONS?

     If you would like additional copies of this proxy statement or if you have questions about the merger agreement, the merger or the other transactions contemplated by the merger agreement, including how to complete and return your proxy card, or you would like more information about Hoenig, you should call Georgeson Shareholder Communications, Inc., our proxy solicitor, at (866) 867-1148, or our investor relations department at (914) 935-9000.

                                    SUMMARY

     This summary, together with the preceding Questions and Answers About the Merger, highlights selected information in this proxy statement and does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the merger. The merger agreement, the amendment to the merger agreement and the escrow agreement are attached as Appendices B, C and D to this proxy statement. We encourage you to read the merger agreement, the amendment to the merger agreement and the escrow agreement, as they are the legal documents that govern the merger and the contingent payment rights.

THE PARTIES

Hoenig Group Inc.

o We are incorporated under the laws of the State of Delaware. Our executive offices are located at 4 International Drive, Rye Brook, New York 10573. Our telephone number is (914) 935-9000.

o We provide global securities brokerage to institutional clients through our wholly-owned brokerage subsidiaries in the United States, United Kingdom and Hong Kong. Our principal source of revenues is commissions earned for executing trades on behalf of our customers. We execute trades in equity securities on the world's major stock exchanges, acting primarily as agent for our customers.

o We have sold in a series of separate transactions the assets and stock of our wholly-owned subsidiary, Axe-Houghton Associates, Inc., which provided professional asset management to U.S. public and corporate employee benefit plans and other U.S. institutional clients from its office in the United States. These sales were completed on April 26, 2002.

o Our common stock is traded on the Nasdaq National Market under the symbol "HOEN."

Investment Technology Group, Inc.

o ITG is incorporated under the laws of the State of Delaware. ITG's executive offices are located at 380 Madison Avenue, New York, New York 10017. ITG's telephone number is (212) 588-4000.

o ITG is a financial technology firm that provides global equity trading services and transaction research to institutional investors and brokers through its wholly-owned brokerage subsidiaries in the U.S., Canada, Australia, Europe and Hong Kong.

o ITG and its subsidiaries are a full service trade execution firm that uses technology to increase the effectiveness and lower the cost of trading, with an emphasis on ongoing research.

o ITG's common stock is traded on the New York Stock Exchange under the symbol "ITG."

Merger Subsidiary.

o Indigo Acquisition Corp. was formed as a Delaware corporation by ITG solely for the purpose of entering into the merger agreement. Indigo Acquisition Corp. is a wholly-owned subsidiary of ITG and has not engaged in any business activity other than in connection with the merger and the related transactions.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place and Matters to be Considered (page 10)

     The special meeting will be held on August 26, 2002, at 11:00 a.m., local time, at our offices at 4 International Drive, Rye Brook, New York 10573. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement, as amended; a copy of the merger agreement and the amendment to the merger agreement are attached hereto as Appendices B and C.

Record Date for Voting (page 10)

     The close of business on July 17, 2002 is the record date for determining holders of shares of our common stock entitled to vote at the special meeting. On the record date, there were 7,985,317 shares of common stock outstanding and entitled to vote at the special meeting.

Vote Required (page 10)

     Holders of a majority of the shares of our common stock outstanding on the record date must vote FOR the adoption of the merger agreement in order for the merger to be completed. Our stockholders are entitled to one vote for each share of our common stock held by them on the record date.

     Holders of shares of Hoenig common stock representing approximately 38.2% of the voting power of Hoenig have agreed to vote FOR the adoption of the merger agreement.

Procedures Relating to Your Vote at the Meeting (pages 10-11)

o Holders of our common stock on the record date, July 17, 2002, should complete, date and sign a proxy card and mail it in the enclosed return envelope as soon as possible so that their shares may be represented at the special meeting, even if they plan to attend the meeting in person. Unless contrary instructions are indicated on their proxy, all of their shares represented by valid proxies will be voted FOR the adoption of the merger agreement.

o If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the adoption of merger agreement.

     You can revoke your proxy and change your vote in any of the following ways:

o Deliver a later-dated, signed proxy card changing your vote on or before the business day prior to the special meeting.

o Deliver to our Secretary at our executive offices, 4 International Drive, Rye Brook, New York, 10573, on or before the business day prior to the special meeting, a later-dated, signed written revocation.

o Attend the special meeting and vote in person. Your attendance at the meeting will not, by itself, revoke your proxy.

o If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Appraisal Rights (pages 28-30)

     You are entitled to exercise appraisal rights in connection with the merger. If you elect to exercise appraisal rights, you must deliver to us, before the stockholder vote to adopt the merger agreement is taken, written notice of your intent to demand appraisal of your shares if the merger is completed, and you must not vote to adopt the merger agreement. Neither a failure to vote on the merger agreement, nor an abstention from voting on the merger agreement, will be construed as a vote to adopt the merger agreement. However, if you return your signed proxy left blank, your vote will be counted in favor of the merger agreement, and you will waive your appraisal rights.

THE MERGER AND THE MERGER AGREEMENT

What You Will Receive in the Merger

     For each share of Hoenig common stock you own, you will receive $11.35 in cash plus one contingent payment right. The contingent payment rights are non-transferable, non-assignable rights to receive a cash payment in respect of the amounts recovered, if any (net of expenses and applicable taxes), by Hoenig in connection with the pursuit of the Claims as prosecuted by the contingent payment rights committee plus any unexpended portion of the initial funding of the escrow established to pay expenses incurred in pursuing the Claims. There will be no certificates issued for the contingent payment rights. There can be no assurance that there will be any recoveries on the Claims or any payment in respect of the contingent payment rights, and in no event will more than $1.20 be paid per contingent payment right. See "The Merger Agreement -- The Merger -- The Contingent Payment Rights" on pages 34 and 35 for a discussion of the contingent payment rights.

Background of the Merger (pages 12-15)

     For a description of the events leading to the approval of the merger agreement by the Board of Directors and the reasons for such approval, you should refer to "Special Factors -- Background of the Merger" and "-- Recommendations of our Board of Directors; Reasons for the Merger."

Purpose of the Merger; Certain Effects of the Merger (page 15)

o The principal purpose of the merger is to enable ITG to acquire all of the equity interests in Hoenig and provide you the opportunity to receive a cash price and contingent payment rights for your shares which we believe is fair to you.

o The merger will terminate all equity interests in Hoenig held by public stockholders, and ITG will be the sole beneficiary of any earnings and growth of our company following the merger.

o Upon completion of the merger, our common stock will be delisted from the Nasdaq National Market and will no longer be publicly traded.

Recommendation of the Board; Reasons for the Merger (pages 15-17)

     Hoenig's Board of Directors, with two directors absent, has unanimously determined that the amended merger agreement and the merger are advisable and are fair to you and in your and our best interests and unanimously recommends that you vote FOR the adoption of the merger agreement. In making this determination, the Board of Directors took into account, among other things, the oral opinion (subsequently confirmed in writing) of our financial advisor, Lazard, to the effect that, as of July 1, 2002 and based upon and subject to the factors and assumptions explained to the Board of Directors and set forth in the opinion, the $11.35 per share cash consideration to be received by you in the merger is fair from a financial point of view. A copy of the opinion of Lazard, dated July 2, 2002 is attached hereto as Appendix A.

Merger Financing; Source of Funds (page 26)

     ITG has informed us that the consideration that it will pay in the merger will be funded by the cash and cash equivalents on hand at ITG.

Conditions to the Merger (page 43)

     The completion of the merger depends on the satisfaction of a number of customary conditions, including the accuracy of representations and warranties, compliance with pre-closing covenants, the absence of injunctions or similar legal impediments and the following:

o    approval by our stockholders;

o the consent of the New York Stock Exchange and NASD Regulation, Inc., a subsidiary of the National Association of Securities Dealers, Inc., to the change in control of our U.S. broker-dealer subsidiary;

o notification of the American Stock Exchange and certain other regional stock exchanges of which our U.S. broker-dealer subsidiary is a member;

o the consent of certain state regulators to the change in control of our U.S. broker-dealer subsidiary;

o notification of certain other state regulators of the change in control of our U.S. broker-dealer subsidiary;

o notification of the London Stock Exchange of which our U.K. subsidiary is a member;

o the consent of the U.K. Financial Services Authority to the change in control of our U.K. subsidiary;

o the consent of the Hong Kong Securities and Futures Commission and The Stock Exchange of Hong Kong to the change in control of our Hong Kong subsidiary; and

o the consent of the Ontario Securities Commission to the change in control of our U.S. broker-dealer subsidiary which is regulated as an international dealer in Ontario.

     Some of these consents and approvals have already been received.

     The obligation of ITG to complete the merger is not subject to a financing condition or any additional corporate proceedings by ITG, such as the approval of its stockholders.

Termination of the Merger Agreement (page 44)

     The merger agreement may be terminated, whether before or after receipt of stockholder approval, by mutual consent of ITG and us and for certain material breaches of representations, warranties or covenants. It may also be terminated:

o by us or ITG if any governmental entity issues an order, decree, or ruling or takes other action that permanently restrains, enjoins or prohibits the merger and such order decree, ruling or action becomes final and non-appealable;

o by us or ITG if the merger has not been completed by October 15, 2002, provided that the party terminating the agreement has not failed to comply with its obligations under the agreement and that failure has caused the merger not to be completed by such time;

o by us or ITG if holders of a majority of our common stock fail to approve the merger at the special meeting;

o by us or ITG if the necessary regulatory consents in connection with the merger have been denied and such denial has become final and nonappealable;

o by ITG if our Board of Directors withdraws, modifies or qualifies (or proposes to do so) its recommendation of the merger to our stockholders in any manner adverse to ITG or fails to call and hold a meeting of our stockholders for the purpose of approving the merger and the merger agreement, or if we fail to comply with certain non-solicitation provisions in the merger agreement; or

o by us prior to the special meeting, if we receive a proposal for a competing acquisition transaction with someone else not solicited in violation of the merger agreement which our Board of Directors determines in good faith:

     o is more favorable, from a financial point of view, to our stockholders than the merger;

     o    is not subject to a financing condition; and

     o is made by a person that is financially capable of completing such transaction;

     provided that we comply with certain other requirements.

Termination Fee Payable to ITG (pages 44-45)

     We will be required to pay ITG a termination fee of $4.5 million if:

o the merger agreement is terminated by us in connection with a decision by our Board of Directors to withdraw, qualify or adversely modify its recommendation of the merger or the merger agreement or to recommend a competing acquisition transaction with someone else;

o the merger agreement is terminated by ITG following the qualification, withdrawal or adverse modification by our Board of Directors of its approval or recommendation of the merger to our stockholders or our failure to comply with the provisions of the merger agreement regarding the calling and holding of the special meeting of our stockholders;

o the merger agreement is terminated by ITG in the event of a material breach or default in the performance by us of any representation, warranty, covenant or agreement set forth in the merger agreement which breach or default would result in a condition to the closing of the merger not being satisfied and the breach or default has not been, or cannot be, cured within 30 days, and prior to the time of termination we have received a competing acquisition proposal from someone else and our Board of Directors has failed to determine in good faith that such proposal is not more favorable to our stockholders than the merger; or

o the merger agreement is terminated by us or ITG because the merger has not been completed on or before October 15, 2002 or because holders of a majority of our common stock fail to approve the merger at the special meeting, and prior to the time of termination we have received a competing acquisition proposal from someone else, and either:

     o our Board fails to determine in good faith that such proposal is not more favorable to our stockholders than the merger; or

     o our Board has determined in good faith that such proposal is not more favorable to our stockholders than the merger, but we recommend or enter into an agreement with respect to an acquisition proposal with someone else at any time prior to the first anniversary of the termination of the merger agreement with ITG.

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

Reimbursement of Expenses (pages 45-46)

     In addition, we will be required to reimburse up to $1 million of ITG's out-of-pocket expenses if we have to pay the termination fee to ITG, or if the merger agreement is terminated by ITG in the event of a material breach or default in the performance by us of any representation, warranty, covenant or agreement set forth in the merger agreement, which breach or default would result in a condition to the closing of the merger not being satisfied and the breach or default has not been, or cannot be, cured within 30 days.

     ITG will be required to reimburse up to $1 million of our out-of-pocket expenses if the merger agreement is terminated by us in the event of a material breach or default in the performance by ITG of any representation, warranty, covenant or agreement set forth in the merger agreement, which breach or default would result in a condition to the closing of the merger not being satisfied and the breach or default has not been, or cannot be, cured within 30 days.

THE ESCROW AGREEMENT AND THE CUSTODIAN AND PAYING AGENT AGREEMENT (PAGES 32-33)

     A committee comprised of Fredric P. Sapirstein and Alan B. Herzog has been established to pursue the Claims on behalf of Hoenig and all holders of contingent payment rights. The committee was established under an escrow agreement among the members of the committee, ITG, Hoenig and Hoenig U.K. Pursuant to the escrow agreement, an escrow account was funded by Hoenig U.K. with $2.365 million (or $0.23 per Hoenig share (including shares subject to Hoenig options)) on July 5, 2002, with such funds to be used by the committee to pay all litigation and other expenses incurred in connection with the pursuit of the Claims and the operation of the escrow (including taxes associated with the escrow). A copy of the escrow agreement is attached hereto as Appendix D.

     The escrow account will be maintained by The Bank of New York, as paying agent, pursuant to the terms of a custodian and paying agent agreement among the members of the committee, ITG, Hoenig, Hoenig U.K. and the paying agent. An amount equal to any amounts recovered as a result of the pursuit of the Claims (net of expenses and applicable taxes) will be deposited in the escrow account and subsequently distributed by the paying agent in accordance with the terms of the custodian and paying agent agreement and at the direction of the committee, pro rata to holders of contingent payment rights.

     There can be no assurance that the Claims will result in any recovery by Hoenig or that any amount will be paid to Hoenig stockholders and option holders pursuant to the contingent payment rights.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGES 26-28)

     The exchange of Hoenig common stock for cash in the merger will be a taxable transaction for United States federal income tax purposes, and accordingly you will recognize gain or loss equal to the difference between the cash received and your tax basis in your Hoenig common stock. You must generally calculate gain or loss separately for each block of Hoenig common stock that is exchanged in the merger. Provided you hold your Hoenig common stock as a capital asset, such gain or loss will be capital gain or loss, which will be long-term capital gain or loss if you have held your Hoenig common stock for more than one year at the time of the merger.

     You are urged to consult your tax advisor with respect to the United States federal, state, local or foreign tax consequences of the merger.

     For a discussion of U.S. federal income taxation with respect to the contingent payment rights see "Certain United States Federal Income Tax Consequences -- Tax Consequences of the Merger" and "-- Tax Consequences of Receiving Payments with respect to the Contingent Payment Rights" on pages 27 and 28.

OPINION OF OUR FINANCIAL ADVISOR (PAGES 17-22)

     Lazard delivered an oral opinion on July 1, 2002 to our Board of Directors (which was subsequently confirmed in writing) that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion and reviewed with our Board of Directors, the $11.35 per share cash consideration to be received by you in the merger is fair to you from a financial point of view.

     Lazard will receive fees of approximately $1.9 million for its services if the merger is completed.

     The full text of the written opinion of Lazard, which sets forth a description of assumptions Lazard made and matters it considered, is attached as Appendix A to this proxy statement. You are urged to read this opinion carefully in its entirety.

VOTING AGREEMENT (PAGES 30-31)

     Four holders of shares of our common stock have entered into a voting agreement with ITG and Hoenig under which they have agreed to vote FOR the merger. Two of these stockholders are directors and officers of Hoenig. The other two stockholders are trusts. One of the trustees of these trusts is an officer and director of Hoenig, and another is a director of Hoenig. These stockholders hold shares of our common stock representing approximately 38.2% of the votes entitled to be cast at the special meeting on the proposal to adopt the merger agreement. The voting agreement will terminate upon completion of the merger or the termination of the merger agreement in accordance with its terms, whichever occurs first.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES 22-26)

     In considering the recommendation of our Board of Directors with respect to the merger, you should be aware that several of our executive officers and members of the Board of Directors have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our stockholders generally. Our Board of Directors was aware of these interests and considered them in making its recommendation.

ADDITIONAL INFORMATION

     If you have additional questions about the merger or would like additional copies of the proxy statement, you should call Georgeson Shareholder Communications, Inc., our proxy solicitor, at (866) 867-1148 or our investor relations department at (914) 935-9000.

                   INFORMATION CONCERNING THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     This proxy statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for the meeting of stockholders to be held at 11:00 a.m., local time, on August 26, 2002, at our offices at 4 International Drive, Rye Brook, New York 10573, or any postponement or adjournment of the meeting. This proxy statement, the Notice of Special Meeting and the accompanying form of proxy card are first being mailed to stockholders on or about July 23, 2002.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our Board of Directors, with two directors absent, has unanimously approved the merger and the amended merger agreement and recommends that you vote FOR the adoption of the amended merger agreement. See "Special Factors -- Recommendation of our Board of Directors -- Reasons for the Merger."

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE

     All record holders of shares of our common stock at the close of business on July 17, 2002, the record date for the meeting, are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of a majority of the shares of our common stock outstanding on the record date is required to constitute a quorum for the transaction of business. A list of record holders will be available for examination at our principal executive offices from August 16, 2002 until the special meeting. At the close of business on July 17, 2002 there were 7,985,317 shares of common stock outstanding.

VOTING RIGHTS

     You are entitled to one vote for each share of common stock that you held as of the close of business on the record date. The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required to adopt the merger agreement. Under Delaware law, in determining whether adoption of the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

VOTING AND REVOCATION OF PROXIES

     A form of proxy card for your use at the special meeting accompanies this proxy statement. Subject to the following sentence, all properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted FOR adoption of the merger agreement in accordance with the recommendation of the Board. If you vote FOR adoption of the merger agreement, you will not have the right to dissent from the merger and seek an appraisal of the fair value of your shares under Delaware law.

     If you give a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and voting in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary at our executive offices, on or before the business day prior to the special meeting, or at the special meeting itself, a written statement revoking it or a duly executed proxy bearing a later date. If you have executed and delivered a proxy to us, your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you vote in favor

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

of adopting the merger agreement, you will not have the right to dissent and seek appraisal of the fair value of your shares under Delaware law. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement.

SOLICITATION OF PROXIES

     We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. We have retained Georgeson Shareholder Communications, Inc. to coordinate the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.

2002 ANNUAL MEETING OF STOCKHOLDERS

     As a result of the special meeting, the 2002 annual meeting of Hoenig stockholders will be held only in the event that the merger agreement proposal is not approved at the special meeting or the merger is not completed, in which case the 2002 annual meeting will be held later in 2002.

OTHER MATTERS

     Except for the vote on the merger agreement, and upon appropriate motion, an adjournment of the special meeting, no other matters are expected to come before the special meeting. If, however, other matters are presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented at the meeting, even if you plan to attend the meeting in person.

     You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the exchange of certificates representing common stock will be as described below under "The Merger Agreement -- The Merger -- Exchange of Common Stock" on page 36.

                      PAYMENT OF CASH MERGER CONSIDERATION

     The merger will become effective at the time and on the date specified in the certificate of merger to be filed with the Secretary of State of the State of Delaware. We expect the filing of the certificate of merger and the effective time of the merger to occur as soon as practicable after the special meeting, subject to adoption of the merger agreement, and the satisfaction or waiver of the other conditions to completing the transactions provided in the merger agreement.

     We currently expect to complete the merger, which is subject to obtaining requisite approvals and to other conditions, during the third quarter of 2002, although there can be no assurance of the date by which the merger will be completed. See "The Merger Agreement -- Conditions to the Merger." Detailed instructions with respect to the surrender of your stock certificates, together with a letter of transmittal, will be forwarded to you promptly following the effective time of the merger by the paying agent appointed by ITG and approved by us. You should not submit your stock certificates to the paying agent until you receive these materials. The paying agent will send payment of the $11.35 per share cash merger consideration to you as promptly as practicable following receipt by the paying agent of your certificates or book-entry transfer of your shares and other required documents. No interest will be paid on the cash merger consideration or any payment in respect of the Contingent Payment Rights (as defined herein).

     You should not send in your stock certificates until you receive a letter of transmittal. You should send them only pursuant to instructions set forth in the letter of transmittal.

     We strongly recommend that stock certificates and letters of transmittal be transmitted only by registered U.S. mail, return receipt requested, appropriately insured for the risk of loss. Title to the certificates will pass only upon delivery of the certificates to the paying agent. Stockholders whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by us, to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us with respect to such certificate.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     THE ORIGINAL MERGER AGREEMENT

     In August of 2000, Hoenig contacted Lazard to discuss the possibility of engaging Lazard as financial advisor to Hoenig in evaluating its strategic alternatives. During the months of August and September 2000, Lazard held various meetings with Hoenig's management to discuss the strategic alternatives open to Hoenig in pursuit of its growth strategy and objectives, including the relative merits of remaining independent and various types of potential transactions with various counterparties. On September 21, 2000, Lazard met with management to discuss preliminary valuation and views on a potential sale process. Lazard was retained by Hoenig on October 3, 2000.

     During October and November 2000, Lazard and Hoenig prepared marketing materials to be provided to potential acquirors of Hoenig. Lazard and Hoenig also developed a list of potential acquirors of Hoenig. Between November 2000 and April 2001, Lazard contacted 41 potential acquirors regarding their interest in acquiring Hoenig. Hoenig entered into confidentiality agreements with 17 of these companies.

     Initially two of the companies contacted indicated an interest in submitting a proposal to acquire Hoenig: Investment Bank One and Investment Bank Two. Neither of these companies was interested in acquiring Axe-Houghton.

     Investment Bank One's indication of interest, dated May 4, 2001, proposed a value between $10.00 and $11.00 per Hoenig share. On or about May 9, 2001, Lazard received oral confirmation from Investment Bank One that its proposal would be increased to include the net after-tax cash proceeds Hoenig might receive in a sale of Axe-Houghton.

     Investment Bank Two's indication of interest, dated May 7, 2001, proposed a value between $9.47 and $11.43 per Hoenig share. This proposal was conditioned on the sale of Axe-Houghton prior to the consummation of the transaction with Investment Bank Two and the proposed value included the proceeds assumed to be received from such sale.

     On May 10, 2001, Lazard met with Hoenig's management. Lazard reviewed the 41 contacts it had made to potential interested acquirors of Hoenig and analyzed the key terms of the two proposals it had received as a result of those contacts. Lazard also presented a valuation of the Hoenig brokerage business using selected public valuation benchmarks. Hoenig management instructed Lazard to continue the potential sale process.

     On or about May 28, 2001, Lazard received confirmation from Investment Bank Two that it would increase its proposal to between $12.00 and $13.00 per Hoenig share and that it would no longer condition its purchase on the prior sale of Axe-Houghton. On or about June 19, 2001, an amendment to the confidentiality agreement between Hoenig and Investment Bank Two was executed to allow Investment Bank Two to have discussions with The Bank of New York, a potential purchaser of certain assets of Axe-Houghton.

     During June and July 2001, Investment Bank Two held various meetings with Hoenig personnel and management and conducted due diligence. In early July 2001, Investment Bank Two withdrew its proposal to effect a transaction with Hoenig.

     On or about July 31, 2001, Investment Bank One increased its proposal to between $11.00 and $12.00 per share plus the per share amount of the net after-tax cash proceeds to be received by Hoenig in the sale of Axe-Houghton. This revised proposal was conditioned upon the prior sale of Axe-Houghton.

     On or about September 20, 2001, Investment Bank One reduced its proposal to between $10.00 and $11.00 per share plus the per share amount of the net after-tax cash proceeds to be received by Hoenig in the sale of Axe-Houghton. Hoenig rejected this revised proposal.

     On September 26, 2001, Hoenig's senior management met with their counterparts at ITG after ITG contacted Hoenig regarding a possible transaction with Hoenig. At this meeting, ITG was presented with further information about Hoenig and management of both companies presented an overview of their respective businesses. Beginning in October 2001, senior management of Hoenig and representatives of Lazard had several phone conversations and meetings with ITG in which they discussed the terms of a potential acquisition. ITG also scheduled various meetings with Hoenig personnel and conducted due diligence.

     On November 19, 2001, Lazard received from ITG an oral non-binding preliminary indication of interest for the purchase of all of the outstanding common stock of Hoenig for a per share purchase price of $11.75 plus the net after-tax cash proceeds to be received by Hoenig as a result of the sale of Axe-Houghton. ITG's indication of interest was conditioned on the prior sale of Axe-Houghton. After having meetings and discussions with Lazard, as well as senior management of Hoenig, ITG submitted a revised proposal indicating a per share purchase price of $12.00 plus the net after-tax cash proceeds to be received by Hoenig in the sale of Axe-Houghton.

     Beginning in December 2001, numerous calls and meetings took place involving senior management of Hoenig and ITG, and representatives of Lazard, Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Hoenig, and Cahill Gordon & Reindel, legal counsel to ITG. In December 2001, ITG completed its due diligence investigation of Hoenig's business. Negotiations of the terms of the merger agreement, voting agreement, employment agreements and other transaction documents continued through February 2002. During these negotiations, the merger consideration per share of Hoenig stock was increased by $0.32, representing the per share amount of the net after-tax cash proceeds received by Hoenig in the sale of certain assets of Axe-Houghton to The Bank of New York (see "The Axe-Houghton Transactions", below).

     In the afternoon of February 27, 2002, the Board of Directors of Hoenig convened a meeting to consider the proposed forms of the merger agreement, voting agreement and other transaction documents and the specific terms of the proposed transaction with ITG. Also present at the meeting were representatives of Lazard and Skadden, Arps. Lazard reviewed with the Board of Directors a brief history of the process and negotiations leading up to the proposal from ITG and outlined the financial consideration proposed to be paid by ITG. Lazard then proceeded to discuss in detail the process it had undertaken in order to opine on the fairness of the merger consideration to be paid by ITG. Among the analyses presented to the Board were current trading values of a universe of comparable publicly traded firms, valuations in precedent sale transactions of similar firms and a discounted cash flow analysis. Lazard also gave its oral opinion that the merger consideration to be received by stockholders of Hoenig under ITG's proposal was fair to Hoenig's stockholders from a financial point of view. The directors also reviewed materials that had been provided to them earlier, including forms of the merger agreement, voting agreement and proposed severance, consulting and employment agreements for certain employees and employee-directors. After a discussion, the directors unanimously approved the merger, the merger agreement and the other transaction documents.

     Prior to the opening of business on February 28, 2002, Hoenig and ITG finalized the terms of the transaction documents, executed the merger agreement and the other documents and issued a press release announcing the merger.

     THE AXE-HOUGHTON TRANSACTIONS

     On or about July 6, 2001, Hoenig began negotiations with The Bank of New York regarding certain assets of Axe-Houghton that The Bank of New York had indicated it was interested in purchasing. The Bank of New York was one of the companies initially contacted by Lazard regarding a potential acquisition of Hoenig. On November 23, 2001, Hoenig, The Bank of New York and Axe-Houghton entered into an agreement under which The Bank of New York agreed to purchase certain assets and assume certain liabilities relating to Axe-Houghton's Core International American Depositary Receipts investment discipline and its Domestic Index investment discipline for $4.75 million in cash, subject to adjustments based upon the receipt of client consents and fees receivable from clients at the time of closing. This transaction was consummated on January 31, 2002, and The Bank of New York paid Axe-Houghton a total of $5,352,371 in cash for these assets.

     On or about September 24, 2001, Mr. Seth Lynn, the Chief Executive Officer and President of Axe-Houghton, proposed to Hoenig that he purchase the assets associated with Axe-Houghton's Diversified Small Cap Value, Mid Cap Value and Balanced investment disciplines for a purchase price of $130,000. Mr. Lynn, Byram Capital Management LLC (an entity formed by Mr. Lynn to acquire certain assets of Axe-Houghton) and Hoenig entered into a letter agreement on February 11, 2001, that sets forth the terms of this transaction.

     Hoenig and Lazard prepared marketing materials and contacted numerous potential parties who might be interested in acquiring the remaining business of Axe-Houghton, specifically the small capitalization growth disciplines. Beginning in late December 2001, Hoenig began negotiations with certain principals of Palisade Capital Management, LLC regarding their interest in purchasing all of the capital stock of Axe-Houghton following the asset sales to The Bank of New York and Byram Capital Management LLC described above. On January 18, 2002, Hoenig and Palisade Capital Management, LLC entered into a non-binding letter of intent whereby certain principals of Palisade confirmed their offer to purchase all of the capital stock of Axe-Houghton. Throughout January 2002, Hoenig, Lazard and Skadden, Arps negotiated a stock purchase agreement with the principals of Palisade and its legal counsel. On February 11, 2002, Hoenig and Axe Holding Corp., a corporation newly formed by certain principals of Palisade, entered into a stock purchase agreement, whereby Axe Holding would purchase all of the stock of Axe-Houghton for a purchase price of $2.25 million, subject to adjustments based upon the accounts receivable of Axe-Houghton and the number of clients that have consented to the continued management by Axe-Houghton of their investment assets at the time of the closing of that transaction (the "Axe-Houghton Transaction").

     The Axe-Houghton Transaction was completed on April 26, 2002, and Hoenig received $3.15 million in cash from such transaction, or $2.36 million after taxes and payment of related expenses. Pursuant to the original merger agreement with ITG, as a result of the completion of the Axe-Houghton Transaction, the cash merger consideration was increased by $0.23 per share (including shares subject to Hoenig options) to $12.55 per share.

     THE AMENDED MERGER AGREEMENT

     On May 9, 2002, Hoenig announced that a former employee of its United Kingdom subsidiary, Hoenig & Company Limited ("Hoenig U.K."), had engaged in unauthorized trading in foreign securities while employed by Hoenig U.K., in violation of Hoenig U.K.'s policies and procedures. Hoenig U.K. incurred a pre-tax loss of approximately $7.1 million from the unauthorized trading which took place beginning in mid-April 2002, exclusive of expenses related to the investigation of such loss and related matters.

     Hoenig immediately reported the matter to the authorities and conducted an internal investigation. Hoenig also notified ITG of the unauthorized trading and the loss, and ITG also reviewed the matter. ITG requested further due diligence materials from Hoenig.

     Throughout the months of May and June various phone calls and meetings took place between Hoenig's senior management and ITG's senior management. During these phone calls and meetings both Hoenig and ITG discussed various options to mitigate the losses. Beginning in late June 2002, senior management of Hoenig and ITG renegotiated the merger consideration and discussed consummating the merger in a timely fashion.

     On July 1, 2002, ITG and Hoenig agreed that the cash merger consideration per share of Hoenig stock would be $11.35 per share and that $2.365 million (or $0.23 per Hoenig share (including shares subject to Hoenig options)) would be placed in escrow by Hoenig U.K. to fund the pursuit of the Claims. In addition, the holders of Hoenig shares and options (excluding certain incentive stock options) would receive one Contingent Payment Right per share or option upon completion of the merger.

     In the afternoon of July 1, 2002, the Board of Directors of Hoenig convened a meeting to consider the proposed terms of the revised transaction with ITG and the proposed forms of the amended merger agreement, escrow agreement, custodian and paying agent agreement and other transaction documents. Also present at the meeting were representatives of Lazard and Skadden, Arps. Lazard reviewed with the Board of Directors a brief history of the negotiations leading up to the revised transaction and outlined the financial consideration proposed to be paid by ITG. Lazard then proceeded to discuss the process it had undertaken in order to opine on the fairness of the renegotiated cash merger consideration to be paid by ITG. Among the analyses presented to the Board were valuations in precedent sale transactions of similar firms and a discounted cash flow analysis. Lazard also gave its oral opinion that the revised $11.35 per share cash merger consideration to be received by stockholders of Hoenig under ITG's proposal was fair to Hoenig's stockholders from a financial point of view. After a discussion, the directors, with two directors absent, unanimously approved the amendment to the merger and the other transaction documents.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purpose of the merger is to enable ITG to acquire all of the equity interest in Hoenig and afford our public stockholders the opportunity to receive a cash price and Contingent Payment Rights for their shares which we believe is fair to them. This will be accomplished by a merger of Indigo Acquisition Corp., a corporation newly formed by ITG, with and into Hoenig with Hoenig as the surviving corporation. In the merger, each of the shares of Hoenig common stock (including the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of January 14, 1997, between Hoenig and Continental Stock Transfer Trust Company, as amended) held by our stockholders (other than shares held by dissenting stockholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive the cash merger consideration of $11.35 per share plus one Contingent Payment Right.

     The merger will terminate all equity interests in Hoenig held by public stockholders, Hoenig will become a wholly-owned subsidiary of ITG, and ITG will be the sole beneficiary of any earnings and growth of Hoenig following the merger. Our common stock is currently registered under the Securities Exchange Act of 1934 and is listed for trading on the Nasdaq National Market; it will be delisted from the Nasdaq and registration of our common stock under the Exchange Act will be terminated after completion of the merger.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     On July 1, 2002, the Hoenig Board, with two directors absent, unanimously determined that the terms of the amended merger agreement and the merger are advisable and are fair to and in the best interests of Hoenig and our stockholders and approved the amended merger agreement and the merger. Accordingly, the Board, with two directors absent, unanimously recommends that our stockholders vote FOR the adoption of the amended merger agreement.

     REASONS FOR THE MERGER

     In determining to approve and recommend the merger, and in reaching its determination that the amended merger agreement and the merger are advisable and are fair to and in the best interests of Hoenig and our stockholders, the Board of Directors consulted with Hoenig's executive officers and its financial and legal advisors, and considered the following factors:

     o the oral opinion of Lazard given to the Board on July 1, 2002 (and subsequently confirmed in writing) that, as of that date and on the basis of and subject to the matters reviewed with the Board, the $11.35 per share cash merger consideration was fair from a financial point of view to our stockholders;

     o the fact that more than 40 companies were contacted to ascertain their interest in a possible transaction with us and, at the time of both the February 27, 2002 and July 1, 2002 Board meetings, ITG's proposal was the only proposal available for the Board to consider;

     o the fact that the cash merger consideration of $11.35 per share represented a premium of approximately 7.1% over $10.60, the closing price of our common stock on February 27, 2002, the day before the initial announcement of the proposed transaction with ITG, and 5.3% over $10.78, the closing price on July 1, 2002, the day before the announcement of the amended merger agreement;

     o the provisions of the amended merger agreement and the escrow agreement providing for the pursuit of the Claims, the Contingent Payment Rights and the opportunity for Hoenig stockholders and option holders to participate in any recoveries with respect to the Claims, as well as the fact that no assurance can be made that there will be any recovery with respect to the Claims or any amounts paid with respect to the Contingent Payment Rights;

     o the Board's view of our prospects, based on the Board's knowledge and belief regarding:

          --   the current and prospective environment in which we operate;

          --   the globalization of the securities markets;

          -- the increasing consolidation of financial services companies, resulting in larger and better-capitalized market participants; and

          -- the growing need for sophisticated trading technology in order to compete for institutional equity business;

     o the strategic options available to us and the Board's assessment that none of these options were reasonably likely to present superior opportunities or create greater value for our stockholders than the prospects presented by the merger;

     o Hoenig's enhanced ability to compete for client business as a result of having access to greater resources through the merger with ITG;

     o the terms of the merger, the merger agreement and amendment to the merger agreement as negotiated, including:

          -- our ability to consider other acquisition proposals not solicited in violation of the merger agreement and accept a superior proposal if certain conditions are satisfied, including that the Board determines in good faith, after consultation with its financial and legal advisors, that such proposal is more favorable to our stockholders, from a financial point of view, than the merger;

          -- the provisions in the merger agreement requiring us to pay ITG a $4.5 million termination fee, plus up to a maximum of $1 million for reimbursement of its out-of-pocket expenses, if the merger agreement is terminated under certain circumstances more fully described in the section entitled "Summary of the Merger Agreement -- Termination Fees and Expense Reimbursement" on page 44;

          -- the conditions to each of the parties' obligations to complete the merger, including approval by our stockholders and satisfaction of certain regulatory requirements; and

          -- the fact that the completion of the merger by ITG is not subject to any financing condition;

     o the Board's belief that the merger is likely to be approved by requisite regulatory authorities;

     o the potential beneficial effect of the transaction on the customers we serve and the opportunities provided to employees generally, which the Board believed to be favorable;

     o the risks and costs to us if the transaction does not close, which risks and costs result from the efforts that would be required to attempt to complete the transaction, the distractions which our employees will experience during the pendency of the transaction, the possibility that we could lose customer business and the possibility that our stock price could decline below the pre-announcement level; and

     o the availability to our stockholders of appraisal rights under Delaware law.

     In addition, the Board considered the interests of certain directors and executive officers that are different from, or in addition to, the interests of our stockholders described under "Interests of Certain Persons in the Merger" on page 22. These interests consist of the treatment of their Hoenig stock options in the merger; the execution of employment and separation agreements with certain executive officers; and the provisions of the merger agreement continuing Hoenig's directors' and officers' indemnification and liability insurance. The Board did not believe that these interests should affect its decision to approve the merger because (a) the holders of Hoenig stock options, including certain directors and executive officers, are receiving value in the merger which is based upon the same per share merger consideration that all stockholders are receiving; (b) the employment and separation agreements with certain executive officers were required by ITG as a condition to its willingness to enter into the merger agreement and proceed with the merger; and
(c) the provisions continuing directors' and officers' indemnification and liability insurance are reasonable and normal in transactions of this kind.

     The above discussion concerning the information and factors considered by the Board is not intended to be exhaustive, but includes all of the material factors considered by the Board in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors.

OPINION OF FINANCIAL ADVISOR

     Hoenig retained Lazard to act as its financial advisor in connection with the merger and related matters based on its qualifications, expertise, reputation, and its knowledge of the business and affairs of Hoenig.

     The fairness opinion of Lazard is described below.

     At the July 1, 2002 meeting of Hoenig's Board of Directors, Lazard reviewed and considered the terms of the merger and rendered its oral opinion to the Board that, as of such date, the $11.35 cash merger consideration to be received by the holders of Hoenig common stock as provided in the merger agreement, as amended by Amendment No. 1, dated as of July 2, 2002 ("Amendment No. 1"), was fair from a financial point of view to the holders of Hoenig common stock (other than holders of dissenting shares). Lazard subsequently delivered to the Hoenig Board a written opinion, dated July 2, 2002, confirming its oral opinion. No limitations were imposed by Hoenig's Board upon Lazard with respect to the investigations made or procedures followed by it in rendering its opinion.

     The full text of Lazard's opinion dated July 2, 2002 is attached as Appendix A to this document. Lazard's opinion describes, among other things, the assumptions made, procedures followed, matters considered, and limits on the review undertaken in connection with that opinion. Hoenig stockholders are urged to, and should, read the opinion carefully and in its entirety. Lazard addressed its opinion to Hoenig's Board of Directors. The opinion relates only to the fairness, from a financial point of view, of the $11.35 per share cash consideration to be received by the holders of Hoenig common stock (other than holders of dissenting shares) and does not address any other aspect of the merger, nor does it constitute a recommendation to any holder of Hoenig common stock as to how to vote at the meeting. The summary of Lazard's opinion set forth in this document is qualified in its entirety by reference to the full text of such opinion.

     In connection with rendering its opinion, Lazard, among other things:

     o reviewed the financial terms and conditions of the merger agreement, Amendment No. 1, and the escrow agreement among ITG, Hoenig, Merger Subsidiary, Hoenig U.K. and the Committee members named therein, dated July 2, 2002 (the "Escrow Agreement");

     o analyzed certain historical business and financial information relating to Hoenig;

     o reviewed various financial forecasts for the years 2002 through 2006 and other financial data, including Hoenig's estimates of its excess capital, provided to it by the management of Hoenig;

     o held discussions with members of the senior management of Hoenig with respect to the businesses, prospects, and strategic objectives of Hoenig;

     o reviewed public information with respect to certain other companies in lines of businesses it believed to be generally comparable to the businesses of Hoenig;

     o reviewed the financial terms of certain business combinations involving companies in lines of businesses it believed to be generally comparable to that of Hoenig;

     o reviewed the historical stock prices and trading volumes of Hoenig common stock; and

     o conducted such other financial studies, analyses and investigations as it deemed appropriate.

     In rendering its opinion, Lazard relied upon the accuracy and completeness of the foregoing financial and other information it reviewed for the purposes of its opinion, and Lazard did not assume any responsibility for any independent verification of such information. Lazard did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities, of Hoenig or concerning the solvency or fair value of Hoenig (within the context of a solvency analysis). With respect to financial forecasts and Hoenig's analysis of its capital position, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Hoenig as to the future financial performance of Hoenig, and Lazard expressed no view as to the reasonableness of such forecasts, projections and estimates or the assumptions on which they were based.

     Further, Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard's opinion did not address any aspect of the merger other than the $11.35 cash merger consideration to the extent provided in its opinion, and Lazard expressed no opinion as to the escrow account established pursuant to Amendment No. 1 and the Escrow Agreement or as to the Contingent Payment Rights provided for in Amendment No. 1. Lazard also expressed no opinion as to the underlying business decision to effect the merger.

     In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement as amended by Amendment No. 1, without any waiver of any material terms or conditions by Hoenig, and that obtaining the necessary regulatory approvals for the merger would not have a material adverse effect on Hoenig.

     The following is a summary of material financial analyses performed by Lazard in preparation of its oral opinion rendered on July 1, 2002, and reviewed with Hoenig's Board of Directors on that date. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lazard, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     OVERVIEW OF HOENIG

     Lazard presented an overview of Hoenig, including a review of Hoenig's historical financial data and a comparison of Hoenig's financial performance, market multiples, and stock price performance to that of a brokerage company index comprised of a certain group of securities firms (the "Peer Brokerage Index"). The Peer Brokerage Index included data for eight publicly traded brokerage companies that Lazard considered comparable to Hoenig for the purposes of this analysis, and included the following companies:

     o    Bear Stearns Companies Inc.
     o    Lehman Brothers Holdings Inc.
     o    Jefferies Group Inc.
     o    Knight Trading Group Inc.
     o    LaBranche & Company Inc.
     o    Investment Technology Group, Inc.
     o    Van Der Moolen Holding NV
     o    Instinet Corp.

     With regard to Hoenig's financial performance, Lazard compared various financial statistics to analyze the operating performance of Hoenig, using management estimates, versus the Peer Brokerage Index, using financial data for the twelve months ended March 31, 2002, or the most recently available information. Comparative operating data from this analysis is shown in the following table:

                                            HOENIG                         PEER BROKERAGE INDEX
                              ----------------------------------   -------------------------------------
                               TOTAL COMPANY     CORE BROKERAGE        LOW          HIGH        MEDIAN
                              ---------------   ----------------   -----------   ----------   ----------
PRE-TAX MARGIN                       7.3%              5.9%             5.4%         43.9%        21.2%
TANGIBLE EQUITY AS A
PERCENTAGE OF ASSETS                58.7%              N/A             (1.4)%        74.3%        12.9%
PRE-TAX INCOME GROWTH (A)            2.8%              5.7%           (27.0)%        37.1%         8.3%

----------
(a) "Pre-tax income growth" for each company was calculated from the year ending December 31, 1998 to the last twelve months ending March 31, 2002, or most recently available information.

     "Total Company" as used in the above table and throughout Lazard's presentation represents Hoenig's reported financial results excluding the $7.1 million loss reported by Hoenig on May 9, 2002 and related expenses, discontinued operations and investment gains/ losses. "Core Brokerage" represents the Total Company financial results excluding interest and dividend income.

     Lazard also presented an overview of Hoenig's market multiples and stock price performance as compared to the respective statistics of the Peer Brokerage Index. The comparative analysis for the Total Company was presented using the closing price of Hoenig common stock of $10.41 on June 27, 2002. The analysis for the Core Brokerage was presented using an implied valuation of the Core Brokerage after adjusting for Hoenig management's estimate of Hoenig's excess equity capital/liquidity. Hoenig management's estimate of excess equity capital/liquidity ranged from $14.0 million to $24.0 million (which does not include $2.365 million placed in escrow). Historical information was based on the most recent available information. Estimates of diluted earnings per share for 2002 for Hoenig were based on management estimates and for those companies contained in the Peer Brokerage Index were based on most recently available median estimates from the Institutional Brokers Estimate System, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. Comparative operating data from this analysis is shown in the following table:

                                                HOENIG (a)                     PEER BROKERAGE INDEX
                                   -------------------------------------  -------------------------------
                                                       CORE BROKERAGE
                                                    --------------------
                                    TOTAL COMPANY
                                    CLOSING PRICE      LOW        HIGH       LOW        HIGH      MEDIAN
                                   ---------------  ---------  ---------  ---------  ---------  ---------
PRICE AS A MULTIPLE OF:
 LTM REVENUES                             0.9x          0.7x       0.8x       1.1x       5.0x       2.2x
 LTM EPS                                 20.3x         19.0x      21.7x      10.1x      19.2x      15.6x
 ESTIMATED NEXT FISCAL YEAR EPS            N/A         14.7x      16.8x      10.6x      17.0x      14.1x
 TANGIBLE BOOK VALUE PER SHARE            1.8x          2.7x       2.2x       0.8x       4.6x       1.9x

----------
(a)  Multiples based on aggregate values.

     With regard to stock performance, Lazard compared the performance of the common stock of Hoenig over the one-, three- and five-year periods, in all cases ending February 27, 2002, with the performance of the Peer Brokerage Index and the S&P 500 Index over the same time periods. Comparative data from this analysis is shown in the following table:

                         ANNUAL RETURN OVER A PERIOD ENDING FEBRUARY 27, 2002
                         ----------------------------------------------------
                                ONE YEAR      THREE YEARS     FIVE YEARS
                              ------------   -------------   -----------
   HOENIG COMMON STOCK              0%            8.5%          16.0%
   PEER BROKERAGE INDEX         (14.3)%          29.3%          32.4%
   S&P 500 INDEX                 (9.7)%          (2.6)%          7.9%


     VALUATION

     As part of its analysis, Lazard employed two valuation methodologies: (1) a comparable transactions analysis and (2) a discounted cash flow analysis.

     Comparable Transactions Analysis. Lazard performed an analysis of the consideration paid in precedent transactions comprised of five acquisitions of brokerage firms that Lazard considered comparable for the purpose of this analysis. The consideration paid as a multiple of revenue, net income and tangible book value in these precedent transactions was compared to the multiples implied by the cash consideration offered by ITG to holders of the common stock of Hoenig (other than holders of dissenting shares). The precedent transactions included the following transactions (acquiror/acquiree):

     o    The Bank of New York/Autranet Inc.

     o    The Bank of New York/Westminster Research Associates

     o    BISYS Group Inc./Boston Institutional Group

     o    Instinet Corp./Lynch, Jones & Ryan

     o    E*Trade Group Inc./TIR Holdings

     The multiples of revenues and net income for the precedent transactions were based on the acquired company's revenues and net income for the most recent twelve months prior to announcement of the relevant transaction. The multiples of tangible book value for the precedent transactions were based on the acquired company's most recently reported tangible book value prior to announcement of the relevant transaction. The multiples for the merger were based on a cash merger consideration of $11.35 per share of Hoenig common stock. Comparative data from this analysis is shown in the following table:

                                 PRECEDENT TRANSACTIONS                  PROPOSED MERGER
                            --------------------------------   ------------------------------------
                                                                               CORE         CORE
                                                                            BROKERAGE     BROKERAGE
                                                                 TOTAL         HIGH          LOW
                               LOW         HIGH      MEDIAN     COMPANY     VALUATION     VALUATION
PRICE AS A MULTIPLE OF:     ---------   ---------   --------   ---------   -----------   ----------
 REVENUES                       1.0x        1.2x       1.1x        1.0x         0.9x         0.8x
 NET INCOME                    16.7x       27.0x      21.9x       22.4x        24.4x        21.6x
 TANGIBLE BOOK VALUE            4.2x        9.1x       6.6x        2.0x         2.5x         3.1x

     Discounted Cash Flow Analyses. Lazard performed a five-year discounted cash flow analysis to determine a range of present values per share of Hoenig common stock assuming Hoenig continued to operate its Core Brokerage business as a stand-alone entity, including independent firm expenses but not including interest and dividend income. The $7.1 million loss and related expenses also were excluded. These ranges were determined by adding the present value of the estimated future dividend stream that Hoenig could generate over the five-year period ending December 31, 2006, and the present value of the "terminal value" of Hoenig common stock at the end of calendar year 2006. To determine a projected dividend stream, Lazard assumed that Hoenig would maintain a level of capital of $25 million to $35 million (based on Hoenig management estimates), growing at the same rate as revenues. The earnings projections which formed the basis for the dividends and the terminal value were based on management's estimates for the years 2002 through 2006. The terminal value for the common stock of Hoenig was determined by applying a range of price-to-earnings multiples of 11x -- 13x to calendar year 2006 projected earnings. The dividend stream and terminal values were discounted to present values using a range of discount rates of 12% to 14%, which Lazard viewed as the appropriate discount rate range for a company with Hoenig's risk characteristics.

     The discounted cash flow analysis was performed under two cases assuming
(1) distribution of $24.0 million or $14.0 million of excess equity capital and
(2) retention of such excess equity capital, with management's estimate of interest to be earned on retained excess capital/liquidity of 2% on a pre-tax basis. For this analysis, Lazard used valuations of excess equity capital/ liquidity based on estimates by Hoenig's management. This analysis resulted in a range of implied per share values for Hoenig common stock as follows:

                                                     PRICE PER
                                                    SHARE RANGE
                                                 -----------------
ASSUMING A DISTRIBUTION OF:
 $24.0 MILLION OF EXCESS EQUITY CAPITAL          $10.94 -- $12.60
 $14.0 MILLION OF EXCESS EQUITY CAPITAL          $ 9.61 -- $11.26
ASSUMING RETENTION OF EXCESS EQUITY CAPITAL      $ 9.63 -- $11.35

     The summaries set forth above do not purport to be complete descriptions of the analyses conducted by Lazard. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Lazard believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the analyses underlying its opinion. In addition, Lazard considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lazard's view of the actual value of Hoenig's common stock.

     In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Hoenig. The analyses performed by Lazard are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by these analyses. Lazard's analyses were prepared solely as a part of its analysis of the fairness, from a financial point of view, of the $11.35 per share cash consideration to be received by the holders of Hoenig common stock (other than holders of dissenting shares) and do not purport to be appraisals or to reflect the prices at which Hoenig might be sold.

     No company or transaction used in any of the analyses is identical to Hoenig or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Hoenig and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     In addition, as described above, Lazard's opinion was one of many factors taken into consideration by Hoenig's Board of Directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Hoenig Board with respect to the value of Hoenig or whether their Board of Directors would be willing to agree to a different consideration. The consideration to be received by the holders of Hoenig common stock (other than holders of dissenting shares) was determined through negotiations between Hoenig and ITG, and was approved by the Hoenig Board of Directors.

     Lazard is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Lazard is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market making and other trading activities, Lazard may, from time to time, have a long or short position in, and may buy and sell, securities of Hoenig, ITG and other institutions.

     Pursuant to a letter agreement, Hoenig has agreed to pay Lazard a transaction fee of approximately $1.9 million. Lazard has billed and received $575,000, and the remainder is contingent upon the closing of the merger and varies with the total consideration received in the merger. In addition, Hoenig has agreed, among other things, to reimburse Lazard for all reasonable out-of-pocket expenses incurred in connection with the services provided by Lazard, and to indemnify and hold harmless Lazard and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of our Board with respect to the merger, stockholders should be aware that certain executive officers and directors have some interests in the merger that may be different from, or in addition to, the interests of stockholders generally. The Board was aware of these interests and considered them, among other matters, in making its recommendation. See "Recommendation of the Board of Directors -- Reasons for the Merger."

SEPARATION AND EMPLOYMENT AGREEMENTS

     As an inducement and a condition to its entering into the merger agreement, ITG required that certain of our executive officers enter into separation and employment agreements which will become effective upon completion of the merger. The following is a summary of such agreements.

     Termination Agreement and Separation and Release Agreement with Fredric Sapirstein. Effective as of the merger, Hoenig's existing employment with Fredric Sapirstein, Hoenig's Chief Executive Officer and Chairman of the Board, will terminate. Hoenig and ITG have entered into a termination agreement with Mr. Sapirstein pursuant to which, upon the completion of the merger, Hoenig and Mr. Sapirstein (or his estate, if applicable) will enter into a separation and release agreement. The separation and release agreement acknowledges Mr. Sapirstein's termination of employment and resignation of all directorships and committee memberships with Hoenig and its subsidiaries and affiliates. Pursuant to the separation and release agreement, Hoenig will pay to Mr. Sapirstein (or his estate, if applicable), in full satisfaction of any obligations to Mr. Sapirstein by Hoenig or any of its subsidiaries and affiliates relating to his employment, including obligations owed under his existing employment agreement, the sum of $2.0 million on January 2, 2003. In addition, Hoenig will provide Mr. Sapirstein with continued health and welfare benefits through December 31, 2002. By signing the agreement, Mr. Sapirstein will release Hoenig and its subsidiaries and affiliates from all claims and obligations and agrees to cooperate with Hoenig in the future with respect to any litigation or similar proceedings with respect to any matters about which he has knowledge. The separation and release agreement subjects Mr. Sapirstein to covenants relating to confidentiality, inventions and non-solicitation. At the time the merger agreement was first executed, Mr. Sapirstein entered into a separate consulting agreement pursuant to which he was to provide consulting services to Hoenig for four months following completion of the merger. The aggregate amount payable pursuant to such agreement was $500,000 for such consulting services. In connection with the negotiation of the amendment to the merger agreement and taking into account the passage of time, ITG and Mr. Sapirstein agreed to terminate the consulting agreement and forego $500,000 in payments thereunder over the four months following consummation of the merger in exchange for a $500,000 increase in the amount payable to him on January 2, 2003 under the separation and release agreement.

     Employment Agreement with Max H. Levine. The existing employment agreement of Max H. Levine, a Director and Executive Vice President of Hoenig, will terminate as of the merger, and Hoenig has entered into a new employment agreement with Mr. Max Levine to be effective as of the merger. Mr. Max Levine will be employed as the President of Hoenig for an employment term ending on December 31, 2004. He will receive an annual salary of $400,000, and the sum of his salary and bonus during each calendar year of the employment term will not be less than $1,540,000. Upon the completion of the merger, Mr. Max Levine will be granted a non-qualified option to purchase 20,000 shares of ITG's common stock, with an exercise price equal to the fair market value of the stock on the date of grant. The option generally will vest in one-third increments on the second, third and the fourth anniversaries of the date of grant, and will vest in its entirety upon the occurrence of a change in control (as defined in the employment agreement). Mr. Max Levine will also be granted stock units with a value equal to 115% of any salary and bonus he defers in accordance with the terms of ITG's 1998 Stock Unit Award Program. If the employment term is terminated by Hoenig without "cause" or by Mr. Max Levine for "good reason" (each as defined in the employment agreement), Mr. Max Levine will receive the pro rata minimum bonus for the year of termination, as well as a payment equal to the greater of (a) $500,000 or (b) $500,000 multiplied by the number of years and any fraction thereof then remaining in the employment term. If the employment term is terminated by reason of Mr. Max Levine's disability, he will receive (a) a payment equal to the product of (i) the sum of his base salary and $150,000 and
(ii) the number of years and any fraction thereof remaining in the employment term and (b) continued health and welfare benefit coverage for the lesser of one year or through the end of the employment term or certain earlier dates. If the employment term is terminated by reason of Mr. Max Levine's death, his estate will receive a pro rata bonus for the year of termination. Under the terms of the employment agreement, Hoenig will reduce Mr. Max Levine's termination payment and any other payment resulting from his termination if the payments constitute an "excess parachute payment" (as such term is defined in Section 280G of the Internal Revenue Code). In order to receive these payments, Mr. Max Levine must release Hoenig and its subsidiaries and affiliates from all claims and obligations, and must comply with covenants relating to trade secrets, return of documents, inventions, non-competition and non-solicitation.

     Employment Agreement with Alan Herzog. ITG and Hoenig have entered into an employment agreement with Alan Herzog, Hoenig's Chief Operating Officer, Chief Financial Officer, Executive Vice President and Treasurer to be effective as of the merger. Mr. Herzog will be employed as Hoenig's Chief Operating Officer and Chief Financial Officer and as Director of Corporate Risk Management of ITG for an employment term ending on December 31, 2003. He will receive an annual salary of $300,000, and the sum of his salary and bonus during each calendar year of the employment term will not be less than $450,000. Upon the completion of the merger, Mr. Herzog will be granted a non-qualified option to purchase 15,000 shares of ITG's common stock, with an exercise price equal to the fair market value of the stock on the date of grant. The option generally will vest in one-third increments on each of the first three anniversaries of the date of grant, and will vest in its entirety upon the occurrence of a change in control (as defined in the employment agreement). Mr. Herzog will also be granted stock units with a value equal to 115% of any salary and bonus he defers in accordance with the terms of ITG's 1998 Stock Unit Award Program. If the employment term is terminated by Hoenig without "cause" or by Mr. Herzog for "good reason" (each as defined in the employment agreement), Mr. Herzog will receive the pro rata minimum bonus for the year of termination, as well as a payment equal to the greater of (a) his guaranteed annual minimum salary and bonus or (b) his guaranteed annual minimum salary and bonus multiplied by the number of years and any fraction thereof then remaining in the employment term. Under the terms of the employment agreement, Hoenig will reduce Mr. Herzog's termination payment and any other payment resulting from his termination of employment if the payments constitute an "excess parachute payment" (as such term is defined in Section 280G of the Internal Revenue Code). In order to receive these payments, Mr. Herzog must release Hoenig and its subsidiaries and affiliates from all claims and obligations, and must comply with covenants relating to trade secrets, return of documents, inventions, non-competition and non-solicitation.

     Employment Agreement with Michael J. Levine. The existing employment agreement of Michael J. Levine, the son of Max H. Levine and Vice President and U.S. Equity Trader of Hoenig, will terminate as of the merger and Hoenig has entered into a new employment agreement with Michael J. Levine to be effective as of the merger. Mr. Michael Levine will be employed as a Vice President and U.S. Equity Trader of Hoenig for an employment term ending on December 31, 2004. He will receive an annual salary of $275,000, and the sum of his salary and bonus during each calendar year of the employment term will not be less than $1,385,000. Upon the completion of the merger, Mr. Michael Levine will be granted a non-qualified option to purchase 20,000 shares of ITG's common stock, with an exercise price equal to the fair market value of the stock on the date of grant. The option generally will vest in one-third increments on the second, third and the fourth anniversaries of the date of grant, and will vest in its entirety upon the occurrence of a change in control (as defined in the employment agreement). Mr. Michael Levine will also be granted stock units with a value equal to 115% of any salary and bonus he defers in accordance with the terms of ITG's 1998 Stock Unit Award Program. If the employment term is terminated by Hoenig without "cause" or by Mr. Michael Levine for "good reason" (each as defined in the employment agreement), Mr. Michael Levine will receive the pro rata minimum bonus for the year of termination, as well as a payment equal to the greater of (a) $275,000 or (b) $275,000 multiplied by the number of years and any fraction thereof then remaining in the employment term. Under the terms of the employment agreement, Hoenig will reduce Mr. Michael Levine's termination payment and any other payments resulting from his termination of employment if the payments constitute an "excess parachute payment" (as such term is defined in Section 280G of the Internal Revenue Code). In order to receive these payments, Mr. Michael Levine must release Hoenig and its subsidiaries and affiliates from all claims and obligations, and must comply with covenants relating to trade secrets, return of documents, inventions, non-competition and non-solicitation.

     Employment Agreement with Kathryn Hoenig. Hoenig has entered into an employment agreement with Kathryn Hoenig, Vice President, General Counsel and Director of Hoenig to be effective as of the merger. Ms. Hoenig will be employed as Executive Vice President--Strategic Matters of Hoenig for an employment term ending on December 31, 2003. She will receive an annual salary of $300,000, and the sum of her salary and bonus during each calendar year of the employment term will not be less than $550,000. Upon the completion of the merger, Ms. Hoenig will be granted a non-qualified option to purchase 10,000 shares of ITG's common stock, with an exercise price equal to the fair market value of the stock on the date of grant. The option will vest in one-third increments on each of the first three anniversaries of the date of grant, and will vest in its entirety upon the occurrence of a change in control (as defined in the employment agreement). Ms. Hoenig also will be granted stock units with a value equal to 115% of any salary and bonus she defers in accordance with the terms of ITG's 1998 Stock Unit Award Program. If the employment term is terminated by Hoenig without "cause" or by Ms. Hoenig for "good reason" (each as defined in the employment agreement), Ms. Hoenig will receive the pro rata minimum bonus for the year of termination, as well as a payment equal to the greater of (a) her guaranteed annual minimum salary and bonus or (b) her guaranteed annual minimum salary and bonus multiplied by the number of years and any fraction thereof then remaining in the employment term. Under the terms of the employment agreement, Hoenig will reduce Ms. Hoenig's termination payment and any other payment resulting from her termination of employment if the payments constitute an "excess parachute payment" (as such term is defined in Section 280G of the Internal Revenue Code). In order to receive these payments, Ms. Hoenig must release Hoenig and its subsidiaries and affiliates from all claims and obligations, and must comply with covenants relating to trade secrets, return of documents, inventions, non-competition and non-solicitation.

EQUITY-BASED AWARDS

     Certain executive officers and the directors of Hoenig hold the following Hoenig stock options:

                                     NUMBER OF OPTIONS
                                  ------------------------
                                                              WEIGHTED AVERAGE
NAME & POSITION                      VESTED      UNVESTED      EXERCISE PRICE
-------------------------------   -----------   ----------   -----------------
   Fredric Sapirstein .........    1,225,000      50,000          $5.31
   Chairman of the Board and
   Chief Executive Officer

   Max H. Levine ..............       50,000           0         $6.375
   Director and Executive
   Vice President

   Kathryn L. Hoenig ..........       82,499      25,001         $8.172
   Director, Vice President,
   General Counsel

                                     NUMBER OF OPTIONS
                                  -----------------------
                                                             WEIGHTED AVERAGE
NAME & POSITION                     VESTED      UNVESTED      EXERCISE PRICE
-------------------------------   ----------   ----------   -----------------
   Martin F.C. Emmett .........     10,000            0           $9.563
   Director

   Robert L. Cooney ...........      7,000        3,000           $10.00
   Director

   Robert Spiegel .............     10,000            0           $9.563
   Director

   Robin A. Green .............     76,668       16,666           $7.562
   Managing Director of Hoenig
   (Far East) Limited

   Michael J. Levine ..........    125,000            0            $6.40
   Vice President and
   U.S. Equity Trader

     In the merger, each Hoenig option (whether vested or unvested) will be converted into (1) an option to purchase ITG common stock having a value (the difference between the market value of the ITG shares underlying the option and the aggregate option exercise price) equal to the Hoenig option "spread" (the difference between the value of the Hoenig shares underlying the options at the per share cash merger consideration and the aggregate option exercise price) and (2) except in the case of certain incentive stock options, a number of Contingent Payment Rights equal to the number of shares subject to Hoenig options held on the closing date. Pursuant to the amended merger agreement, holders of Hoenig "incentive stock options" (as defined in the Internal Revenue Code of 1986, as amended) which are being rolled-over into ITG options must inform Hoenig of their preference to either forego receipt of the Contingent Payment Rights to which they would be entitled with respect to such stock options (in which case such options will continue to be entitled to preferential tax treatment as "incentive stock options") or to accept the Contingent Payment Rights (in which case such options will no longer be eligible for such preferential tax treatment). Of the persons listed in the table set forth below who have elected to roll over Hoenig incentive stock options into ITG options, Fredric Sapirstein and Kathryn Hoenig have informed Hoenig of their preference to forego receipt of 155,000 and 32,500 Contingent Payment Rights, respectively, relating to their Hoenig options. In addition, Ms. Hoenig has informed Hoenig of her preference to receive 25,000 of the Contingent Payment Rights to which she is entitled relating to her Hoenig incentive stock options. Although Hoenig was not required to do so, Hoenig has determined to honor such preferences. In addition, each holder of a Hoenig option had the right, within 14 days after the signing of the amendment to the merger agreement with ITG, to elect to receive (x) cash in the merger equal to the option "spread" plus (y) a number of Contingent Payment Rights equal to the number of Hoenig options held on the closing date. For a discussion on what holders of options will receive in the merger, see "The Merger Agreement -- Stock Options" on page 36.

     Based on elections made, the following executive officers and directors will receive the following in the merger in exchange for their Hoenig options:

                                                           ITG OPTIONS(1)
                                                  ---------------------------------
                                                    NUMBER OF      WEIGHTED AVERAGE
NAME                                   CASH        ITG OPTIONS      EXERCISE PRICE
-------------------------------   -------------   -------------   -----------------
   Fredric Sapirstein .........    $6,631,360         59,413           $ 11.64
   Max H. Levine ..............    $  248,750              0                --
   Kathryn L. Hoenig ..........    $  169,075         22,038           $ 21.78
   Martin F.C. Emmett .........    $   17,870              0                --
   Robert L. Cooney ...........    $        0          3,833           $ 26.09
   Robert Spiegel .............    $   17,870              0                --
   Robin A. Green .............    $  353,515              0                --
   Michael J. Levine ..........    $  618,750              0                --

--------------
(1) Assumes merger consideration of $11.35 per Hoenig share is paid in the merger and an average closing trading price of ITG's common stock on the New York Stock Exchange for the twenty full trading days ending on the fifth business day immediately preceding the closing date under the merger agreement of $29.61 ($29.61 was the closing trading price of ITG's common stock on July 18, 2002). See "The Merger Agreement -- The Merger -- Stock Options" on page 36.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     From and after the effective time of the merger, ITG and Hoenig, as the surviving corporation of the merger, jointly and severally, will indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time of the merger, an officer, director or employee of Hoenig or any of our past or present subsidiaries, against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Hoenig or any of its subsidiaries.

     For a period of six years after the effective time of the merger, Hoenig, as the surviving corporation of the merger, will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Hoenig (provided that the surviving corporation of the merger may substitute policies of at least the same coverage and amounts containing terms and conditions which are in the aggregate not materially less advantageous to the insured) with respect to claims arising from facts or events which occurred before the effective time of the merger; provided, however, that the surviving corporation of the merger will not be obligated to make annual premium payments for such insurance in excess of 300% of the premiums paid by Hoenig as of the date of the merger agreement for such insurance, and if the premiums for such insurance would at any time exceed 300% of Hoenig's current premium, then the surviving corporation will maintain insurance policies which, in the surviving corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 300% of Hoenig's current premium.

MERGER FINANCING; SOURCE OF FUNDS

     ITG has informed us that the merger consideration to be paid to our stockholders and option holders plus expenses will be financed through cash and cash equivalents on hand of ITG.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain U.S. federal income tax consequences of the merger to holders of shares of Hoenig common stock whose shares are converted into the right to receive cash and Contingent Payment Rights in the merger. This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Hoenig common stock and Contingent Payment Rights in light of their specific investment or tax circumstances. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion applies only to holders who hold shares of Hoenig common stock and will hold their Contingent Payment Rights as "capital assets" within the meaning of Section 1221 of the Code and may not apply to holders who acquired their shares of Hoenig common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not apply to certain types of holders subject to special tax rules including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker dealers, or persons who hold their shares of Hoenig common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment. The tax consequences of the merger to holders who hold their shares of Hoenig common stock through a partnership or other pass-through entity generally will depend upon the status of the partner and the activities of the partnership. This discussion does not address the U.S. federal income tax consequences to a holder that, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign income tax or other tax laws. EACH HOLDER IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER UNDER U.S. FEDERAL, STATE, LOCAL AND FOREIGN LAW.

TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of Hoenig common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under state, local, or foreign tax laws. Subject to the discussion below relating to Contingent Payment Rights, in general, a holder who receives cash in exchange for shares of Hoenig common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder's tax basis in the shares of Hoenig common stock exchanged. Gain or loss will be determined separately for each block of shares of Hoenig common stock (i.e., shares of Hoenig common stock acquired at the same time and price) exchanged pursuant to the merger. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if such shares of Hoenig common stock have been held for more than one year at the time of the merger.

     There are no published legal authorities addressing the tax treatment of a contingent payment right that is substantially similar to the Contingent Payment Rights. Because the Contingent Payment Rights are wholly contingent and are not transferable, certificated or secured by any asset of ITG, Hoenig intends to take the position that Contingent Payment Rights are not "property" or "debt instruments" under the Code and therefore that the allocation of Contingent Payment Rights should not be taxable to the holder. However, no assurance can be given that this position will be respected by the IRS or the courts. The IRS could assert and a court could ultimately hold that the Contingent Payment Rights constitute "property" under the Code with the result that, if the Contingent Payment Rights were considered to have a reasonably ascertainable fair market value, a holder would be required to recognize gain or loss upon the merger for U.S. federal income tax purposes equal to the difference, if any, between (i) the sum of the amount of cash received in exchange for shares of Hoenig common stock pursuant to the merger and the fair market value of the Contingent Payment Rights at the time of the merger and
(ii) the holder's tax basis in the shares of Hoenig common stock exchanged. Such gain or loss generally would be capital gain or loss and generally would be long-term capital gain or loss if the shares of Hoenig common stock exchanged by the holder were held for more than one year at the time of the merger.

     If the Contingent Payment Rights are not "property" or "debt instruments" under the Code, a holder will have no basis in the Contingent Payment Rights. If the Contingent Payment Rights are "property" or "debt instruments" having a reasonably ascertainable fair market value, a holder's adjusted tax basis in the Contingent Payment Rights will equal the fair market value of the Contingent Payment Rights at the time of the merger, if any, and the holding period of the Contingent Payment Rights will begin on the date of the merger (and will not include the holding period of the holder's Hoenig common stock).

TAX CONSEQUENCES OF RECEIVING PAYMENTS WITH RESPECT TO THE CONTINGENT PAYMENT RIGHTS

     Because the payment of cash with respect to Contingent Payment Rights is wholly contingent, it is not anticipated that the Contingent Payment Rights will be treated as "debt instruments" for U.S. federal income tax purposes. Accordingly, Hoenig believes that the contingent payment debt obligation rules do not apply to the Contingent Payment Rights and therefore that the payment of cash, if any, made with respect to Contingent Payment Rights should be treated as the payment of additional cash proceeds pursuant to a contract right and subject to the application of section 483 of the Code.

     For U.S. federal income tax purposes, a holder of Contingent Payment Rights will not recognize any income with respect to any cash payment made with respect to the Contingent Payment Rights until a taxable year during which the amount of such payment, if any, becomes fixed or is paid in accordance with the holder's regular method of tax accounting. If a cash payment is made with respect to the Contingent Payment Rights, a portion of the payment will, under section 483 of the Code, be treated as interest income, subject to tax as ordinary income, in an amount equal to the excess of (i) the amount of the payment over (ii) the present value of such payment determined by discounting the amount of the payment from the payment date to the date of the merger, assuming annual compounding, by the applicable federal rate prevailing for the month which includes the date of the merger. The amount of the cash payment in excess of the interest component should first be treated as a tax-free return of a holder's tax basis in the Contingent Payment Rights, if any, and thereafter as capital gain (although it is possible that the IRS may require the holder of Contingent Payment Rights to allocate the tax basis of the Contingent Payment Rights to the current and aggregate potential payments due pursuant to the terms of the Contingent Payment Rights, other than to amounts that would be attributable to an interest component under section 483 of the
Code). Upon termination of the escrow under the escrow agreement without any additional payment, a holder of Contingent Payment Rights will recognize capital loss, if any, in an amount equal to such holder's remaining adjusted tax basis in the Contingent Payment Rights, if any (see the above discussion regarding a holder's basis in the Contingent Payment Rights).

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent appointed by ITG to exchange shares of Hoenig common stock for the merger consideration will be required to withhold tax on any payment to a holder unless such holder, or other payee, provides a correct tax identification number and certifies that such holder is a U.S. person and is not subject to back-up withholding, or otherwise establishes an exemption. The backup withholding tax is not an additional tax and may be credited against a holder's U.S. federal income tax liability or refunded to the extent excess amounts are withheld, provided that the required information is furnished to the IRS.

ACCOUNTING TREATMENT

     The merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

APPRAISAL RIGHTS OF STOCKHOLDERS

     You have the right to dissent from the merger and to demand and obtain cash payment of the judicially appraised value of your shares of our common stock under the circumstances described below. The judicially appraised value that you obtain for your shares by dissenting may be less than, equal to or greater than the per share cash merger consideration to be paid in the merger for each share of Hoenig common stock you own. If you fail to comply with the procedural requirements of Section 262 of the Delaware General Corporation Law, you will lose your right to dissent and seek payment of the appraised value of your shares. In accordance with Section 262, Hoenig is obligated to mail to each holder of shares as of the record date notice that such stockholder is entitled to appraisal rights for their shares. THIS PROXY STATEMENT, AND THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS THAT ACCOMPANIES THIS PROXY STATEMENT, CONSTITUTE SUCH NOTICE.

     The following is a summary of Section 262, which specifies the procedures applicable to dissenting stockholders. This summary is not a complete statement of the law regarding your right to dissent under Delaware law, and if you are considering dissenting, we urge you to review the provisions of Section 262 carefully. The text of Section 262 is attached to this proxy statement as Appendix E, and we incorporate that text into this proxy statement by reference. Among other matters, you should be aware of the following:

     o to be entitled to dissent and seek a judicial appraisal, you must hold shares of our common stock on the date you make the demand required under Delaware law, you must continuously hold those shares until the merger has been completed, you must not vote in favor of the merger and you must otherwise comply with the requirements of Section 262. Neither a failure to vote on the merger agreement, nor an abstention from voting on the merger agreement, will be construed as a vote in favor of the merger agreement. However, if you return your signed proxy having voted FOR adoption of the merger agreement or your proxy card is left blank, your vote will be counted in favor of the merger agreement, and you will waive your appraisal rights;

     o before the special meeting, you must deliver a written notice that states your identity and your intent to demand appraisal to Hoenig Group Inc., 4 International Drive, Rye Brook, New York, 10573,
          Attention: General Counsel (you should be aware that simply voting against the merger is not a demand for appraisal rights);

     o within ten days after the effective time of the merger, the surviving corporation will notify all of the dissenting stockholders who have complied with Section 262 and who have not voted in favor of the merger;

     o within 120 days after the effective time of the merger, the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of the dissenting stockholders;

     o the Delaware Court of Chancery will determine which dissenting stockholders complied with the requirements of Section 262 and are entitled to appraisal rights;

     o the Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation; and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction;

     o the Delaware Court of Chancery will then appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the appraised fair value; the Delaware Court of Chancery will consider all relevant factors in determining the fair value and the fair interest rate (if any);

     o the Delaware Court of Chancery will then direct the surviving corporation to pay the fair value of the dissenting shares, together with any interest, to the stockholders entitled to payment; payment will be made when the stockholder surrenders the certificates to the surviving corporation;

     o the costs of the proceeding for appraising the fair value may be determined by the court and the court may require the parties to bear the costs in any manner that the court believes to be equitable;

     o if you dissent from the merger, you will not be entitled to vote your shares of common stock for any purpose or to receive dividends or other distributions (other than dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger) following the merger; and

     o you may withdraw your demand for appraisal and accept the per share cash merger consideration paid in the merger at any time within 60 days after the effective date of the merger.

     The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "Special Factors -- Certain United States Federal Income Tax Consequences."

SALE OF AXE-HOUGHTON ASSOCIATES, INC.

     On February 11, 2002, Hoenig entered into a stock purchase agreement with Axe Holding Corp. ("Axe Holding"), a Delaware corporation and an affiliate of certain principals of Palisade Capital Management, LLC, a privately owned, registered investment adviser, pursuant to which Axe Holding agreed to purchase all the stock of Axe-Houghton for $2.25 million in cash, subject to adjustments based upon the accounts receivable of Axe-Houghton and the number of clients that have consented to the continued management by Axe-Houghton of their investment assets at the time of the closing of that transaction. The Axe-Houghton Transaction was completed on April 26, 2002. Hoenig received $3.15 million in cash in the Axe-Houghton Transaction, the net after-tax proceeds of which was $2.36 million after expenses.

     Two executives of Axe-Houghton received equity participation in the continuing business of Axe-Houghton after the closing of the Axe-Houghton Transaction. These executives entered into new employment agreements with Axe-Houghton and shareholder agreements with shareholders of Axe Holding. These executives also executed notices of resignation and release, pursuant to which, among other things, the executives released Axe-Houghton and Hoenig and its affiliated persons from all claims and agreed to terminate their existing employment agreements with Axe-Houghton effective upon the consummation of the Axe-Houghton Transaction.

VOTING AGREEMENT

     As an inducement and a condition to its entering into the merger agreement, ITG has required that ITG, Hoenig and four of Hoenig's stockholders enter into a voting agreement: Alan B. Herzog, a director and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Hoenig; Max H. Levine, a director and Executive Vice President of Hoenig; and the Laura H. Hoenig Family Trust and the Laura H. Hoenig Grantor Retained Annuity Trust. The trustees of these two trusts include Ms. Kathryn Hoenig, a director and Vice President, General Counsel and Secretary of Hoenig, and Mr. Robert Spiegel, a director of Hoenig; Kathryn Hoenig is also a beneficiary of the trusts.

     The voting agreement will remain in effect until completion of the merger or termination of the merger agreement, whichever occurs first. Under the voting agreement, the four stockholders, who together beneficially own 3,069,970 shares of Hoenig common stock, constituting approximately 38.2% of the voting power of Hoenig, have agreed that, as long as the merger agreement is in effect, they will vote their shares in favor of adoption and approval of the merger agreement, the merger and each of the actions contemplated by the merger agreement; against any action or agreement that would result in a breach of any covenant, representation or warranty of Hoenig in the merger agreement or of any stockholder in the voting agreement; against any third party Acquisition Proposal (as defined in the merger agreement; see "The Merger Agreement -- No Solicitation of Transactions" on page 41); and against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, discourage or materially adversely affect the merger or the performance by each of the stockholders of its obligations under the voting agreement. In furtherance of the foregoing, as long as the merger agreement is in effect, each of these stockholders has granted an irrevocable proxy to vote their shares in accordance with the voting agreement.

     Each stockholder party to the voting agreement also agreed, as long as the merger agreement is in effect:

     o not to enter into any voting agreement or grant a proxy or power of attorney with respect to the Hoenig shares held by such stockholder (other than the proxy granted to ITG under the voting agreement) or vote or give instructions to vote in any manner inconsistent with the voting agreement;

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

     o not to sell, transfer, pledge, encumber or otherwise dispose of, enforce any redemption agreement with Hoenig or enter into any contract, option or other arrangement to offer, sell, transfer, pledge, encumber or dispose of any Hoenig shares held by such stockholder, except to or with ITG;

     o in connection with any Acquisition Proposal, not to vote, agree to vote, grant any proxy to vote, or enter into a voting agreement or trust with respect to any Hoenig shares held by such stockholder, except with ITG; and

     o not to take any action that would make any representation or warranty of the stockholder contained in the voting agreement untrue or have the effect of preventing such stockholder from performing its obligations under the voting agreement, or that would otherwise materially hinder or delay ITG from consummating the merger.

     Each stockholder party to the voting agreement further agreed to comply with the provisions of the merger agreement applicable to Hoenig's representatives thereunder, and to comply and cause such stockholder's representatives to comply with the provisions of the merger agreement regarding Acquisition Proposals (including any sale, transfer or voting of such stockholder's Hoenig shares), and to notify ITG of any inquiry or proposal, or request of information, from any person with respect to any Acquisition Proposal or any sale, transfer or voting of such stockholder's Hoenig shares. Each stockholder party to the voting agreement also waived its appraisal rights.

     With respect to any stockholder that is party to the voting agreement who is a director or officer of Hoenig, nothing in the voting agreement will require such stockholder, in his or her capacity as a director or officer of Hoenig, to act or fail to act in accordance with his or her fiduciary duties in such capacity. Furthermore, no stockholder that is party to the voting agreement who is or becomes a director or officer of Hoenig while the voting agreement is in effect makes any agreement or understanding under the voting agreement in his or her capacity as a director or officer, and nothing therein will limit or affect, or give rise to any liability to any such stockholder in such stockholder's capacity as a director or officer of Hoenig.

HOENIG RIGHTS AGREEMENT

     On January 14, 1997, Hoenig entered into a rights agreement with Continental Stock Transfer Trust Company, as rights agent, which provided for a dividend of one preferred stock purchase right for each outstanding share of Hoenig common stock. The rights trade automatically with the shares of common stock and become exercisable only under the circumstances described below. The rights are designed to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of Hoenig without paying all stockholders a control premium.

     Until a right is exercised, the right does not entitle the holder to additional rights as a Hoenig stockholder. Except as set forth below, each right, when exercisable, entitles the holder of the right to purchase from Hoenig one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $18.00, subject to adjustment.

     In general, the rights will not be exercisable until the distribution date, which is the earlier of:

     o a public announcement that a person or group of affiliated or associated persons has acquired, or gained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Hoenig common stock (such person or group of persons are referred to below as an "acquiring person"); or

     o 10 business days (or a later date determined by our Board) following the announcement of a tender offer or exchange offer which would result in any person or group of related persons becoming an acquiring person.

     In general, in the event that a person becomes an acquiring person (except pursuant to an offer for all outstanding shares of Hoenig common stock that the directors determine to be fair and adequate to and otherwise in the best interests of Hoenig and its stockholders), each holder of a right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or

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

other securities of Hoenig) having a value equal to two times the exercise price of the right. However, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void.

     If any person becomes an acquiring person and either:

     o Hoenig is acquired in a merger or other business combination transaction; or

     o 50% or more of the assets or earning power of Hoenig is sold in a single transaction or a series of transactions each right becomes exercisable for that number of shares of common stock of the acquiring person which, at the time of the transaction, would have the market value of two times the exercise price of the right.

     The rights will expire on January 14, 2007, unless redeemed before that time. At any time until ten days following the time a person becomes an acquiring person, Hoenig may redeem the rights in whole, but not in part, at a price of $0.01 per right.

     On February 28, 2002, prior to the execution of the merger agreement and the voting agreement, Hoenig amended the rights agreement to provide that ITG is not an acquiring person by virtue of the merger agreement or the voting agreement. Accordingly, the rights have not become exercisable and, upon completion of the merger, the rights will be converted along with the Hoenig common stock into the cash merger consideration and the rights will expire.

ESCROW AGREEMENT

     In order to pursue the Claims, a committee ("Committee") was established under an escrow agreement among the Committee members, ITG, Hoenig and Hoenig U.K. The members of the Committee are Alan B. Herzog and Fredric P. Sapirstein.

     The pursuit of the Claims has been initially funded by Hoenig U.K. with $2.365 million (or $0.23 per Hoenig share (including shares subject to stock options)) deposited into an escrow account. An amount equal to any recoveries on the Claims will be deposited into the escrow account and any expenses of litigation or otherwise related to the pursuit of the Claims or operation of the escrow will be paid from the escrow account. An amount equal to the amount remaining in the escrow, including any recoveries and any remaining portion of the initial funding thereof, after payment of expenses and applicable taxes, will be paid pro rata to holders of Contingent Payment Rights upon the first to occur of (i) the final settlement or resolution of all Claims, (ii) the determination of the Committee to cease pursuit of all Claims, and (iii) the fourth anniversary of the completion of the merger, subject to extension if there are any pending claims for indemnification or reimbursement under the escrow agreement. However, in the event of a recovery with respect to the Claims prior to the completion of the merger, the amount of such recovery (less expenses and applicable taxes), as well as such portion of the initial funding of the escrow (but in no event more than such amount as would reduce the initial funding of the escrow to less than $500,000) as is determined by the Committee, will be added to the cash merger consideration paid by ITG to holders of Hoenig shares and options upon completion of the merger.

     Under the escrow agreement the Committee has the power to:

     o    litigate, settle and otherwise pursue Claims,

     o    withdraw or terminate Claims,

     o    retain counsel and other advisors,

     o    pay related fees and expenses and any taxes related to the escrow,

     o    invest the assets in the escrow account, and

     o    enforce the obligations of ITG under the escrow agreement.

     The Committee will be fully indemnified for its actions under the escrow agreement, with certain limited exceptions. Any indemnified amounts will be paid out of the escrow until the assets of the escrow

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

are exhausted or the time of termination of the escrow (which may not occur if there are any then pending claims for indemnification or reimbursement), and thereafter will be paid by Hoenig (before the merger) or ITG (after the merger). Upon request Hoenig or ITG must also advance payments in connection with such indemnification; provided that the indemnified party must repay any amounts so advanced in the event it is subsequently determined in a final non-appealable decision rendered by a court of competent jurisdiction that the indemnified party is not entitled to such indemnification. The members of the Committee will receive no compensation for serving as members of the Committee. A copy of the escrow agreement is attached hereto as Appendix D.

     Holders of Contingent Payment Rights will have no rights to or in the escrow or the Claims or against ITG, Hoenig, their respective affiliates or the members of the Committee. In addition, certain Hoenig stockholders, primarily executive officers and directors and significant stockholders of Hoenig, have waived any claims or rights (other than the right to receive payments made, if any, with respect to the Contingent Payment Rights) they may have relating to the escrow agreement.

CUSTODIAN AND PAYING AGENT AGREEMENT

     The escrow established under the escrow agreement will be maintained by The Bank of New York, as custodian and paying agent (the "Paying Agent"), in an escrow account held by the Paying Agent pursuant to the custodian and paying agent agreement among the Paying Agent, the Committee, ITG, Hoenig and Hoenig U.K.

     The custodian and paying agent agreement limits the duties of the Paying Agent primarily to:

     o    holding the escrow funds,

     o    receiving recoveries from Claims,

     o    keeping the register of holders of Contingent Payment Rights,

     o    paying expenses as directed by the Committee,

     o    investing the escrow funds as directed by the Committee,

     o distributing the balance of the escrow funds to Hoenig U.K. upon termination of the escrow, and

     o distributing the amount paid by ITG to holders of Contingent Payment Rights upon termination of the escrow.

     The mechanism by which payment will be made to holders of Contingent Payment Rights under the paying agent agreement will be:

     o any amounts remaining in the escrow account after payment of expenses and taxes at the time of termination of the escrow will be paid by the Paying Agent to Hoenig U.K.,

     o ITG will pay to the Paying Agent an equivalent amount to such payment, and

     o the Paying Agent will pay such amount to the respective holders of Contingent Payment Rights.

     The Paying Agent will be fully indemnified for its actions under the escrow agreement, with certain limited exceptions. Any indemnified amounts will be paid out of the escrow until the assets of the escrow are exhausted or the time of termination of the escrow (which may not occur if there are any then pending claims for indemnification or reimbursement), and thereafter will be paid by Hoenig (before the merger) or ITG (after the merger).

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

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement, as amended. The following summary is qualified in its entirety by reference to the merger agreement and the amendment thereto, which we have attached as Appendix B and Appendix C to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement and the amendment in their entirety.

THE MERGER

     The merger agreement provides that, following the adoption of the merger agreement by our stockholders and the satisfaction or waiver of the other conditions to the merger, including obtaining all required regulatory approvals, Merger Subsidiary will be merged with and into us, and we will be the surviving corporation. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time agreed to by the parties and specified in the certificate of merger.

     When the merger becomes effective, our certificate of incorporation will be amended and restated in its entirety and will be the certificate of incorporation of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law. The by-laws of Merger Subsidiary in effect immediately prior to the effective time of the merger will be the by-laws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

     Conversion of Capital Stock. At the effective time of the merger:

     o each share of Hoenig common stock outstanding, including (i) all vested and unvested restricted shares, and (ii) any shares held by participants in Hoenig's 1996 Employee Stock Purchase Plan and 1997 Foreign Employee Stock Purchase Plan which were issued prior to the date of the merger agreement, but excluding (i) shares held by persons exercising appraisal rights under Delaware law, (ii) shares held by us as treasury stock and (iii) shares held by ITG or Merger Subsidiary, will be converted into the right to receive $11.35 in cash, without interest, plus one Contingent Payment Right and all such converted shares of Hoenig common stock will no longer be deemed to be outstanding, and each certificate previously representing any such shares will represent only the right to receive the merger consideration upon the surrender of the certificate formerly representing such shares;

     o all shares of Hoenig common stock that are owned by us as treasury stock or that are owned by ITG or Merger Subsidiary will be canceled and retired and no cash or other consideration will be delivered in exchange for such shares; and

     o each share of common stock of Merger Subsidiary outstanding will be converted into one share of common stock of the surviving corporation in the merger, and ITG will hold all of the shares of Hoenig as the surviving corporation after the merger.

Notwithstanding the foregoing, in the event that there is any recovery in respect of the Claims prior to the completion of the merger, such recovered amounts, less expenses and applicable taxes, and any related reduction in the amount of the initial funding of the escrow as determined by the Committee in its sole discretion (subject to the limitations in the escrow agreement), will be added to the cash merger consideration and will be paid by ITG to holders of Hoenig shares and options (other than certain options rolled over into ITG options) upon completion of the merger.

     As of February 27, 2002, the current offering periods under each of the 1996 Employee Stock Purchase Plan and 1997 Foreign Employee Stock Purchase Plan of Hoenig were terminated and no shares of Hoenig common stock were issued under these plans after the date of the merger agreement; these plans will be terminated as of the effective time of the merger.

     The Contingent Payment Rights. A contingent payment right is a non-assignable, non-transferable (except by operation of law (including the laws of descent and distribution) or by intestacy) right to receive a cash payment equal to:

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

     o (a) the amounts recovered, if any, by Hoenig and its affiliates in connection with the pursuit of the Claims (net of expenses and applicable taxes), plus

          (b) any unexpended portion of the initial funding of the escrow established to pay expenses incurred in pursuing the Claims, divided by

     o the number of shares of Hoenig common stock plus the number of shares of Hoenig common stock issuable upon the exercise of stock options on the date of completion of the merger (excluding shares subject to certain incentive stock options) (the "Contingent Payment Rights").

There can be no assurance that any amounts will be recovered on the Claims or paid with respect to the Contingent Payment Rights, and in no event will more than $1.20 be paid per Contingent Payment Right. There will be no certificates issued for the Contingent Payment Rights, and no interest, distributions or dividends will be paid thereon. The Contingent Payment Rights do not represent any ownership or equity interest in ITG, Hoenig, the surviving corporation of the merger, Hoenig U.K. or their respective affiliates, and have no voting rights.

     A Committee comprised of Fredric P. Sapirstein and Alan B. Herzog, the Chairman and Chief Executive Officer and the Chief Operating Officer and Chief Financial Officer of Hoenig, respectively, each of whom are also significant stockholders and option holders of Hoenig, has been established to pursue the Claims on behalf of Hoenig and all holders of Contingent Payment Rights. The Committee has the power to:

     o    litigate, settle and otherwise pursue Claims,

     o    withdraw or terminate Claims,

     o    retain counsel and other advisors,

     o    pay fees, expenses and any taxes related to the escrow,

     o    invest the assets in the escrow account, and

     o    enforce the obligations of ITG under the escrow agreement.

     An escrow account has been established to pay the expenses incurred in pursuing the Claims, including expenses of legal counsel, accountants and other advisors. The escrow account, established under the escrow agreement among the members of the Committee, ITG, Hoenig and Hoenig U.K., was funded by Hoenig U.K. with $2.365 million on July 5, 2002. The escrow account will be maintained by The Bank of New York, as Paying Agent, pursuant to the terms of a separate custodian and paying agent agreement among the members of the Committee, ITG, Hoenig, Hoenig U.K. and the Paying Agent.

     Any amounts recovered as a result of the pursuit of the Claims will be deposited (net of expenses and applicable taxes) in the escrow account. Upon termination of the escrow, the amount in the escrow account, including any recoveries and any remaining portion of the initial funding thereof, net of expenses and applicable taxes, will be paid by the Paying Agent, at the direction of the Committee, to Hoenig U.K. Upon such payment to Hoenig U.K., ITG will pay to the Paying Agent an equivalent amount to such payment, and the Paying Agent will pay such amount to the respective holders of Contingent Payment Rights.

     The escrow account will be terminated and the net amount of the escrow, if any, will be paid to Hoenig U.K., and payment, if any, will be made pro rata to holders of Contingent Payment Rights upon the earlier to occur of the fourth anniversary of the completion of the merger (subject to extension if there are any outstanding claims for indemnity or reimbursement under the escrow agreement), such time as all Claims are settled or otherwise resolved, or such time as the Committee determines to cease the pursuit of all Claims. However, in the event that there is any recovery in respect of the Claims prior to the completion of the merger, such recovered amounts, less expenses and applicable taxes, plus such portion of the initial funding of the escrow as determined by the Committee (subject to certain limits), will be added to the cash merger consideration and will be paid by ITG to holders of Hoenig shares and options (other than certain options rolled over into ITG options) upon completion of the merger.

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

     Holders of Contingent Payment Rights will have no rights to or in the escrow or the Claims or against ITG, Hoenig, their respective affiliates or the members of the Committee. In addition, certain Hoenig stockholders, primarily executive officers and directors and significant stockholders of Hoenig, have waived any claims or rights (other than the right to receive payments made, if any, with respect to the Contingent Payment Rights) they may have relating to the escrow agreement.

     Exchange of Common Stock. At the effective time of the merger, each certificate representing shares of our common stock outstanding, other than shares owned by us, ITG, Merger Subsidiary or held by a dissenting stockholder exercising appraisal rights, will represent only the right to receive the merger consideration of $11.35 plus one Contingent Payment Right per share into which such shares are converted in the merger. At the effective time, all such shares will be canceled and cease to exist, and each holder of a certificate representing any such shares will cease to have any voting or other rights with respect to those shares, except the right to receive the merger consideration, without interest.

     ITG will designate a bank or trust company reasonably acceptable to us to act as exchange agent and, as soon as possible after the effective time of the merger, such exchange agent will mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your Hoenig common stock in exchange for the cash merger consideration. You should not send in your Hoenig stock certificates until you receive a letter of transmittal. You should send them only pursuant to instructions set forth in the letter of transmittal. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in the merger agreement and the letter of transmittal.

     We strongly recommend that certificates for common stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Holders of common stock whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by us, to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us with respect to such certificate.

     Any cash merger consideration payable for our common stock (other than with respect to the Contingent Payment Rights) that has not been paid prior to two years after the merger (or immediately prior to such earlier date on which any cash merger consideration would otherwise become the property of any governmental entity) will, to the extent permitted by applicable law, become the property of Hoenig as the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto. In addition, the surviving corporation will not be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Stock Options. At the effective time of the merger, each option to purchase shares of Hoenig common stock granted to employees, consultants, independent contractors and directors of Hoenig:

     o who have elected to have such option cashed out in the merger (a "Cash-out Option") will be canceled and holders of Cash-out Options with an exercise price below the $11.35 per share cash merger consideration will receive (subject to any applicable withholding taxes), with respect to each such option, one Contingent Payment Right and an amount in cash equal to the product of:

          -- the excess of the $11.35 cash merger consideration received per share of common stock in the merger over the exercise price per share of such option, and

          -- the number of shares of Hoenig common stock subject to such Cash-out Option,

          which will be due and paid at (or as soon as practicable following) the effective time of the merger; and

     o who have not elected to have such option cashed out in the merger will be converted into and become (x) except for options listed on the schedule delivered by Hoenig to ITG within 14 days after the date of the amendment to the merger agreement, the number of Contingent Payment Rights as is equal to the number of shares of Hoenig common stock that may be purchased

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

          pursuant to such option and (y) an option to purchase shares of ITG common stock on terms substantially identical to those in effect immediately prior to the effective time of the merger under the terms of the stock option plan or other agreement or award under which such Hoenig option was granted, and

          -- the number of shares of ITG common stock purchasable upon exercise of each such option will be equal to the number of shares of Hoenig common stock that were purchasable under such option immediately prior to the effective time of the merger multiplied by:

               -- the $11.35 per share cash merger consideration received per share of Hoenig common stock in the merger, divided by

               -- the average (rounded to the nearest thousandth) of the closing trading prices of ITG's common stock on the New York Stock Exchange for the twenty full trading days ending on the fifth business day immediately preceding the closing date under the merger agreement (this ratio is sometimes referred to as the "Exchange Ratio"), and rounded down to the nearest whole share; and

          -- the per share exercise price under each such option will be adjusted by dividing the per share exercise price of such Hoenig option immediately prior to the effective time of the merger by the Exchange Ratio, and rounded up to the nearest whole cent.

     The amended merger agreement provides that all Hoenig options will be converted into ITG options except those options specified as Cash-Out Options on a schedule delivered by Hoenig to ITG within 14 days from the date of the amendment to the merger agreement. Pursuant to the amendment to the merger agreement, holders of Hoenig "incentive stock options" (as defined in the Internal Revenue Code of 1986, as amended) which are being rolled-over into ITG options must inform Hoenig of their preference to either forego receipt of the Contingent Payment Rights to which they would be entitled with respect to such stock options (in which case such options will continue to be entitled to preferential tax treatment as "incentive stock options") or to accept the Contingent Payment Rights (in which case such options will no longer be eligible for such preferential tax treatment). Although Hoenig was not required to do so, Hoenig has determined to honor such preferences. In addition, Hoenig generally gave each option holder the right to have his options treated as Cash-Out Options.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties with respect to us and our subsidiaries relating to, among other things:

     o organization, qualification, capitalization and similar corporate matters;

     o    our direct and indirect investments;

     o authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and related matters;

     o the absence of violation of organizational documents, laws or contracts as a result of entering into the merger agreement;

     o the accuracy of the information contained in the reports and financial statements that we and our subsidiaries file with the Securities and Exchange Commission ("SEC") and other governmental authorities;

     o our subsidiaries' registration and filing requirements with the New York Stock Exchange, the National Association of Securities Dealers, Inc. and other foreign or domestic self-regulatory organizations and securities exchanges;

     o    the absence of material adverse changes;

     o    the absence of material legal proceedings;

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

     o our contracts and the absence of any material default in those contracts;

     o    the sale of Axe-Houghton;

     o    compliance with applicable laws, permits and agreements;

     o    good and marketable title to our property and assets;

     o certain environmental, labor and employment, intellectual property, insurance, employee welfare and benefit plan and tax matters;

     o    maintenance of internal accounting controls;

     o the Board's approval of the merger for purposes of Section 203 of the Delaware General Corporation Law;

     o    the votes that are required to adopt the merger agreement;

     o    the absence of undisclosed broker's fees; and

     o    the receipt by us of a fairness opinion from Lazard Freres.

     The merger agreement contains representations and warranties by ITG and Merger Subsidiary relating to, among other things:

     o    their organization and similar corporate matters;

     o the absence of violation of organizational documents, laws or contracts as a result of entering into the merger agreement;

     o their authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and related matters;

     o the creation of Merger Subsidiary solely for the purpose of engaging in the transactions contemplated by the merger agreement;

     o    the absence of undisclosed broker's fees;

     o    the sufficiency of capital resources to pay the merger consideration;
          and

     o the approval of the merger by the respective boards of directors of ITG and Merger Subsidiary.

     The representations and warranties of each of the parties are subject, in some cases, to specified exceptions and qualifications. These representations and warranties will expire upon completion of the merger.

CERTAIN COVENANTS

     Under the merger agreement, we have agreed that from the date of the merger agreement until the effective time of the merger, except to the extent that ITG consents, we and our subsidiaries will carry on our respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted in past practice, and we will preserve our present business organizations and maintain their assets and properties in good working order and preserve their relationships with customers and suppliers; provided that the pursuit of the Claims shall not be deemed to violate covenants relating to the conduct of our business. We also will not, and will not permit our subsidiaries to:

     o    enter into any new material line of business;

     o change our or our subsidiaries' investment, risk and asset-liability management and other operating policies;

     o incur or commit to any capital expenditures or any obligations or liabilities, other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice which will not exceed $100,000 in the aggregate, or amend, waive, cancel or terminate any contract or enter into any contract, commitment or understanding,

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

          other than such incurrences, commitments, contracts or understandings with clients or third parties providing products or services to our clients in connection with our soft-dollar, commission recapture or directed brokerage business in the ordinary course of business;

     o propose to declare or pay any dividends on or make other distributions in respect of any of our capital stock, except dividends by one of our wholly-owned subsidiaries to us or another of our wholly-owned subsidiaries;

     o split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of our capital stock;

     o repurchase, redeem or otherwise acquire any shares of our or any of our subsidiaries' capital stock or any securities convertible into or exercisable for any shares of our or our subsidiaries' capital stock;

     o issue, deliver, sell or otherwise encumber any shares of our or our subsidiaries capital stock or any other equity or voting interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or voting interests other than the issuance of shares upon the exercise of stock options outstanding on the date of the merger agreement and issuances by our wholly-owned subsidiaries of their capital stock to us;

     o amend or propose to amend our certificate of incorporation or by-laws or enter into a plan of consolidation, merger or reorganization with any person;

     o acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or any material assets of, or by any other manner, any other person or otherwise acquire or agree to acquire any material assets;

     o make any investment, either by purchase of stock or securities, contribution to capital, property transfer or otherwise, other than investments consisting of debt securities of the type included in our investment portfolio on the date of the merger agreement in the ordinary course of business;

     o subject to certain exceptions and except with respect to Axe-Houghton, sell, lease, assign, encumber or otherwise dispose of any properties, assets or rights which are material to us or any of our subsidiaries;

     o incur, create or assume any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any warrants or rights to acquire any indebtedness of Hoenig or our subsidiaries, other than

          -- short-term indebtedness incurred pursuant to working capital lines of credit existing on the date of the merger agreement in the ordinary course of business consistent with past practice,

          -- indebtedness of any of our wholly-owned subsidiaries to us or to another of our wholly-owned subsidiaries, and

          -- guarantees of indebtedness in the ordinary course of business not to exceed $43.5 million in the aggregate at any time outstanding;

     o except as otherwise permitted, intentionally take any action that adversely affects the ability of the parties to the merger agreement to obtain any governmental consents or that would result in any of the conditions to the completion of the merger not being satisfied;

     o except as disclosed in our documents filed with the SEC prior to the date of the merger agreement or as required by generally accepted accounting principles, change our methods of accounting in effect at September 30, 2001;

     o subject to certain exceptions, enter into, adopt, amend, renew or terminate any employee benefit plan or any agreement, arrangement, plan or policy between us or any of our subsidiaries and our directors, officers or employees;

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

     o except for normal increases in compensation and fringe benefits in the ordinary course of business consistent with past practice and payment of bonuses in cash in lieu of equity, increase in any manner the compensation or fringe benefits of any director, officer or employee (including, without limitation, by granting stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any agreement to do any of the foregoing;

     o change any tax election, annual tax accounting period or method of tax accounting in any material respect;

     o file any material amended tax return, enter into any closing agreement relating to any material tax, or settle any material tax claim or assessment;

     o surrender any right to claim a material tax refund or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment;

     o subject to certain exceptions, adopt a plan of liquidation, dissolution, restructuring, recapitalization or reorganization or resolutions providing for or authorizing any of the foregoing;

     o except for any settlement in connection with the pursuit of the Claims, settle any litigation, other than settlements where the amount paid does not exceed $50,000 for any matter or group of related matters; or

     o prior to the earlier of the termination of the merger agreement or the effective time of the merger agreement, amend or modify in any manner the Rights Agreement, dated as of January 14, 1997, between Hoenig and Continental Stock Transfer Trust Company or take any other action that would affect the rights issued under such agreement in any way except as specifically contemplated by the merger agreement.

NOTICE OF CERTAIN EVENTS

     Each party to the merger agreement has agreed to promptly notify the other of:

     o any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger, voting, employment, escrow and custodian and paying agent agreements;

     o any notice or other communication from any governmental entity in connection with the merger agreement or the transactions contemplated thereby; and

     o under certain circumstances, any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries.

OTHER AGREEMENTS OF HOENIG, ITG AND MERGER SUBSIDIARY

     In addition to our agreements regarding the conduct of our business, we and ITG have also agreed to take several other actions:

     o We have agreed to, in cooperation with ITG, prepare and file with the SEC this proxy statement and other proxy materials and use all reasonable efforts to have this proxy statement cleared by the SEC as promptly as practicable after filing. We have also agreed to provide ITG with any comments received by us from the SEC with respect to this proxy statement and afford ITG reasonable opportunity to comment on the proxy statement.

     o Subject to certain exceptions, we have agreed that no amendment or supplement to this proxy statement will be made without the approval of ITG, which approval will not be unreasonably withheld.

     o Subject to certain exceptions, we have agreed to take all lawful action to call, give notice of, convene and hold a special meeting of our stockholders as promptly as practicable and in any event, not later than 30 days after mailing of the definitive proxy statement to our stockholders.

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

     o We have agreed that our Board of Directors will not withdraw, modify or qualify (or propose to withdraw, modify or qualify) its recommendation of the merger to our stockholders in any manner adverse to ITG, except as and to the extent expressly permitted in the merger agreement.

     o We have agreed to afford to ITG reasonable access during normal business hours to all of our facilities, operations, representatives, properties, books, contracts and records.

     o We have agreed, along with ITG and Merger Subsidiary, to use our respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on us or our subsidiaries with respect to the merger and to consummate the transactions contemplated by the merger agreement as promptly as practicable, and to obtain or make any consent required to be obtained or made by us or any of our subsidiaries in connection with the merger and the transactions contemplated by the merger, voting, employment, escrow and custodian and paying agent agreements.

     o We have agreed to take all action reasonably necessary to ensure that the merger may be consummated as promptly as practicable if any state takeover statute or similar statute becomes applicable to the merger or any other transactions contemplated by the merger agreement.

     o We have agreed, along with ITG, that we will use reasonable best efforts to develop a joint communications plan, to ensure that all press releases and other public statements with respect to the merger are consistent with such joint communications plan and, to the extent legally possible, to consult with each other before issuing press releases or policy statements with respect to certain merger related matters.

NO SOLICITATION OF TRANSACTIONS

     We have agreed that we will not (and we will cause our subsidiaries and representatives not to), directly or indirectly, on or after the date of the merger agreement:

     o initiate, solicit, encourage or knowingly facilitate any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to (individually or collectively, to "Solicit"):

          -- a proposal or offer regarding a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of any assets (other than sales of investment securities in the ordinary course of business) of or any equity interests in Hoenig or any of our subsidiaries, in each case, other than a proposal or offer made by ITG or with respect to the sale of Axe-Houghton;

          -- a breach of the merger agreement or any interference with the completion of the merger with Merger Subsidiary; or

          -- any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing

          (any of the foregoing inquiries, expressions of interest, proposals or offers being an "Acquisition Proposal");

     o have any discussions with, or provide any nonpublic information to, any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort to make an Acquisition Proposal;

     o approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

     o approve, recommend or sign any letter of intent, agreement in principle, merger agreement (other than the merger agreement with ITG), asset or share purchase or exchange agreement, option agreement or other similar agreement (other than a confidentiality agreement to the extent permitted by the merger agreement).

     However, we and our Board of Directors are permitted to engage in discussions not disclosing any nonpublic information regarding the merger, us or ITG with any passive investor holding 10% or less of the outstanding shares of our common stock; provided, that if any such investor acquires or proposes to acquire more than 10% of the outstanding shares of our common stock, we must immediately terminate all such discussions and the above described non-solicitation provisions will apply with respect to such investor.

     Notwithstanding the foregoing, we and our Board of Directors are permitted to (A) comply with Rule 14d-9 and Rule 14e-2 under the Securities Exchange Act of 1934, as amended, with regard to an Acquisition Proposal or make disclosures as to factual matters that are required by applicable law or which our Board of Directors, after consultation with outside counsel, determines in good faith are required in the exercise of its fiduciary duties under applicable law, (B) make a change in our recommendation of the merger with Merger Subsidiary to our stockholders or (C) engage in any discussions or negotiations with, or provide nonpublic information to, any person in response to a bona fide written Acquisition Proposal which was not Solicited in violation of the merger agreement made after the date of the merger agreement, to the extent that, with respect to clause (B) or (C):

     o    the special meeting of stockholders will not have already occurred;

     o we have complied in all material respects with the terms of non-solicitation provisions of the merger agreement;

     o our Board of Directors, after consultation with outside counsel, determines in good faith that such action is required in the exercise of its fiduciary duties under applicable law;

     o    in the case of clause (B) above

          -- we have received a bona fide written Acquisition Proposal not Solicited in violation of the merger agreement which our Board of Directors concludes in good faith constitutes a Superior Proposal (as defined below), after taking into account any adjustments offered by ITG,

          -- we have notified ITG of our intention to make a change in recommendation of the merger to our stockholders, specifying the terms and conditions of the Superior Proposal and giving to ITG a copy of the proposed agreements with the party making the Superior Proposal, and

          -- prior to making the change in recommendation of the merger, we have negotiated with ITG in good faith to make adjustments in the terms and conditions of the ITG merger agreement so that we can proceed with the merger with Merger Subsidiary without violating our fiduciary duties under applicable law;

     o in the case of clause (C) above, our Board of Directors concludes in good faith that there is a reasonable likelihood that the Acquisition Proposal is a Superior Proposal, and prior to providing any nonpublic information to any person in connection with the Acquisition Proposal, such person executes confidentiality agreement with us no less favorable to us than our confidentiality agreement with ITG; and

     o we immediately notify ITG of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated with, Hoenig or any of its representatives indicating the identity of the person and the material terms and conditions of any inquiries, proposals or offers. We have also agreed to advise ITG of any material developments with respect to such inquiries, proposals or offers as promptly as practicable.

     As used in the merger agreement, a "Superior Proposal" means a bona fide written Acquisition Proposal for a majority of the outstanding voting stock of Hoenig which is not Solicited in violation of the merger agreement and which our Board of Directors concludes in good faith, after consultation with its financial and legal advisors, taking into account all legal, financial, regulatory and other relevant aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to our stockholders, from a financial point of view, than the transactions contemplated by the merger agreement with ITG, and (ii) is not subject to any financing contingencies and is from a person that our Board of Directors concludes in good faith, taking into consideration advice from a nationally recognized investment bank, is financially capable of consummating such proposal.

     We have agreed to immediately cease, and cause our subsidiaries and representatives to cease, any and all existing activities, discussions or negotiations with any third parties with respect to any Acquisition Proposal.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     For a description of the treatment of director and officer indemnification and insurance under the merger agreement, see "Special Factors -- Interests of Certain Persons in the Merger -- Indemnification; Directors' and Officers' Insurance" on page 26.

EMPLOYEE BENEFIT MATTERS

     For a period of at least one year following the effective time of the merger, ITG will provide the employees of Hoenig and its subsidiaries at the time of the merger employee benefit plans that are at least as favorable as those provided by Hoenig and its subsidiaries on the date of the merger agreement; provided, that ITG will not be prohibited from terminating the employment of any employee.

     ITG has agreed to (i) waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Hoenig employees under any ITG welfare plan (other than any long-term disability plan) and (ii) provide each employee with credit for any co-payments and deductibles paid prior to the merger in satisfying any applicable deductible or out-of-pocket requirements under any ITG welfare plans that such employees are eligible to participate in after the merger.

     ITG has further agreed to recognize service with Hoenig or any of its subsidiaries as service with ITG for all purposes under any benefit plan, policy or program, including any severance pay plan, policy or program maintained by ITG or any of its subsidiaries in which Hoenig employees are otherwise eligible to participate, but only to the extent such service would have been recognized under each such plan, policy or program if such service had been rendered as an employee of ITG or any of its subsidiaries. However, such service will not be recognized for purposes of (i) determining benefit accruals or pay credit service under any defined benefit pension plan or (ii) determining eligibility for post-retirement medical and life insurance plans.

CONDITIONS TO THE MERGER

     Each party's obligation to complete the merger is subject to a number of conditions, including the following:

     o    adoption by our stockholders of the merger agreement;

     o the absence of any temporary restraining order, preliminary or permanent injunction, or other order or decree by any court of competent jurisdiction or other legal restraint or prohibition preventing the merger or making it illegal.

     Our obligation to complete the merger is subject to additional conditions, including the following:

     o the accuracy of the representations and warranties of ITG and Merger Subsidiary in all material respects;

     o the performance in all material respects of their obligations under the merger agreement; and

     o    the receipt of all necessary regulatory consents.

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

     The obligations of ITG and Merger Subsidiary to complete the merger are subject to additional conditions, including the following:

     o the accuracy of our representations and warranties in all material respects;

     o the performance in all material respects of our obligations under the merger agreement;

     o    the receipt of all necessary regulatory consents; and

     o    the receipt of certain third-party consents.

     The obligations of ITG and Merger Subsidiary to complete the merger are not subject to a financing condition.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated, whether before or after receiving stockholder approval, without completing the merger, under the following circumstances:

     o    by mutual written consent of ITG, Merger Subsidiary and Hoenig;

     o by either ITG or Hoenig if a governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or prohibiting the merger which has become final and nonappealable, as long as the actions of the terminating party were not the cause of such order, decree, ruling or other action;

     o by ITG or Hoenig if a required consent, approval, order or authorization from any regulatory authority has been denied and such denial has become final and nonappealable, as long as the actions of the terminating party were not the cause of the failure to receive such consent, approval, order or authorization;

     o by ITG or Hoenig if the merger is not completed on or before October 15, 2002, as long as the actions of the terminating party were not the cause of the failure to complete the merger by such date;

     o    by ITG if:

          -- our Board withdraws, modifies or qualifies its recommendation of the merger or the merger agreement in any manner adverse to ITG (or proposes or resolves to do so),

          -- our Board fails to call or hold a meeting of our stockholders for the purpose of approving the merger and the merger agreement,

          -- we fail to prepare and mail to Hoenig stockholders this proxy statement in accordance with the merger agreement, or

          -- we otherwise fail to comply with or perform our obligations under the non-solicitation provisions of the merger agreement;

     o by ITG or Hoenig if the holders of a majority of our shares of common stock fail to vote in favor of adoption of the merger agreement at the special meeting of stockholders (or any adjournment or postponement thereof);

     o by Hoenig in the event of a breach or default in the performance by ITG or Merger Subsidiary of any representation, warranty, covenant or agreement set forth in the merger agreement which breach or default:

          -- would result in one or more of the conditions set forth the merger agreement not being satisfied, and

          -- has not been, or cannot be, cured within 30 days after written notice of such breach or default is given by us to ITG;

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

     o by ITG in the event of a breach or default in the performance by us of any representation, warranty, covenant or agreement set forth in the merger agreement which breach or default:

          -- would result in one or more of the conditions set forth the merger agreement not being satisfied, and

          -- has not been, or cannot be, cured within 30 days after written notice of such breach or default is given by ITG to us; or

     o by Hoenig if our Board withdraws, modifies or qualifies its recommendation of the merger or the merger agreement in any manner adverse to ITG (or proposes or resolves to do so) in compliance with the provisions of the merger agreement.


TERMINATION FEE AND EXPENSE REIMBURSEMENT

     We have agreed to pay to ITG a termination fee of $4.5 million, and reimburse ITG for up to a maximum of $1 million for ITG's out-of-pocket expenses, if:

     o    the merger agreement is terminated by ITG because:

          -- our Board of Directors withdraws, modifies or qualifies its recommendation of the merger or the merger agreement in any manner adverse to ITG (or proposes or resolves to do so),

          -- our Board of Directors fails to call or hold a meeting of our stockholders for the purpose of approving the merger and the merger agreement,

          -- we fail to prepare and mail to Hoenig stockholders this proxy statement in accordance with the merger agreement, or

          -- we otherwise fail to comply with or perform our obligations under the non-solicitation provisions of the merger agreement;

     o the merger agreement is terminated by Hoenig because our Board of Directors has determined to withdraw, modify or qualify its recommendation of the merger or the merger agreement in any manner adverse to ITG in compliance with the provisions of the merger agreement;

     o the merger agreement is terminated in accordance with its terms by ITG in the event of a breach or default in the performance by us of any representation, warranty, covenant or agreement set forth in the merger agreement, and prior to such termination an Acquisition Proposal for more than one-third of the consolidated assets of Hoenig and its subsidiaries or one-third of the equity interests of Hoenig has been publicly disclosed or otherwise communicated to the senior management or Board of Hoenig; provided, that no such payments will be required if, within five business days after such announcement or other communication, the Hoenig Board of Directors:

          -- determines that such Acquisition Proposal does not constitute a Superior Proposal,

          -- so notifies ITG and the person or persons that made such Acquisition Proposal, and

          -- if such Acquisition Proposal has been publicly disclosed, files with the SEC, and mails to our stockholders, a supplement to this proxy statement describing such determination and reaffirming the recommendation of the transactions with ITG;

     o the merger agreement is terminated by ITG or Hoenig because the merger is not completed on or before October 15, 2002 or because the merger agreement and merger are not approved by our shareholders at the special meeting and the merger agreement is terminated in accordance with its terms, and, prior to such termination, an Acquisition Proposal for more than one-third of the consolidated assets of Hoenig and its subsidiaries or one-third of the equity interests of Hoenig has been publicly disclosed or otherwise communicated to the senior management or Board of Hoenig; provided, that no such payments will be required if, within five business days after such announcement or other communication, the Hoenig Board of Directors:

          -- determines that such Acquisition Proposal does not constitute a Superior Proposal,

          -- so notifies ITG and the person or persons that made such Acquisition Proposal, and

          -- if such Acquisition Proposal has been publicly disclosed, files with the SEC, and mails to our stockholders, a supplement to this proxy statement describing such determination and reaffirming the recommendation of the transactions with ITG;

          -- provided, further, that if, prior to the first anniversary of termination, Hoenig or any of its subsidiaries enters into an agreement regarding, or approves or recommends, an Acquisition Proposal, or agrees or resolves to do so, Hoenig must pay to ITG the $4.5 million termination fee and ITG's expenses of up to $1 million no later than the date of completion of such transaction.

     In addition, we have agreed to reimburse to ITG up to a maximum of $1 million for ITG's out-of-pocket expenses if the merger agreement is terminated in accordance with its terms by ITG in the event of a breach or default in the performance by us of any representation, warranty, covenant or agreement set forth in the merger agreement which would result in a failure to satisfy a condition to the closing of the merger under the merger agreement.

     ITG has agreed to reimburse to us up to a maximum of $1 million for our out-of-pocket expenses if the merger agreement is terminated in accordance with its terms by us in the event of a breach or default in the performance by ITG of any representation, warranty, covenant or agreement set forth in the merger agreement which would result in a failure to satisfy a condition to the closing of the merger under the merger agreement.

EXPENSES

     Except as described above, all fees and expenses in connection with the merger agreement and the merger will be paid by the party incurring such expense.

AMENDMENT; WAIVER

     The merger agreement may be amended by the parties at any time, except that that after stockholder approval has been obtained, no amendment can be made that by law requires further approval by stockholders without their approval. At any time prior to the effective time of the merger, any party may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the other party's representations and warranties or waive the other party's compliance with any of the agreements or conditions contained in the merger agreement; except that after stockholder approval has been obtained, no waiver can be made that by law requires further approval by stockholders without their approval.

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

                               REGULATORY MATTERS

     Set forth below is a summary of the regulatory requirements affecting completion of the merger.

ANTITRUST CONSIDERATIONS

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and a specified waiting period has expired or been terminated. We and ITG made the required filings under the Hart-Scott-Rodino Act on March 15, 2002 and the waiting period thereunder was terminated on April 2, 2002.

DOMESTIC AND FOREIGN REGULATORY FILINGS

     Hoenig & Co., Inc., one of our subsidiaries, is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The National Association of Securities Dealers, Inc. is a self-regulatory organization which, through its subsidiary NASD Regulation, Inc., regulates securities markets and the activities of broker-dealers. The rules promulgated by NASD Regulation, Inc. provide that the merger may not be completed until an application containing certain information has been submitted to and approved by NASD Regulation, Inc. Hoenig & Co., Inc. submitted the initial application to the NASD Regulation, Inc. on March 28, 2002 and Hoenig is in the process of updating the application.

     Hoenig & Co. Inc. is a member of the American Stock Exchange, the Boston Stock Exchange, the Chicago Stock Exchange, the Pacific Exchange and the Philadelphia Stock Exchange, (collectively, the "Exchanges"). Hoenig & Co. Inc. is also a member of the New York Stock Exchange, and the New York Stock Exchange is the designated examining authority of Hoenig & Co. Inc. Pursuant to the rules of the Exchanges, the merger may not be completed until an application containing certain information has been submitted to and approved by the designated examining authority of Hoenig & Co., Inc., the New York Stock Exchange. We filed notice of the transaction with the Exchanges on April 4, 2002, with the exception of the American Stock Exchange which was filed on April 5, 2002. The initial application with the New York Stock Exchange was filed on March 28, 2002 and Hoenig is in the process of updating the application.

     Hoenig & Co., Inc. is registered as a broker dealer in 28 states and the District of Columbia. We expect to provide notice of the merger promptly after the completion of the merger as required by applicable law. Based on the description of the transaction, the states may request additional information.

     Hoenig & Co., Inc. is subject to regulation by the Ontario Securities Commission under the Securities Act (Ontario). The rules and regulations promulgated by the Ontario Securities Commission provide that the merger may not be completed until certain information has been submitted to the Ontario Securities Commission. We submitted the required notification on May 28, 2002, and the Ontario Securities Commission granted our application on June 11, 2002.

     Hoenig & Company Limited, one of our subsidiaries, is subject to regulation in the U.K. by the Financial Services Authority under the U.K. Financial Services and Market Act 2000. The Financial Services and Market Act and the rules and regulations promulgated by the Financial Services Authority provide that the merger may not be completed until certain information has been submitted to Financial Services Authority and its approval obtained. The required applications were submitted on April 10, 2002 and approved on June 10, 2002 and will be updated in the near future.

     Hoenig & Company Limited is also a member of the London Stock Exchange. The rules of the London Stock Exchange require notification be submitted to the London Stock Exchange in advance of the merger. Hoenig & Company Limited submitted the required notification on April 9, 2002.

     Hoenig (Far East) Limited, one of our subsidiaries, is subject to regulation by the Hong Kong Securities and Futures Commission. The rules and regulations promulgated by the Hong Kong Securities and Futures Commission provide that the merger may not be completed until certain information has been submitted to the Hong Kong Securities and Futures Commission and its approval obtained. The required information was provided to the Hong Kong Securities and Futures Commission on April 10, 2002, and it approved the merger on May 6, 2002.

     Hoenig (Far East) Limited is also a member of The Stock Exchange of Hong Kong. The rules and regulations promulgated by The Stock Exchange of Hong Kong provide that the merger may not be completed until certain information has been submitted to The Stock Exchange of Hong Kong and its approval obtained. Hoenig (Far East) Limited submitted the required application on April 12, 2002 and The Stock Exchange of Hong Kong approved the application.

     There can be no assurance that all regulatory approvals being sought will be obtained.

STATE TAKEOVER LAWS

     Section 203 of the Delaware General Corporation Law limits the ability of a Delaware corporation to engage in business combinations with "interested stockholders" (defined generally as any person that directly or indirectly beneficially owns 15% or more of the outstanding voting stock of the subject corporation) for three years following the date such person became an "interested stockholder," unless, among other things, the board of directors of the subject corporation has given its prior approval of either the transaction in which such person became an interested stockholder or the business combination.

     The Hoenig Board of Directors approved the merger agreement, the merger and the voting agreement and has taken all appropriate action, so that neither ITG nor its Merger Subsidiary will be an "interested stockholder" within the meaning of Section 203 by virtue of ITG, Merger Subsidiary and Hoenig entering into the merger agreement and the voting agreement and completing the merger.

OTHER REGULATORY MATTERS

     We are not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger other than as described above. If any other governmental or regulatory approval or action is or becomes required, we currently contemplate that we would seek that additional approval or action.

                             PARTIES TO THE MERGER

     HOENIG GROUP INC. We were incorporated under the laws of the State of Delaware in August of 1991. Our executive offices are located at 4 International Drive, Rye Brook, New York, 10573. Our telephone number is (914) 935-9000. Our common stock is traded on the Nasdaq National Market under the symbol "HOEN."

     Hoenig provides global securities brokerage to institutional clients through its wholly-owned brokerage subsidiaries in the United States, United Kingdom and Hong Kong. Our principal source of revenues is commissions earned for executing trades on behalf of our customers. We execute trades in equity securities on the world's major stock exchanges, acting primarily as agent for our customers. We earn commissions in connection with various types of brokerage services: commissions received in connection with providing independent research and other services to investment managers; commissions received in exchange for paying expenses of, or commission refunds to, customers under directed brokerage arrangements; commissions received in connection with providing proprietary research; and commissions received for execution-only services.

     INVESTMENT TECHNOLOGY GROUP, INC. ITG was incorporated under the laws of the State of Delaware on July 22, 1983 under the name Jefferies Group, Inc. The executive offices of ITG are located at 380 Madison Avenue, New York, New York 10017. The telephone number for ITG is (212) 588-4000. ITG's common stock is traded on the New York Stock Exchange under the symbol "ITG."

     ITG is a financial technology firm that provides global equity trading services and transaction research to institutional investors and brokers through its wholly-owned subsidiaries in the United States, Canada, Australia, Europe and Hong Kong.

     ITG is a full service trade execution firm that uses technology to increase the effectiveness and lower the cost of trading. With an emphasis on ongoing research, ITG offers the following services:

     o    POSIT: an electronic stock crossing system;

     o QuantEX: a Unix-based decision-support, trade management and order routing system;

     o    SmartServers: server-based implementation of trading strategies;

     o Electronic Trading Desk: an agency-only trading desk offering clients the ability to efficiently access multiple sources of liquidity;

     o    ITG Platform: a PC-based order routing and trade management system;

     o ITG ACE and TCA: a set of pre- and post-trade tools for systematically estimating and measuring transaction costs;

     o    ITG/Opt: a computer-based equity portfolio selection system;

     o    ITG Web Access: a browser-based order routing tool; and

     o Research: research, development, sales and consulting services to ITG's clients.

     ITG generates revenues on a "per transaction" basis for all orders executed. Orders are delivered to ITG from its "front-end" software products, QuantEX, ITG Platform and ITG Web Access, as well as from other vendors' front-ends and direct computer-to-computer links to customers. Orders may be executed on or through (1) POSIT, (2) the New York Stock Exchange, (3) the American Stock Exchange, (4) certain regional exchanges, (5) the Nasdaq National Market, (6) market makers, (7) electronic communication networks systems which trade equity securities and (8) alternative trading systems.

     MERGER SUBSIDIARY. Indigo Acquisition Corp. was formed as a Delaware corporation on February 20, 2002 by ITG for the purpose of entering into the merger agreement. Indigo Acquisition Corp. is a wholly-owned subsidiary of ITG and has not engaged in any business activity other than in connection with the merger and the related transactions.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the common stock of Hoenig as of July 18, 2002 by (i) each person known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of our directors, (iii) our Chief Executive Officer and the four most highly compensated executive officers (determined pursuant to the rules of the SEC), other than the Chief Executive Officer, as of the end of 2001 (such persons including the Chief Executive Officer are referred to herein as the "Named Executive Officers"), and (iv) all current executive officers and directors of Hoenig as a group. The number of shares deemed beneficially owned by a person includes shares of common stock which such person has a right to acquire within sixty days of July 18, 2002. Each person named in the table has sole voting and dispositive power with respect to the shares, except as otherwise indicated and except for the voting agreement with ITG described above under the heading "Special Factors -- Voting Agreement" on page 30.

                                                                       AMOUNT AND
                                                                        NATURE OF
NAME AND ADDRESS                                                       BENEFICIAL         PERCENTAGE
OF BENEFICIAL OWNER(1)                                                  OWNERSHIP          OF CLASS
----------------------                                                  ---------          --------
Investment Technology Group, Inc. (2)(3) ......................         3,069,970            38.2%
Fredric P. Sapirstein (2)(4)(5) ...............................         1,667,400(6)         18.1%
Alan B. Herzog (2)(3)(4)(5) ...................................         1,035,282(7)         12.9%
Max H. Levine (2)(3)(4)(5) ....................................         1,009,900(8)         12.5%
Laura H. Hoenig Family Trust (2)(3) ...........................           615,788(9)          7.7%
Laura H. Hoenig Grantor Retained Annuity Trust (2)(3) .........           500,000(10)         6.2%
Dimensional Fund Advisors, Inc.(2) ............................           443,600(11)         5.5%
Robert Spiegel (5) ............................................           361,718(12)         4.5%
Kathryn L. Hoenig (4)(5) ......................................           197,499(13)         2.4%
Robin A. Green (4) ............................................           149,484(14)         1.9%
Martin F.C. Emmett (5) ........................................            69,000(15)         0.9%
Robert L. Cooney (5) ..........................................            23,000(16)         0.3%
All executive officers and directors
 as a group (9 people) ........................................         4,526,050(17)        47.7%

----------
(1) The address of each person listed above, except Investment Technology Group, Inc. ("ITG"), the Laura H. Hoenig Family Trust (the "Family Trust"), the Laura H. Hoenig Grantor Retained Annuity Trust (the "Grantor Trust") and Dimensional Fund Advisors, Inc., is in care of Hoenig Group Inc., 4 International Drive, Rye Brook, NY 10573. The address for ITG is 380 Madison Avenue, New York, NY 10017. The address for the Family Trust and the Grantor Trust is c/o Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue, New York, NY 10174. Dimensional Fund Advisors, Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(2)  Beneficial owner of more than 5% of the outstanding Hoenig common stock.

(3) ITG, Hoenig and each of Max H. Levine, Alan B. Herzog, the Family Trust and the Grantor Trust have entered into the voting agreement described above under the heading "Special Factors -- Voting Agreement" on page 30 under which each of these shareholders agreed that, as long as the merger agreement between ITG and Hoenig remains in effect, they will vote their shares of common stock in favor of adoption and approval of the merger agreement, the merger and each of the actions contemplated by the merger agreement and has granted ITG an irrevocable proxy to vote their shares of common stock in accordance with the voting agreement. As a result of the voting agreement, ITG filed a Schedule 13D, dated February 28, 2002, reporting shared voting and dispositive power with respect to 3,069,970 shares of common stock, representing 38.2% of the outstanding shares.

(4)  Named Executive Officer.

(5)  Director.

(6) Includes options to purchase 1,225,000 shares of common stock granted under Hoenig's 1991 Stock Option Plan (the "1991 Plan"), 1994 Stock Option Plan (the "1994 Plan") and Amended and Restated 1996 Long-Term Stock Incentive Plan (the "1996 Plan").

(7) Includes 119,100 shares of common stock that Mr. Herzog may be deemed to beneficially own, which includes 80,000 shares of common stock owned by Mr. Herzog's wife, 28,500 shares owned by his minor children and 10,600 shares owned by a private foundation of which Mr. Herzog is a director.

(8) Includes options to purchase 50,000 shares of common stock granted under the 1996 Plan.

(9) Kathryn L. Hoenig (a director of Hoenig), Laura H. Hoenig, Susan C. Hoenig and Robert Spiegel (a director of Hoenig) (collectively, the "Family Trustees") have been appointed the Trustees of the Family Trust. The Family Trustees collectively exercise voting and dispositive power with respect to the shares beneficially owned by the Family Trust. Kathryn L. Hoenig, Laura
     H. Hoenig, Susan C. Hoenig and Ronald H. Hoenig, Jr. are beneficiaries under the Family Trust. Each of the Family Trustees individually disclaims beneficial ownership of the shares owned by the Family Trust.

(10) Kathryn L. Hoenig, Laura H. Hoenig and Robert Spiegel (collectively, the "Grantor Trustees") have been appointed the Trustees of the Grantor Trust. The Grantor Trustees collectively exercise voting and dispositive power with respect to the shares beneficially owned by the Grantor Trust. Laura
     H. Hoenig is the sole beneficiary of the Grantor Trust. Thereafter, the beneficiaries of the Grantor Trust are Laura H. Hoenig's children, Kathryn
     L. Hoenig, Susan C. Hoenig and Ronald H. Hoenig, Jr. Each of the Grantor Trustees individually disclaims beneficial ownership of the shares owned by the Grantor Trust.

(11) The amount of shares beneficially owned by Dimensional Fund Advisors, Inc. is as reported on a Schedule 13G as of December, 31, 2001.

(12) Includes non-employee director options to purchase 10,000 shares of common stock granted under the 1996 Plan. Does not include any shares owned by the Family Trust or the Grantor Trust, for which Mr. Spiegel is a Trustee. Mr. Spiegel disclaims beneficial ownership of the shares owned by the Family Trust and the Grantor Trust.

(13) Includes options to purchase 82,499 shares of common stock granted under the 1991 Plan and the 1996 Plan. Does not include any shares owned by the Family Trust or the Grantor Trust, for which Ms. Hoenig is a Trustee. Ms. Hoenig disclaims beneficial ownership of the shares owned by the Family Trust and the Grantor Trust.

(14) Includes options to purchase 76,668 shares of common stock granted under the 1994 Plan and the 1996 Plan.

(15) Includes non-employee director options to purchase 10,000 shares of common stock granted under the 1994 Plan and the 1996 Plan.

(16) Includes non-employee director options to purchase 7,000 shares of common stock granted under the 1994 Plan and the 1996 Plan.

(17) Includes options to purchase 1,444,334 shares of common stock granted to certain executive officers under the 1991 Plan, the 1994 Plan and the 1996 Plan, and options to purchase 27,000 shares granted to non-employee directors under the 1994 Plan and the 1996 Plan. Does not include the 615,788 shares of common stock owned by the Family Trust and 500,000 shares of common stock owned by the Grantor Trust.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is listed on the Nasdaq National Market under the symbol "HOEN." The following table sets forth, for the fiscal quarters indicated, the high and low trading prices per share of our common stock as quoted on the Nasdaq National Market.

                                                            HIGH          LOW
                                                          ---------     --------
       1999:
       First Quarter .................................    $  15.00      $  6.25
       Second Quarter ................................       10.375        7.25
       Third Quarter .................................       12.25         9.00
       Fourth Quarter ................................       12.75         8.375

       2000:
       First Quarter .................................       10.063        8.063
       Second Quarter ................................       10.125        8.00
       Third Quarter .................................       11.00         9.75
       Fourth Quarter ................................       11.00         9.50

       2001:
       First Quarter .................................       14.875       10.00
       Second Quarter ................................       11.625        9.906
       Third Quarter .................................       12.00         9.781
       Fourth Quarter ................................       11.25         8.50

       2002:
       First Quarter .................................       11.047        9.767
       Second Quarter ................................       12.53        10.10
       Third Quarter (through July 18, 2002) .........       11.44        10.30

     We have not paid dividends on our common stock since February 1997, and the Board has not authorized the resumption of dividends on our common stock as of the date of this proxy statement and is not permitted to do so under the terms of the merger agreement.

     On February 27, 2002, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of our common stock reported on the Nasdaq National Market was $10.60 per share and the high and low trading prices per share of our common stock as quoted by the Nasdaq were $10.75 and $10.25, respectively. On July 18, 2002, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock reported on the Nasdaq National Market was $11.41. You are urged to obtain current market quotations for our common stock prior to making any decision with respect to the proposed merger.

     As of the record date, there were approximately 80 holders of record of our common stock, as shown on the records of our transfer agent.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Hoenig has made forward-looking statements in this document and the documents referenced herein that are subject to risks and uncertainties. These statements are based on management's beliefs and assumptions, based on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of Hoeing set forth (i) under "Summary," "Special Factors" and "The Merger Agreement" and (ii) in this document and the documents referenced preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions.

     Certain information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. Such statements may include, but are not limited to, those relating to the merger transaction with ITG, the pursuit of the Claims and the potential for recoveries thereon, future growth, industry consolidation, acquisition and expansion plans, strategic alliances, investments, joint ventures and other business combinations, plans to address various technology issues, market risk, Hoenig's investment activities and its equity capital requirements. Actual events might differ materially due to a variety of important factors that cannot be predicted with certainty. These factors involve the risk that the conditions to the closing of the merger transaction described herein will not be satisfied and the sale will not be completed, the risk that no recovery will be made on the Claims, as well as risks and uncertainties relating to, among other things, general economic conditions, market fluctuations, competitive conditions within the brokerage business, stock market prices and trading volumes, changes in demand for securities brokerage services, Hoenig's ability to recruit and retain highly skilled employees, changes in U.S. and foreign securities laws and regulations, particularly regarding independent research and directed brokerage arrangements, trading and investment activities, litigation; and other operational matters and risks and uncertainties listed from time to time in our reports to the SEC. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. We assume no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

                               OTHER INFORMATION

PROPOSALS BY STOCKHOLDERS OF HOENIG

     If we complete the merger, we will no longer have public stockholders or any public participation in our stockholder meetings. If we do not complete the merger, we intend to hold our next annual stockholder meeting later in 2002. In that case, if you are still a stockholder as of the record date of such meeting, you would continue to be entitled to attend and participate in our stockholder meetings.

     In accordance with federal securities laws, proposals to be submitted by stockholders for consideration at our next annual meeting and inclusion in our 2002 proxy statement pursuant to SEC Rule 14a-8 must be received by us at our executive offices in Rye Brook, New York, not later than ten days after the date of the annual meeting is publicly disclosed or notice of the meeting is first sent to stockholders, whichever occurs first. In addition, we must receive written notice of any other matter which a stockholder may wish to raise for stockholder vote at the 2002 annual meeting of stockholders, including any non-Rule 14a-8 matter, within fifteen days after the date of the annual meeting is publicly disclosed or notice of the meeting is first sent to stockholders, whichever occurs first. In addition, any such nominations must comply with the applicable provisions of the Hoenig bylaws.

WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the SEC. You may read and copy this information at the following offices of the SEC:

     Public Reference Room           New York Regional Office
     450 Fifth Street, N.W.          233 Broadway
     Room 1024                       New York, New York 10279
     Washington, D.C. 20549

     For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC's Internet address at http://www.sec.gov. Our common stock is listed on the Nasdaq National Market, and materials may be inspected at the offices of the National Association of Securities Dealers at 1735 K Street NW, Washington, DC 20006.

     In addition to the information provided in this proxy statement, the following documents contain important information about our company and its finances.

HOENIG SEC FILINGS              PERIOD OR DATE FILED

Annual Report on Form 10-K      Year ended December 31, 2001.

Amendment to Annual Report      Filed on April 29, 2002.
 on Form 10-K/A

Quarterly Report on Form 10-Q   Filed on May 16, 2002.

Current Reports on Form 8-K     Filed on November 29, 2001, February 14, 2002,
                                March 4, 2002, May 13, 2002 and July 3, 2002.

     Hoenig stockholders may obtain the above-mentioned documents by requesting them in writing or by telephone from the appropriate party at the following address:

                                Hoenig Group Inc.
                              4 International Drive
                            Rye Brook, New York 10573
                          Attention: Investor Relations
                            Telephone: (914) 935-9000

     If you would like to request documents from us, please do so at least five business days before the special meeting to receive them before the special meeting.

     You should rely only on the information contained in this proxy statement or other documents to which we refer to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 23, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date hereof, and the mailing of the proxy statement to stockholders will not create any implication to the contrary.

     Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope or follow the instructions on your voting card to vote by telephone. Please call our proxy solicitor, Georgeson Shareholder Communications, Inc., at (866) 867-1148 or our investor relations department, at (914) 935-9000 if you have questions or need assistance with the voting procedures.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Fredric Sapirstein

                                        Fredric Sapirstein
                                        Chairman of the Board and
                                        Chief Executive Officer

Rye Brook, New York
July 23, 2002

                                                                      APPENDIX A


LAZARD

                                                         LAZARD FRERES & CO. LLC
                                                         30 ROCKEFELLER PLAZA
                                                         NEW YORK, NY 10020
                                                         PHONE 212-632-6000
                                                         FAX 212-632-6060
                                                         www.lazard.com


                                                                    July 2, 2002

The Board of Directors
Hoenig Group Inc.
Four International Drive
Rye Brook, New York 10573

Dear Members of the Board:

     Hoenig Group Inc. (the "Company"), Investment Technology Group, Inc. ("ITG"), and Indigo Acquisition Corp. ("Merger Sub") have entered into an Agreement and Plan of Merger, dated as of February 28, 2002 (the "Original Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the terms of the Original Agreement, we provided the Company with an opinion, dated as of February 28, 2002 (the "Original Opinion"), as to the fairness, from a financial point of view, of the consideration to be provided to the holders of the shares of common stock, par value $0.01 per share, of the Company (the "Shares"). The Original Opinion is replaced and superseded in its entirety by this opinion. The Company, ITG and Merger Sub have proposed to enter into Amendment No. 1, dated as of July 2, 2002 ("Amendment No. 1"), to the Original Agreement (the Original Agreement and Amendment No. 1 together, the "Merger Agreement"), which, among other things, amends the consideration to be provided to holders of the Shares in the Merger. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Merger Agreement, provided that if any such capitalized term is not defined in the Merger Agreement, then it shall have the meaning set forth in the Escrow Agreement.

     Pursuant to the Merger, each Share issued and outstanding (other than the Dissenting Shares), will be converted into (a) the right to receive $11.35 in cash (the "Cash Merger Consideration") and (b) a Contingent Payment Right. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have requested our opinion as to the fairness of the Cash Merger Consideration, from a financial point of view, to the holders of Shares (other than to holders of the Dissenting Shares). In connection with this opinion, we have:

     (i) Reviewed the financial terms and conditions of the Original Agreement, Amendment No. 1 and the Escrow Agreement;

     (ii) Analyzed certain historical business and financial information relating to the Company;

     (iii) Reviewed various financial forecasts for the years 2002 through 2006 and other financial data, including the Company's estimates of its excess capital, provided to us by the management of the Company;

     (iv) Held discussions with members of the senior management of the Company with respect to the businesses and prospects of the Company and the strategic objectives of the Company;

     (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company;

     (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to the businesses of the Company;

     (vii) Reviewed the historical stock prices and trading volumes of the Shares; and

     (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed any responsibility for any independent verification of such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared or obtained any independent valuation or appraisal of any of the assets or liabilities, of the Company or concerning the solvency or fair value of the Company (within the context of a solvency analysis). With respect to financial forecasts and the Company's analysis of its capital position, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company, and we express no view as to the reasonableness of such forecasts, projections and estimates or the assumptions on which they are based.

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion does not address any aspect of the Merger other than the Cash Merger Consideration to the extent provided in this opinion, and we express no opinion as to the establishment of the Escrow or the Contingent Payment Rights. We also express no opinion as to the underlying business decision to effect the Merger.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company, and that obtaining the necessary regulatory approvals for the Merger will not have a material adverse effect on the Company.

     Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of Shares as to whether such holder should vote in favor of the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction or as provided in our engagement letter.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Cash Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than to holders of the Dissenting Shares).

                                        Very truly yours,

                                        LAZARD FRERES & CO. LLC

                                        By /s/ Gary S. Shedlin
                                           ------------------------------------
                                           Gary S. Shedlin
                                           Managing Director

                                                                      APPENDIX B



--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 28, 2002

                                  BY AND AMONG

                       INVESTMENT TECHNOLOGY GROUP, INC.,

                                HOENIG GROUP INC.

                                       AND

                            INDIGO ACQUISITION CORP.


-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE ONE
                                   DEFINITIONS

SECTION 1.1.   Definitions ................................................ B-1

                                   ARTICLE TWO
                                   THE MERGER

SECTION 2.1.   Effective Time of Merger ................................... B-6
SECTION 2.2.   Closing .................................................... B-6
SECTION 2.3.   Effects of the Merger ...................................... B-6
SECTION 2.4.   Certificate of Incorporation and By-Laws ................... B-6
SECTION 2.5.   Officers and Directors ..................................... B-6
SECTION 2.6.   Effect on Capital Stock; Merger Consideration .............. B-6
SECTION 2.7.   Exchange of Certificates for Merger Consideration .......... B-7
SECTION 2.8.   Options .................................................... B-9
SECTION 2.9.   Certain Adjustments ........................................ B-10

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Representations and Warranties of Company .................. B-10
SECTION 3.2.   Representations and Warranties of Parent and Merger
               Subsidiary ................................................. B-21

                                  ARTICLE FOUR
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1.   Interim Conduct ............................................ B-22
SECTION 4.2.   Notice of Certain Events ................................... B-25

                                  ARTICLE FIVE
                              ADDITIONAL AGREEMENTS

SECTION 5.1.   Preparation of Proxy Statement; Company Stockholders
               Meeting .................................................... B-25
SECTION 5.2.   Access to Information ...................................... B-26
SECTION 5.3.   Reasonable Best Efforts .................................... B-26
SECTION 5.4.   Acquisition Proposals ...................................... B-26
SECTION 5.5.   Fees and Expenses .......................................... B-28
SECTION 5.6.   Indemnification; Directors' and Officers' Insurance ........ B-28
SECTION 5.7.   Public Announcements ....................................... B-29
SECTION 5.8.   Employee Benefits .......................................... B-29
SECTION 5.9.   Additional Agreements ...................................... B-30

                                   ARTICLE SIX
                              CONDITIONS PRECEDENT

SECTION 6.1.   Conditions to Each Party's Obligation To Effect the Merger . B-30
SECTION 6.2.   Conditions to Obligations of Parent and Merger Subsidiary .. B-30
SECTION 6.3.   Conditions to Obligations of Company ....................... B-31

                                                                            PAGE
                                                                            ----

                                  ARTICLE SEVEN
                            TERMINATION AND AMENDMENT

SECTION 7.1.    Termination ............................................... B-31
SECTION 7.2.    Effect of Termination ..................................... B-32
SECTION 7.3.    Amendment ................................................. B-33
SECTION 7.4.    Extension; Waiver ......................................... B-33

                                  ARTICLE EIGHT
                               GENERAL PROVISIONS

SECTION 8.1.    Non-survival of Representations, Warranties and
                Agreements ................................................ B-34
SECTION 8.2.    Notices ................................................... B-34
SECTION 8.3.    Interpretation ............................................ B-34
SECTION 8.4.    Counterparts .............................................. B-35
SECTION 8.5.    Entire Agreement; No Third Party Beneficiaries ............ B-35
SECTION 8.6.    Governing Law ............................................. B-35
SECTION 8.7.    Waiver of Jury Trial ...................................... B-35
SECTION 8.8.    Severability .............................................. B-35
SECTION 8.9.    Assignment ................................................ B-35
SECTION 8.10.   Enforcement ............................................... B-35

Exhibit A       Form of Voting Agreement
Exhibit B       Form of Certificate of Incorporation of Surviving Corporation
Exhibit C       Form of Letter from Holders of Company Options

Schedule I      List of Employees Entering into Employment Agreements

     AGREEMENT AND PLAN OF MERGER dated as of February 28, 2002 (this "Agreement") by and among Investment Technology Group, Inc., a Delaware corporation ("Parent"), Hoenig Group Inc., a Delaware corporation ("Company"), and Indigo Acquisition Corp. ("Merger Subsidiary"), a Delaware corporation and a direct wholly owned subsidiary of Parent.

     WHEREAS, the boards of directors of Parent, Merger Subsidiary and Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein, on the terms and subject to the conditions hereof, in which Merger Subsidiary would merge with and into Company, with Company surviving as a wholly-owned subsidiary of Parent (the "Merger");

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, Parent, Company and certain stockholders of Company are entering into an agreement dated as of the date hereof, in the form of Exhibit A (the "Voting Agreement"), pursuant to which such stockholders have, among other things, given their proxy to Parent to vote their shares of Company Common Stock (as defined herein) in favor of the adoption of this Agreement;

     WHEREAS, as a further condition and inducement to Parent's willingness to enter into this Agreement, Merger Subsidiary, Company or a Subsidiary of Company and the employees of Company listed on Schedule I are entering into employment agreements and a consulting agreement contemporaneously herewith (collectively, the "Management Agreements"); and

     WHEREAS, Parent, Merger Subsidiary and Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section
1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Acquisition Proposal" has the meaning given in Section 5.4(a).

     "Action" has the meaning given in Section 3.1(g).

     "Affected Employees" has the meaning given in Section 5.8(a).

     "AHA" means Axe-Houghton Associates, Inc., a Delaware corporation and a wholly owned Subsidiary of Company.

     "Average Parent Price" means the average (rounded to the nearest thousandth) of the closing trading prices of Parent Common Stock on the NYSE, as reported in The Wall Street Journal, Eastern Edition (or such other source as the parties shall agree in writing), for the 20 full trading days ending on the fifth business day immediately preceding the Closing Date.

     "AHA Stock Purchase Agreement" has the meaning given in Section 3.1(t).

     "Board of Directors" means the board of directors of Company.

     "Cash-out Option" means each Company Option that is listed on the Cash-out Option Schedule.

     "Cash-out Option Schedule" means a schedule delivered by Company to Parent within 30 days after the date hereof that sets forth (i) the name of each holder who has elected to have such holder's Company Options treated as "Cash-out Options" hereunder, (ii) the number of Company Options as to which such election has been made and (iii) the exercise price for each such Company Option.

     "Certificate of Merger" has the meaning given in Section 2.1.

     "Change in Company Recommendation" has the meaning given in Section
5.1(b).

     "Closing" has the meaning given in Section 2.2.

     "Closing Date" has the meaning given in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning given in the first paragraph of this Agreement.

     "Company Certificates" has the meaning given in Section 2.7(a).

     "Company Common Stock" means the common stock, par value $0.01, of Company, including the associated Company Rights.

     "Company Contracts" has the meaning given in Section 3.1(i).

     "Company Disclosure Schedule" means the disclosure schedule delivered by Company to Parent concurrently with the execution and delivery of this Agreement.

     "Company Expenses" means all out-of-pocket costs and expenses, including all fees and expenses of investment bankers, attorneys, accountants and other advisors, incurred by or on behalf of Company or any of its Subsidiaries in connection with or related to the Transaction Agreements and the transactions contemplated thereby, but in no case shall the Company Expenses exceed $1.0 million.

     "Company Option" means an option to purchase shares of Company Common Stock granted to an employee, consultant, independent contractor or director.

     "Company Permits" means permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities held by Company or any of its Subsidiaries (other than AHA or any of its Subsidiaries) which are material to the operation of their respective businesses.

     "Company Plans" has the meaning given in Section 3.1(j).

     "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of Company.

     "Company Recommendation" has the meaning given in Section 5.1(a).

     "Company Regulatory Consents" has the meaning given in Section 3.1(c).

     "Company Rights" means the rights issued pursuant to the Company Rights Agreement.

     "Company Rights Agreement" means the Rights Agreement dated as of December 17, 1996 between Company and Continental Stock Transfer & Trust Company, as rights agent.

     "Company RSU" means restricted shares of Company Common Stock.

     "Company SEC Documents" has the meaning given in Section 3.1(d).

     "Company Stockholders Meeting" has the meaning given in Section 5.1(b).

     "Company Stock Option Plans" has the meaning given in Section 2.8(b).

     "Company Stock Purchase Plans" means the 1996 Employee Stock Purchase Plan and the 1997 Foreign Employee Stock Purchase Plan of Company.

     "Company's Current Premium" has the meaning given in Section 5.6(b).

     "Company's Financial Advisor" has the meaning given in Section 3.1(r).

     "Confidentiality Agreements" means the confidentiality agreements dated March 7, 2001 and November 5, 2001 between Parent and Company, as amended on the date hereof.

     "Constituent Corporations" means Merger Subsidiary and Company.

     "Controlled Group" means, with respect to any person, any organization which is a member of a controlled group of organizations within the meaning of Code Section 414(b), (c), (m) or (o).

     "Dissenting Shares" has the meaning given in Section 2.6(d).

     "DGCL" means the Delaware General Corporation Law.

     "Effective Time" has the meaning given in Section 2.1.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning given in Section 3.1(j).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" has the meaning given in Section 2.7(a).

     "Exchange Fund" has the meaning given in Section 2.7(a).

     "Exchange Ratio" means the Merger Consideration divided by the Average Parent Price, rounded to the nearest thousandth of a share.

     "Final Proxy Statement" has the meaning given in Section 5.1(c).

     "Foreign Plan" means any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Company or any of its Subsidiaries with respect to employees (or former employees) employed outside the United States.

     "GAAP" means accounting principles generally accepted in the United States in effect at the applicable time.

     "Governmental Consents" has the meaning given in Section 3.1(c).

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, or SRO, domestic or foreign.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Liabilities" has the meaning given in Section 5.6(a).

     "Indemnified Parties" has the meaning given in Section 5.6(a).

     "Intellectual Property" means all of the following, in whatever form or medium, anywhere in the world: patents, trademarks, service marks, trade names, corporate names, domain names, copyrights, and copyrighted works; registrations thereof and applications (including provisional applications) therefor; derivatives, continuations, continuations-in-part, extensions, divisionals, re-examinations, reissues and renewals thereof; trade secrets, software (in any form, including source code and object code), firmware, mask works, programs, flow charts, documentation, inventions (whether patentable or unpatentable), utility models, discoveries, proprietary processes, and items of proprietary know-how, information, data (whether or not protected by copyright or other intellectual property), proprietary prospect lists, customer lists, projections, analyses, proprietary market studies and any other intellectual property.

     "IRS" means the Internal Revenue Service.

     "Law" means any United States Federal, state, local or foreign statute, law, ordinance, rule or code, or a rule or regulation of any Governmental Entity.

     "Lien" means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest.

     "Management Agreements" has the meaning given in the recitals of this Agreement.

     "material", with respect to any event, change or effect with respect to any person, means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets (including, without limitation, client base), liabilities, businesses or results of operations of such person and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means (i) with respect to Company, a material adverse effect on the condition (financial or otherwise), properties, assets (including, without limitation, client base), liabilities, businesses or results of operations of Company and its Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole, in each case, after giving effect to the Specified Asset Sales, or an adverse effect on the ability of Company to perform its obligations hereunder on a timely basis and (ii) with respect to Parent, a material adverse effect on the condition (financial or otherwise), properties, assets (including, without limitation, client base), liabilities, businesses or results of operations of Parent and its Subsidiaries taken as a whole or an adverse effect on the ability of Parent or Merger Subsidiary to perform its respective obligations hereunder on a timely basis; provided, however, that in determining whether there has been a Material Adverse Effect with respect to any person, the following shall be disregarded: (a) any adverse effect resulting from conditions in the securities industry generally, or from general economic conditions, in each case, in the countries in which such person or any of its Subsidiaries conducts business and (b) changes in the value of the securities portfolio owned by such person or any of its Subsidiaries.

     "Merger" has the meaning given in the recitals of this Agreement.

     "Merger Consideration" has the meaning given in Section 2.6(b).

     "Merger Subsidiary" has the meaning given in the recitals of this Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Net Cash Proceeds" means, with respect to the Specified Asset Sale under the AHA Stock Purchase Agreement, the proceeds in the form of cash or cash equivalents received by Company or any of its Subsidiaries from such Specified Asset Sale (including, for the avoidance of doubt, in payment of accounts receivable) prior to the Effective Time, net of:

          (i) all out-of-pocket expenses and fees paid or payable by Company or any of its Subsidiaries in connection with such Specified Asset Sale (including legal, accounting and investment banking fees);

          (ii) all taxes paid or payable by Company or any of its Subsidiaries in connection with such Specified Asset Sale, after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

          (iii) all duties, obligations and liabilities arising from employee benefit or compensation plans, practices, policies and arrangements relating to employees of AHA or any of its Subsidiaries or their businesses or the employment or termination of employment of any such employees, other than salary and bonus of such employees accrued in the ordinary course of business prior to the date of consummation of such Specified Asset Sale.

The amount of the Net Cash Proceeds shall not be determined until all adjustments to the purchase prices for such Specified Asset Sale are completed in accordance with the terms of the applicable Specified Asset Sale Agreement and are not subject to further adjustment. The Net Cash Proceeds shall be calculated without regard to any indemnity obligations of Company under the applicable Specified Asset Sale Agreement.

     "Number of Shares and Options Outstanding" means the sum of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than such shares to be canceled pursuant to Section 2.6(a)) including Company RSUs, plus the number of shares of Company Common Stock issuable upon the exercise of all Company Stock Options outstanding immediately prior to the Effective Time.

     "NYSE" means the New York Stock Exchange, Inc.

     "Option Consideration" has the meaning given in Section 2.8(a).

     "Order" has the meaning given in Section 3.1(g).

     "Parent" has the meaning given in the recitals of this Agreement.

     "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

     "Parent Expenses" means all out-of-pocket costs and expenses, including all fees and expenses of investment bankers, attorneys, accountants and other advisors, incurred by or on behalf of Parent or any of its Subsidiaries in connection with or related to the Transaction Agreements and the transactions contemplated thereby, but in no case shall the Parent Expenses exceed $1.0 million.

     "person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Proxy Statement" has the meaning given in Section 5.1(a).

     "Representative" means, with respect to any person, any officer, director, employee, affiliate, agent, representative or advisor, including any investment banker, attorney or accountant retained by such person or any of its Subsidiaries.

     "Required Company Vote" has the meaning given in Section 3.1(m).

     "Rollover Option" means each Company Option, whether or not vested, other than (x) a Cash-out Option or (ii) a Company Option not constituting a Cash-out Option that is exercised prior to the Effective Time.

     "SEC" means the Securities and Exchange Commission.

     "Section 7.2 Acquisition Proposal" means any Acquisition Proposal with respect to assets (including equity interests in Subsidiaries other than AHA) representing in the aggregate one-third or more of the consolidated assets of Company and its Subsidiaries (after giving effect to the Specified Asset Sales) or equity interests representing one-third or more (in economic or voting power) of the outstanding equity interests in Company.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Solicit" has the meaning given in Section 5.4(a).

     "Specified Asset Sale Agreements" has the meaning given in Section 3.1(t).

     "Specified Asset Sales" means the sales of AHA and its Subsidiaries or their assets pursuant to the Specified Asset Sale Agreements.

     "SROs" means industry self-regulatory organizations.

     "Subsidiary," as to any party, means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

     "Superior Proposal" means a bona fide written Acquisition Proposal not Solicited in violation of this Agreement and which the Board of Directors concludes in good faith, after consultation with its financial and legal advisors, taking into account all legal, financial, regulatory and other relevant aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the stockholders of Company, from a financial point of view, than the transactions contemplated by this Agreement and (ii) is not subject to any financing contingencies and is from a person that the Board of Directors concludes in good faith, taking into consideration advice from a nationally recognized investment bank, is financially capable of consummating such proposal; provided that, for purposes of this definition, "Acquisition Proposal" shall be deemed to refer only to a transaction involving a majority of the outstanding voting securities of Company.

     "Surviving Corporation" means Company, at and after the Effective Time, as the surviving corporation in the Merger.

     "tax" (including, with correlative meaning, the terms "taxes" and "taxable") includes, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, custom, duty, capital stock, ad valorem, value added, estimated, stamp, alternative and other taxes, governmental duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     "Termination Fee" means $4.5 million.

     "Transaction Agreements" means this Agreement, the Voting Agreement and the Management Agreements.

     "Violation" has the meaning given in Section 3.1(c).

     "Voting Debt" has the meaning given in Section 3.1(b).

     "Voting Agreement" has the meaning given in the recitals of this Agreement.

                                  ARTICLE TWO

                                   THE MERGER

     SECTION 2.1. EFFECTIVE TIME OF MERGER. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed in accordance with the DGCL and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     SECTION 2.2. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date (the "Closing Date") that is two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, are to be satisfied on the Closing
Date) set forth in Article Six, unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another place is agreed to in writing by the parties hereto.

     SECTION 2.3. EFFECTS OF THE MERGER. At the Effective Time, Merger Subsidiary shall be merged with and into Company, the separate existence of Merger Subsidiary shall cease, and Company shall survive the Merger as the Surviving Corporation. The Merger will have the effects set forth in the DGCL.

     SECTION 2.4. CERTIFICATE OF INCORPORATION AND BY-LAWS. At the Effective Time, the certificate of incorporation of Company shall be amended and restated in its entirety as set forth in Exhibit B hereto and shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be adopted by, and will be the by-laws of, the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 2.5. OFFICERS AND DIRECTORS. The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly appointed. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

     SECTION 2.6. EFFECT ON CAPITAL STOCK; MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

          (a) Cancellation of Treasury Stock and Parent-Owned Stock, Etc. All shares of Company Common Stock that are owned by Company as treasury stock or otherwise and all shares of Company Common Stock that are owned by Parent or Merger Subsidiary shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

          (b) Conversion of Company Common Stock. Subject to Section 2.6(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including (i) all vested and unvested Company RSUs and (ii) any shares of Company Common Stock held by participants in the Company Stock Purchase Plans and issued prior to the date hereof, but excluding (x) shares to be canceled in accordance with Section 2.6(a) and
     (y) Dissenting Shares) shall be converted at the Effective Time into the right to receive, without interest, an amount in cash equal to the sum of
     (i) $12.32 plus (ii) the amount determined by dividing (x) the Net Cash Proceeds by (y) the Number of Shares and Options Outstanding (the "Merger Consideration"). Upon such conversion, all such shares of Company Common Stock shall no longer be deemed to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger Consideration upon the surrender of the certificate representing such shares of Company Common Stock in accordance with Section 2.7.

          (c) Merger Subsidiary Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (d) Appraisal Rights. (i) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect any available right of appraisal under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of Company Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into the Merger Consideration at the Effective Time in accordance with Section 2.6(b).

          (ii) Company shall give Parent (A) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by Company and (B) the opportunity to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL. Company shall not, except with the prior written consent of Parent,
     (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

          (e) Company Stock Purchase Plans. Prior to the Closing Date, the offering period under each of the Company Stock Purchase Plans shall be terminated without any shares of Company Common Stock being issued thereunder after the date hereof. The Company Stock Purchase Plans shall be terminated as of the Effective Time. Prior to the Effective Time, Company shall adopt such resolutions or take such other actions (including, if appropriate, amending the terms of the Company Stock Purchase Plans) that are necessary to give effect to the requirements of this paragraph (e).

     SECTION 2.7. EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION.

     (a) Exchange Agent. Prior to the Effective Time, Parent shall appoint either Equiserve Trust Company N.A. or a bank or trust company designated by Parent and reasonably acceptable to Company to act as exchange agent hereunder (the "Exchange Agent") for the purpose of exchanging (i) certificates which immediately prior to the Effective Time evidenced shares of Company Common Stock (the "Company Certificates") and (ii) shares of Company Common Stock held through book-entry facilities, as the case may be, for the Merger Consideration. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article Two, cash in an amount sufficient to pay the aggregate Merger Consideration (the cash deposited being hereinafter referred to as the "Exchange Fund").

     (b) Investment of the Exchange Fund. Any cash deposited with the Exchange Agent shall be invested by the Exchange Agent as Parent reasonably directs; provided that (i) no such investment or any losses thereon shall affect the Merger Consideration payable to stockholders of Company and (ii) such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated P-1 and A-1 or better by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, respectively. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation upon termination of the Exchange Fund pursuant to paragraph (e) below. Parent shall pay all charges and expenses of the Exchange Agent in connection with the exchange of shares of Company Common Stock for the Merger Consideration.

     (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.6) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates, if any, shall pass, only upon delivery of the Company Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent and Company may reasonably specify) and (ii) instructions for use in effecting the surrender of shares of Company Common Stock in exchange for the Merger Consideration. Upon (i) surrender of a Company Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, or (ii) the book-entry transfer by the holder of shares of Company Common Stock to the account established by the Exchange Agent for such purpose, together with a properly completed letter of transmittal or an agent's message in lieu thereof (as described in the letter of transmittal) and such other documents as the Exchange Agent may reasonably require, the holder of such shares of Company Common Stock shall receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the shares of Company Common Stock surrendered pursuant to the provisions of this Article Two. Each Company Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of Company, the applicable Merger Consideration may be issued and paid to a transferee only if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the amount of cash into which the shares of Company Common Stock represented by such Company Certificate have been converted as provided in this Article Two.

     (d) No Further Ownership Rights in Company Common Stock. All cash paid upon conversion of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article Two.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of Company for six months after the Effective Time shall be delivered to the Surviving

Corporation, upon demand, and any stockholders of Company who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration payable to such stockholder.

     (f) No Liability. None of Parent, Merger Subsidiary, Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any portion of the Exchange Fund (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

     (h) Withholding. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of any tax Law. To the extent that amounts are so withheld by Parent and paid to governmental tax authorities, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     SECTION 2.8. OPTIONS. (a) At the Effective Time, all Cash-out Options shall be canceled, and holders of Cash-out Options with an exercise price below the Merger Consideration shall receive from Surviving Corporation (subject to any applicable withholding taxes), with respect to each Cash-out Option, an amount equal to the product of (x) the excess of the Merger Consideration over the exercise price per share of such Cash-out Option times (y) the number of shares of Company Common Stock subject to such Cash-out Option (the "Option Consideration"). The Option Consideration shall be due and paid at (or as soon as practicable following) the Effective Time.

     (b) At the Effective Time, each Rollover Option shall be converted into and become an option to purchase shares of Parent Common Stock on terms substantially identical to those in effect immediately prior to the Effective Time under the terms of the stock option plan or other agreement or award pursuant to which such Company Option was granted (collectively, such plans, agreements and awards being hereinafter referred to as the "Company Stock Option Plans"); provided, however, that from and after the Effective Time, (i) each Rollover Option assumed by Parent may be exercised solely to purchase shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock purchasable upon exercise of each Rollover Option shall be equal to the number of shares of Company Common Stock that were purchasable under such Rollover Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole share and (iii) the per share exercise price under each Rollover Option shall be adjusted by dividing the per share exercise price of such Rollover Option immediately prior to the Effective Time by the Exchange Ratio, and rounded up to the nearest whole cent; provided, however, that in the case of any Rollover Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under
Section 422 of the Code, the conversion formula set forth in the foregoing clauses (ii) and (iii) shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Company shall deliver a schedule to Parent within 30 days after the date hereof that sets forth (i) the name of each holder of a Company Option that is not a Cash-out Option, (ii) the number of shares of Company Common Stock subject to such Company Option, (iii) the exercise price for each such Company Option and (iv) the date of grant of each such Company Option. On the Closing Date, Company shall give notice to Parent indicating which such Company Options have been exercised after the delivery of such schedule and prior to the Closing Date.

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Rollover Options. As soon as practicable but in any event within 20 days after the Effective Time, the shares of Parent Common Stock subject to Rollover Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any Rollover Options remain outstanding. In addition, Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock subject to Rollover Options to be listed on the NYSE.

     (d) Company shall obtain from each holder of a Company Option a letter in the form of Exhibit C hereto and deliver all such letters to Parent prior to the Effective Time.

     (e) Each of Company and, if applicable, Parent shall take all such steps as may be required by it to cause the transactions contemplated by this Section
2.8 and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Company to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 2.9. CERTAIN ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class of stock, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, a cash dividend, or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred (other than exercises of Company Options), the applicable Merger Consideration shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Parent as follows:

          (a) Organization, Standing and Power; Subsidiaries. (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such licensing or qualification necessary, other than in such jurisdictions where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Company. Company has furnished to Parent true and complete copies of the certificate of incorporation and by-laws or other organizational documents of Company and each of its Subsidiaries as in effect on the date of this Agreement.

          (ii) Part I of Section 3.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all of Company's Subsidiaries and indicates, as to each such Subsidiary, the principal businesses in which it is engaged, the number and type of outstanding shares of capital stock or other equity securities of each such Subsidiary and the holder(s) thereof, any issued and outstanding options, warrants, stock appreciation rights, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, and any contracts, commitments, understandings or arrangements by which such Subsidiary may be or become bound to issue additional shares of its capital stock or other equity securities, or options, warrants or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and such shares or other securities are owned by Company or its direct or indirect wholly-owned Subsidiaries free and clear of any Lien with respect thereto. Each of Company's Subsidiaries (x) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (y) has all requisite corporate or other power and authority to own or lease all of its properties and assets and to carry on its businesses as now conducted, and (z) is duly licensed or qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its businesses requires it to be so licensed or qualified, other than, in the case of this clause (z) in those jurisdictions where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Company.

          (iii) Part II of Section 3.1(a) of the Company Disclosure Schedule provides a true and complete list of all direct or indirect investments of Company or any of its Subsidiaries in any other person as of the date hereof, whether in the form of equity or debt or options, warrants or other rights to acquire or purchase equity or debt. Company has provided or made available to Parent a true and complete copy of all partnership, joint venture or similar agreements to which Company or any of its Subsidiaries is a party. Except as set forth in Part III of Section 3.1(a) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds to or make any investment in (whether in the form of equity or debt or otherwise) any person.

          (iv) The minute books of Company accurately reflect in all material respects all corporate meetings and actions held or taken by its stockholders or Board of Directors (including committees of the Board of Directors) since January 1, 1998.

          (b) Capital Structure. (i) The authorized capital stock of Company consists of 40,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. At the close of business on February 27, 2002,
     (A) 7,909,817 shares of Company Common Stock were outstanding (including 130,024 Company RSUs), 2,401,501 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options pursuant to the Company Stock Option Plans, 281,100 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Purchase Plans and 3,020,633 shares of Company Common Stock were held by Company in its treasury; and (B) no shares of Company Preferred Stock were outstanding and 150,000 shares of Company Series A Junior Participating Preferred Stock were reserved for issuance in connection with the Company Rights. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. The shares of Company Common Stock which may be issued upon exercise of Company Stock Options have been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

          (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Company are issued or outstanding.

          (iii) As of the close of business on February 27, 2002, except for (A) this Agreement, (B) Company Options which represented the right to acquire up to an aggregate of 2,401,501 shares of Company Common Stock, (C) the Company Rights and (D) as set forth in Section 3.1(b)(iii) of the Company Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 3.1(b)(iii) of the Company Disclosure Schedule, after the Effective Time, there will be no option, warrant, call, right or agreement obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of Company or any of its Subsidiaries, or obligating Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement.

          (iv) There are no outstanding contractual obligations of Company or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries, other than the agreements between Company and persons who were its stockholders prior to the initial public offering of Company Common Stock (which agreements will become void and of no further effect at the Effective Time), or (B) pursuant to which Company or any of its Subsidiaries is or could be required to register shares of Company Common Stock or other securities under the Securities Act.

          (c) Authority. (i) Company has all requisite corporate power and authority to enter into the Transaction Agreements and, subject to adoption of this Agreement by the Required Company Vote, to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote. Each of the Transaction Agreements has been duly executed and delivered by Company and its Subsidiary party thereto and constitutes a valid and binding obligation of each of Company and such Subsidiary, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally, and subject to general principles of equity, whether applied by a court of law or equity.

          (ii) The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not, (A) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or increase of any obligation, liability or fee or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, including under any "change of control" provision, a "Violation") pursuant to, any provision of the certificate of incorporation or by-laws of Company or any of its Subsidiaries, (B) except as set forth in Section 3.1(c)(ii) of the Company Disclosure Schedule, result in any Violation of any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, Company Plan or other contract, agreement, obligation or instrument to which Company or any of its Subsidiaries (other than AHA or any of its Subsidiaries) is a party or by which any of their properties, assets or businesses are bound or (C) except as set forth in Section 3.1(c)(ii) of the Company Disclosure Schedule and subject to obtaining or making the Governmental Consents referred to in paragraph (iii) below, result in any Violation of any permit, concession, franchise, license, judgment, order, decree, injunction, arbitration award or Law applicable to Company or any of its Subsidiaries or their respective properties, assets or businesses, other than, in the case of clauses (B) and (C), Violations, which, individually or in the aggregate, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay, the consummation of the Merger or the other transactions contemplated by the Transaction Agreements.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity ("Governmental Consents") is required in connection with the execution and delivery of the Transaction Agreements by Company or any of its Subsidiaries party thereto, their consummation of the transactions contemplated thereby or their compliance with the terms thereof, except for
     (A) notices or filings under the HSR Act and the expiration or termination of the applicable waiting period thereunder and compliance with any applicable foreign antitrust or competition law, (B) the filing with, and the clearance by, the SEC of the Proxy Statement and the filing with the SEC of such reports under the Exchange Act as may be required in connection with the Transaction Agreements and the transactions contemplated thereby,
     (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) the approvals, filings and notices listed on
     Section 3.1(c)(iii) of the Company Disclosure Schedule (the "Company Regulatory Consents") and (E) such other filings, authorizations, orders and approvals which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay, the consummation of the Merger or the other transactions contemplated by the Transaction Agreements. As of the date of this Agreement, Company does not have knowledge of any reason why the Governmental Consents referred to in this Section 3.1(c)(iii) will not be received or made on a timely basis.

          (d) SEC Documents; Undisclosed Liabilities. (i) Company has filed and will file, on a timely basis, all reports, schedules, registration statements and other documents required to be filed with the SEC since January 1, 1999 (collectively, the "Company SEC Documents"). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Company SEC Documents complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Subsidiary for inclusion or incorporation by reference in any Company SEC Document filed after the date hereof. Company and its Subsidiaries are not engaged in any material business or activity which is not described in the Company SEC Documents filed prior to the date of this Agreement. The financial statements of Company included in the Company SEC Documents complied and will comply as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q and Form 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present and will fairly present in all material respects the consolidated financial position of Company and its consolidated Subsidiaries and their consolidated results of operations, changes in stockholders' equity and cash flows as of the dates and for the periods shown.

          (ii) Except for (A) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, and (B) liabilities incurred since September 30, 2001 in the ordinary course of business consistent with past practice, at September 30, 2001 Company did not have, and since such date Company has not incurred, any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Company's financial statements in accordance with GAAP).

          (e) Proxy Statement. The Proxy Statement, as supplemented or amended, as applicable, will, when the Proxy Statement or any such amendment or supplement is first mailed to stockholders of Company, at the time of the Company Stockholders Meeting and at the Effective Time, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement and any amendment or supplement thereto will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Proxy Statement.

          (f) Compliance with Applicable Laws. (i) Section 3.1(f)(i) of the Company Disclosure Schedule sets forth a true and complete list of all Company Permits. Company and its Subsidiaries have been and are in compliance in all material respects with the terms of the Company Permits, except as set forth on Section 3.1(f)(i) of the Company Disclosure Schedule.

          (ii) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or Section 3.1(f)(ii) of the Company Disclosure Schedule, the businesses of Company and its Subsidiaries (other than AHA or any of its Subsidiaries) have not been and are not being conducted in violation of any Law or any judgment, order, decree, injunction or arbitration award of any Governmental Entity in any material respect. Except as disclosed in Section 3.1(f)(ii) of the Company Disclosure Schedule and for normal examinations conducted by a Governmental Entity in the regular course of the business of Company and its Subsidiaries, no Governmental Entity has initiated any material proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries (other than AHA or any of its Subsidiaries) since January 1, 1999. Except as set forth in Section 3.1(f)(ii) of the Company Disclosure Schedule, there is no unresolved or uncured material violation or exception noted by any Governmental Entity in any report, comment letter or other statement relating to or based on any examinations of Company or any of its Subsidiaries (other than AHA or any of its Subsidiaries) or otherwise, and neither Company nor any of its Subsidiaries (other than AHA or any of its Subsidiaries) is a party to any material written agreement, commitment letter or other similar undertaking with or to any Governmental Entity with respect to the conduct of its businesses or its capital adequacy.

          (iii) Company and each of its Subsidiaries have filed all material regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1999 with (i) the SEC, (ii) any SRO and (iii) any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of the date of this Agreement, except as disclosed on an SEC Form BD which has been filed by Company or its Subsidiaries with the SEC and copies of which have been made available to Parent prior to the date of this Agreement, neither Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable securities laws which would be required to be disclosed on SEC Form BD, and, to the knowledge of Company, no such disciplinary proceeding or order is pending or threatened; and neither Company nor any of its Subsidiaries, nor any respective persons affiliated with Company or its Subsidiaries, nor, to Company's knowledge, any of the respective officers, directors or employees of any of the foregoing or any "associated person" (as defined in the Exchange Act) thereof, is or has been subject to any "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or ineligible to serve as a broker-dealer or as an associated person of a registered broker-dealer under the Exchange Act.

          (iv) Section 3.1(f)(iv) of the Company Disclosure Schedule sets forth a true and complete list of the Subsidiaries of Company which are duly registered or licensed as a broker-dealer under the Exchange Act or under any state, federal or foreign broker-dealer or similar laws pursuant to which each such Subsidiary is required to be so registered, together with a listing of such registrations and an indication as to whether such Subsidiary is a member in good standing of the NASD, NYSE or other foreign or domestic broker-dealer associations. No other Subsidiary of Company is required by the nature of its activities to be so registered under the Exchange Act or under the laws of any state or other domestic or foreign jurisdiction or to be a member in good standing of the NASD, NYSE or other broker-dealer associations under any other applicable law. Company has filed and made available to Parent, in the form as filed, a true and complete copy of each such Subsidiary's currently effective Form BD, all state, federal and foreign registration forms and all material reports filed by it or any such Subsidiary with the SEC, NASD, NYSE or other Governmental Entity under the Exchange Act and the rules and regulations thereunder or otherwise and under similar state, federal and foreign statutes within the last two years and will file and make available to Parent in the form as filed such material forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was (or will be, in the case of filings made after the date hereof) true and complete in all material respects as of the time of filing.

          (v) Neither Company nor any of its Subsidiaries is required by the nature of its activities or assets to be registered as a national securities exchange, a registered investment advisor under the Investment Advisers Act of 1940, as amended, other than AHA and its Subsidiaries, or an investment company under the Investment Company Act of 1940, as amended.

          (vi) Section 3.1(f)(vi) of the Company Disclosure Schedule sets forth a true and complete list of each of the memberships of Company and each of its Subsidiaries (other than AHA or any of its Subsidiaries) in commodities exchanges, boards of trade, clearing organizations, trade associations and similar organizations, and a description of the type of membership and the name of the registered holder thereof. All such memberships and similar privileges of Company and each of its Subsidiaries are in good standing, except where the failure to keep such memberships and privileges in good standing has not had and would not be reasonably expected to have a Material Adverse Effect on Company.

          (g) Legal Proceedings. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no claim, litigation, inquiry, suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) ("Action") pending or, to the knowledge of Company, threatened, against or affecting Company or any of its Subsidiaries, or any of its properties, assets or businesses, which would, individually or in the aggregate, have a Material Adverse Effect on Company, or challenging the validity or propriety of, or which could in any material respect affect, the Transaction Agreements or any of the transactions contemplated thereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, or any settlement or stipulation with any person (collectively, "Order"), outstanding or imminent against Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, individually or in the aggregate, a Material Adverse Effect on Company.

          (h) Taxes. Except as set forth in Section 3.1(h) of the Company Disclosure Schedule:

               (i) Company and each of its Subsidiaries have filed all material tax returns required to be filed by any of them and have paid (or had paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid (whether or not shown to be due on such tax returns), and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by Company and its Subsidiaries accrued, but not yet due and owing, through the date of such financial statements. All such tax returns are true and complete in all material respects.

               (ii) No material deficiencies for any taxes have been proposed, asserted or assessed against Company or any of its Subsidiaries that are not adequately reserved for, and no audit or other proceeding with respect to taxes due from Company or any of its Subsidiaries is pending or threatened.

               (iii) Proper and accurate amounts have been withheld, collected or deposited by Company and its Subsidiaries from their employees in compliance with the tax withholding provisions of applicable Law and have been paid over to the appropriate taxing authorities.

               (iv) There are no material tax Liens upon any property or assets of Company or any of its Subsidiaries except Liens for taxes not yet due and payable.

               (v) Neither Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code (or any similar provision of tax Law) by reason of a voluntary change in accounting method initiated by Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

               (vi) None of Company or any of its Subsidiaries has liability for any taxes of any predecessor for any tax periods prior to its formation.

               (vii) None of Company or any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Company) or
          (B) has any liability for the taxes of any person (other than any of Company or its Subsidiaries) including, but not limited to, under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

               (viii) None of Company or any of its Subsidiaries is a party to, is bound by or has any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the taxes, taxable income or taxable losses of any other person.

               (ix) Company and each of its Subsidiaries have collected all material sales and use taxes required to be collected and have remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have furnished properly completed exemption certificates and have maintained all material records and supporting documents in the manner required by all applicable sales and use tax statutes and regulations for all periods for which the statute of limitations has not expired.

               (x) Neither Company nor any of its Subsidiaries has made any payment or is obligated to make any payment (by contract or otherwise) which by reason of Section 162(m) of the Code will not be deductible.

               (xi) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to Company or any of its Subsidiaries.

          (i) Certain Agreements. Except as disclosed in Section 3.1(i) of the Company Disclosure Schedule (identified by the applicable subclause of this Section 3.1(i)), except for the Transaction Agreements and except those listed as exhibits to the Annual Report on Form 10-K for the year ended December 31, 2000 or to any Company SEC Reports filed subsequent to the filing of such Annual Report and prior to the date of this Agreement (provided that Section 3.1(i) of the Company Disclosure Schedule shall set forth each Company Contract described in subclauses (vii) through (x) below whether or not so listed as exhibits), neither Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding

               (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

               (ii) that provides for any payment by or to Company or any of its Subsidiaries in excess of $250,000 in any year or which is not terminable within 90 days, except contracts for the provision of products or services to clients by third parties in the ordinary course of business;

               (iii) with any current director, officer or employee of Company or any of its Subsidiaries or any affiliate of any such person;

               (iv) with or to a labor union or guild (including any collective bargaining agreement);

               (v) evidencing indebtedness for borrowed money or pursuant to which indebtedness for borrowed money may be incurred in excess of $100,000;

               (vi) with clients that generated 5.0% or more of total 2001 commission revenues of Company and its Subsidiaries, except for contracts related to "soft dollar" and directed brokerage arrangements made in the ordinary course of business;

               (vii) other than confidentiality provisions applicable to Company or any of its Subsidiaries set forth in any agreement or contract, that limits or purports to limit in any way the ability of Company or any of its affiliates to compete in any line of business, in any geographic area or with any person, to solicit any person for employment, to obtain products or services from or engage in business transactions with any person, or which requires referrals of any business or requires Company or any of its affiliates to make available investment or business opportunities to any person on a priority, equal or exclusive basis;

               (viii) relating to the voting of any securities of Company or any of its Subsidiaries;

               (ix) entitling the other party thereto any material right or benefit (including any material right to consent), or increasing or accelerating any material right or benefit, or triggering any material requirement, restriction or limitation, by reason of the transactions contemplated by any of the Transaction Agreements; or

               (x) which would prevent, or materially alter or delay, the consummation of any of the transactions contemplated by the Transaction Agreements.

     Company has previously made available to Parent true and complete copies of each contract, arrangement, commitment or understanding of the type described in clauses (i) through (x) of this Section 3.1(i) (collectively referred to herein as the "Company Contracts"). All of the Company Contracts are valid and in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect on Company. No other person has challenged the validity or enforceability of any Company Contract. Neither Company nor any of its Subsidiaries, and to the knowledge of Company, none of the other parties thereto, has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except for those violations and defaults which, individually or in the aggregate, would not result in a Material Adverse Effect on Company.

          (j) Benefits. (i) Section 3.1(j) of the Company Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" (within the meaning of ERISA Section 3(3)) and each other employee benefit plan, agreement, program, policy or arrangement, including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, consulting, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Company or any trade or business whether or not incorporated, (an "ERISA Affiliate"), that together with Company would be deemed a "single employer" within the meaning of
     Section 4001(b) of ERISA, or to which Company or an ERISA Affiliate is party for the benefit of any employee or former employee of Company or any of its Subsidiaries. All such plans, agreements, programs, policies and arrangements, other than any Foreign Plans, are collectively referred to as the "Company Plans." With respect to each Company Plan, Company has delivered or made available to Parent a true and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description; and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) any attorney's response to an auditor's request for information. No Company Plan or plan contributed to by a member of Company's Controlled Group is a "multiemployer pension plan," as defined in Section 3(37) of ERISA nor is any Company Plan or plan contributed by to a member of Company's Controlled Group a plan described in Section 4063(a) of ERISA.

               (ii) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. Each Company Plan which is intended to be qualified within the meaning of Code
          Section 401(a) has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. All contributions to, and payments from, the Company Plans that are required to have been made in accordance with such plans have been timely made.

               (iii) None of Company, any of its Subsidiaries, any member of their Controlled Group, any Company Plan, any trust created thereunder, nor, to the knowledge of Company, any trustee or administrator thereof has engaged in a transaction in connection with which Company or any of its Subsidiaries, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

               (iv) No Company Plan provides retiree welfare benefits, and neither Company nor any of its Subsidiaries has any obligation to provide any retiree welfare benefits other than as required by Code
          Section 4980B.

               (v) None of Company, any of its Subsidiaries or any member of their Controlled Group maintains or contributes to, nor has it maintained or contributed to within the previous five years, any pension plan subject to Title IV of ERISA or Code Section 412. None of Company, any of its Subsidiaries or any member of their Controlled Group has liability (including any contingent liability under ERISA
          Section 4204) with respect to any multiemployer plan, within the meaning of ERISA Section 3(37). None of Company, any of its Subsidiaries or any member of their Controlled Group has incurred or is reasonably likely to incur, any liability under Title IV of ERISA (other than premiums due to the Pension Benefit Guaranty Corporation, which premiums have been paid when due). None of Company, any of its Subsidiaries or any member of their Controlled Group has engaged in, or, to the knowledge of Company, is a successor or parent corporation to an entity that has engaged in, a transaction described in ERISA Sections 4069 or 4212(c).

               (vi) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Company, threatened, and (ii) to the knowledge of Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims. Except as disclosed on Section 3.1(j) of the Company Disclosure Schedule, no Company Plan is under audit by the IRS, the Department of Labor or any other governmental or quasi governmental authority, and there is no outstanding or, to the knowledge of Company, potential liability resulting from any past audits of such plans.

               (vii) Except with respect to the Company Stock Option Plans and except as set forth on Section 3.1(j) of the Company Disclosure Schedule, no Company Plan exists that could reasonably be expected to result in the payment to any present or former employee of Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Company or any of its Subsidiaries as a result of the transactions contemplated by the Transaction Agreements. There is no contract, plan or arrangement covering any employee or former employee of Company or any of its Subsidiaries that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Code Section 280G.

               (viii) Section 3.1(j) of the Company Disclosure Schedule sets forth a true and complete list of each Foreign Plan, to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Each Foreign Plan has been established and administered in all material respects in accordance with its terms and in compliance in all material respects with applicable Law. All contributions required to be made by Company or any of its Subsidiaries with respect to a Foreign Plan has been timely made, except where the failure to make such timely contributions would not have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has incurred any liability in connection with the termination or withdrawal from any Foreign Plan. No Foreign Plan is a defined benefit plan. With respect to any Foreign Plan adequate reserves have been established to the extent required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened with respect to any Foreign Plan and no Foreign Plan is under audit by any governmental authority.

          (k) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, since September 30, 2001, except as otherwise expressly permitted by Section 4.1,
     (i) Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices, (ii) there has not been any change, circumstance or event which has had, or would reasonably be expected to have, a Material Adverse Effect on Company and
     (iii) neither Company nor any of its Subsidiaries has taken any action that would have been prohibited pursuant to Section 4.1 if it had been taken after the date hereof other than as set forth on Section 3.1(k) of the Company Disclosure Schedule.

          (l) Board Approval; State Takeover Statutes; Company Rights Agreement. The Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, has (i) determined that this Agreement and the Merger are fair to and in the best interests of Company and its stockholders and declared the Merger to be advisable, (ii) approved the Transaction Agreements and the Merger, and (iii) recommended that the stockholders of Company adopt this Agreement and directed that such matter be submitted for consideration by Company stockholders at the Company Stockholders Meeting. To the knowledge of Company, no state takeover statute (including, without limitation, Section 203 of the DGCL) is applicable to the Transaction Agreements, the Merger or the other transactions contemplated thereby. Company has taken all action necessary to render all outstanding Company Rights inapplicable to the Transaction Agreements, the Merger and the other transactions contemplated thereby.

          (m) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement (the "Required Company Vote") is the only vote of the holders of any class or series of capital stock necessary to approve and adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby and by the other Transaction Agreements.

          (n) Properties. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, Company or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest balance sheet included in such Company SEC Documents as being owned by Company or one of its Subsidiaries or acquired after the date thereof which are material to Company (except properties or assets sold or otherwise disposed of since the date thereof in the ordinary course of business or to be sold pursuant to the Specified Asset Sale Agreements), free and clear of all Liens of any nature whatsoever except (A) statutory Liens securing payments not yet due, and (B) such Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (ii) is the lessee of all leasehold estates reflected in the latest financial statements included in such Company SEC Documents or acquired after the date thereof which are material to Company (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Company's knowledge, the lessor.

          (o) Intellectual Property. (i) Part I of Section 3.1(o) of the Company Disclosure Schedule contains a true and complete list of all issued and pending U.S. and foreign patents, and all applications (including provisional applications), continuations, continuations-in-part, extensions, divisionals, re-examinations, reissues and renewals therefor; all registered and other material trademarks and service marks and applications for registrations therefor; all trade names, corporate names and domain names, and all registrations or applications therefor; and all registered copyrights and applications therefor owned by or registered to Company or any of its Subsidiaries (other than AHA or any of its Subsidiaries). Part II of Section 3.1(o) of the Company Disclosure Schedule contains a true and complete list of all material agreements, including licenses, sublicenses, assignments and other rights granted by Company or any of its Subsidiaries to any third party or granted by any third party to Company or any of its Subsidiaries, with respect to any material item of Intellectual Property (other than Intellectual Property granted by or to AHA or any of its Subsidiaries). True and complete copies of such material licenses, sublicenses, assignments and agreements have been delivered or made available to Parent.

               (ii) Company or one of its Subsidiaries owns, or is licensed or otherwise has the right to use, all material Intellectual Property that is necessary for the operation and businesses of Company and its Subsidiaries as presently conducted. There exists no restriction on the use, transfer or licensing of such Intellectual Property and licenses in the operation and businesses of Company and its Subsidiaries as presently conducted, except as described in Part II of
          Section 3.1(o) of the Company Disclosure Schedule.

               (iii) Except (A) as disclosed in Company SEC Documents filed prior to the date of this Agreement and (B) for such Intellectual Property that is not material to Company, there is no notice or claim made or threatened by or against Company, any of its Subsidiaries or any of their licensees asserting the invalidity, misuse, infringement, non-infringement or enforceability of any item of Intellectual Property or challenging their right to the use or ownership of any item of Intellectual Property; provided that to the extent the foregoing relates to a notice or claim threatened against Company, any of its Subsidiaries or any of their licensees, it shall be limited to Company's knowledge.

          (p) Insurance. Company and its Subsidiaries maintain the insurance policies and performance bonds set forth on Section 3.1(p) of the Company Disclosure Schedule. Company has made available to Parent true and complete copies of all such insurance policies and performance bonds. Company and its Subsidiaries have paid all premiums payable thereunder, and, except as disclosed in Section 3.1(p) of the Company Disclosure Schedule, no claims for coverage thereunder have been denied. To Company's knowledge, neither Company nor any of its Subsidiaries is in default under any such policies or bonds.

          (q) Accounting Controls. Each Subsidiary of Company that is registered as a broker-dealer has adopted the record keeping systems that comply in all material respects with the requirements of applicable Law (including, in the case of U.S. broker-dealer Subsidiaries, Section 17 of the Exchange Act and the rules and regulations thereunder) and the rules of all SROs having jurisdiction, and maintains its records in substantial compliance therewith. Each of Company and its Subsidiaries has devised and maintained systems of internal accounting controls which Company believes are sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management's general or specific authorization;
     (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to broker-dealers, if applicable, or any other criteria applicable to such statements; and (iii) the recorded amounts for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of Company or any of its affiliates, except Lazard Freres & Co. LLC ("Company's Financial Advisor"), whose fees and expenses will be paid by Company in accordance with Company's agreement with such firm (a copy of which has been furnished to Parent) except as otherwise provided in Section 7.2(b), and, if the Merger is not consummated, Company agrees to indemnify Parent and to hold Parent harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by Company or any of its affiliates.

          (s) Opinion of Company Financial Advisor. Company has received the opinion of Company's Financial Advisor, dated the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

          (t) Asset Management Businesses. Company has provided Parent a true and complete copy of (i) the Transfer and Assumption Agreement dated as of November 28, 2001 by and among The Bank of New York, Company and AHA, (ii) the Letter Agreement dated February 11, 2002 among Company, AHA, Byram Capital Management LLC and Mr. Seth M. Lynn, Jr. and (iii) the Stock Purchase Agreement dated as of February 11, 2002 between Company and Axe Acquisition Corp. (the "AHA Stock Purchase Agreement"), including, in each case, all exhibits and schedules thereto, and all agreements and instruments in connection therewith, including any employment or consulting agreements referred to therein (the "Specified Asset Sale Agreements"). Following consummation of the Specified Asset Sales, neither Company nor any of its Subsidiaries will have any liability with respect to the business, operations, assets or liabilities of AHA or any of its Subsidiaries, other than those specified liabilities that are expressly disclosed in the Specified Asset Sale Agreements.

          (u) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3.1, neither Company nor any of its Subsidiaries makes any other representation or warranty, express or implied, with respect to Company or any of its Subsidiaries.

     SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY. Parent and Merger Subsidiary hereby jointly and severally represent and warrant to Company as follows:

          (a) Organization, Standing and Power; Subsidiaries. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties makes such licensing or qualification necessary, other than in such jurisdictions where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. The certificate of incorporation and by-laws of Parent, which are on file with the SEC, and of Merger Subsidiary, copies of which were previously furnished to Company, are true and complete copies of such documents as in effect on the date of this Agreement.

          (b) Authority. (i) Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary (to the extent a party thereto). Each of the Transaction Agreements to which it is a party has been duly executed and delivered by each of Parent and Merger Subsidiary (to the extent a party thereto) and constitutes a valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, insolvency or other similar laws affecting the rights and remedies of creditors generally, and subject to general principles of equity, whether applied by a court of law or equity.

          (ii) The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated thereby and compliance with the terms thereof will not, (A) result in any Violation pursuant to any provision of the certificate of incorporation or by-laws of Parent or Merger Subsidiary, (B) result in any Violation of any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, employee benefit plan or other contract, agreement, obligation or instrument to which Parent or Merger Subsidiary is a party or by which any of their properties, assets or businesses are bound or (C) subject to obtaining or making the Governmental Consents referred to in paragraph
     (iii) below, result in any Violation of any judgment, order, decree, injunction, arbitration award or Law applicable to Parent or any Subsidiary of Parent or their respective properties, assets or businesses, except in the case of clauses (B) and (C), Violations which, individually or in the aggregate, would not have a Material Adverse Effect on Parent and would not prevent, or materially alter or delay, the consummation of the Merger or the other transactions contemplated by the Transaction Agreements.

          (iii) No Governmental Consent is required in connection with the execution and delivery by each of Parent and Merger Subsidiary of the Transaction Agreements to which it is a party or the consummation by each of Parent and Merger Subsidiary of the transactions contemplated thereby, except for (A) notices or filings under the HSR Act and the expiration or termination of the applicable waiting period thereunder and compliance with any applicable foreign antitrust or competition law, (B) the filing with the SEC of a Schedule 13D under the Exchange Act as may be required in connection with the Voting Agreement, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) the Company Regulatory Consents and (E) such other filings, authorizations, orders and approvals which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, or materially alter or delay, the consummation of the Merger or the other transactions contemplated by the Transaction Agreements.

          (c) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of Parent or any of its affiliates, except Merrill Lynch, Pierce,

     Fenner & Smith Incorporated and Freeman & Co. LLC, whose fees and expenses will be paid by Parent except as otherwise provided in Section 7.2(b), and Parent agrees to indemnify Company and to hold Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by Parent or any of its affiliates.

          (d) Disclosure Documents. The information with respect to Parent and Merger Subsidiary that Parent or Merger Subsidiary supplies in writing to Company for inclusion or incorporation by reference in any Company SEC Document filed after the date of this Agreement, including the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or amendment or supplement thereto is first mailed to stockholders of Company, at the time of the Company Stockholders Meeting and at the Effective Time and (ii) in the case of any Company SEC Document other than the Proxy Statement, or any amendment or supplement thereto, if applicable, at the time of filing of such Company SEC Document or supplement or amendment thereto.

          (e) Board Recommendation. The respective boards of directors of Parent and Merger Subsidiary have approved the execution, delivery and performance of the Transaction Agreements by each of Parent and Merger Subsidiary (to the extent a party thereto) and the consummation of the Merger, which approval by Parent was also in its capacity as sole stockholder of Merger Subsidiary. The board of directors of Merger Subsidiary has declared the Merger to be advisable. No vote of the holders of any class or series of capital stock or other securities of Parent is necessary to approve the Transaction Agreements or the Merger.

          (f) Financing. Parent has and will have at the Effective Time sufficient funds to pay the Merger Consideration and the Option Consideration.

          (g) Merger Subsidiary's Operations. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, is a direct wholly-owned Subsidiary of Parent and has not owned any assets, engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          (h) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3.2, neither Parent nor Merger Subsidiary makes any other representation or warranty, express or implied, with respect to Parent or Merger Subsidiary.

                                  ARTICLE FOUR

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1. INTERIM CONDUCT. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly required by this Agreement or to the extent that Parent (in its sole discretion) shall otherwise consent in writing (provided that with respect to matters described in clauses (a), (j) (with respect to newly hired employees of Company or any of its Subsidiaries in the ordinary course of business), (m) and (p), such consent of Parent shall not be unreasonably withheld or delayed):

          (a) General. Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, keep available the services of their officers and employees, maintain their assets and properties in good working order and condition and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect. Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' investment, risk and asset-liability management and other operating policies in any respect which is material to Company, except as required by law or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, which in any event will not exceed $100,000 in the aggregate, or
     (iv) amend, supplement, waive, cancel, rescind or terminate any Company Contract or enter into any contract, arrangement, commitment or understanding that would constitute a Company Contract, other than, in the case of clause (iii) or (iv), such incurrences, commitments, contracts, arrangements, understandings or Company Contracts with Company clients or third parties providing products or services to Company clients in connection with Company's soft-dollar, commission recapture or directed brokerage business in the ordinary course of business.

          (b) Dividends; Changes in Stock. Company shall not, and shall not permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by a wholly-owned Subsidiary of Company to Company or another wholly-owned Subsidiary of Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries or any securities convertible into or exercisable for any shares of capital stock of Company or any of its Subsidiaries.

          (c) Issuance of Securities. Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of Company or any of its Subsidiaries, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options issued under the Company Stock Option Plans and outstanding on the date of this Agreement and (ii) issuances by a wholly-owned Subsidiary of Company of its capital stock to Company or to another wholly-owned Subsidiary of Company.

          (d) Governing Documents, Etc. Company shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation, by-laws or other organizational documents or enter into a plan of consolidation, merger or reorganization with any person; provided that the foregoing shall not prohibit AHA or any of its Subsidiaries from consummating a Specified Asset Sale in compliance with Section 4.1(p).

          (e) No Acquisitions; No Investments. Company shall not, and shall not permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or any material assets of, by forming a partnership or joint venture with, or by any other manner, any business or any corporation, partnership, association or other person or business organization or division thereof or otherwise acquire or agree to acquire any material assets or (ii) make any investment, either by purchase of stock or securities, contribution to capital, property transfer or otherwise other than, in the case of clause
     (ii), (x) investments consisting of debt securities, of the type included in Company's investment portfolio on the date hereof, in the ordinary course of business of Company or Company's broker-dealer Subsidiaries, and
     (y) any investments set forth on Section 4.1(e) of the Company Disclosure Schedule.

          (f) No Dispositions. Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, transfer, license, sublicense, encumber or otherwise dispose of, in whole or in part, or agree to sell, lease, assign, transfer, license, sublicense, encumber or dispose of, in whole or in part, any properties, assets or rights (including capital stock of its Subsidiaries) which are material, individually or in the aggregate, to Company or any of its Subsidiaries; provided that (i) Company and AHA shall be permitted to (x) consummate the Specified Asset Sales in accordance with Section 4.1(p) and (y) dissolve Axe-Houghton Partners for Growth, L.P. and Axe-Houghton Partners for Value, L.P.; and (ii) Company and Company's broker-dealer subsidiaries may (x) dispose of investments in the ordinary course of business and (y) dispose of any investments set forth on Section 4.1(f) of the Company Disclosure Schedule.

          (g) Indebtedness. Company shall not, and shall not permit any of its Subsidiaries to, incur, create or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness) or guarantee any such indebtedness or issue or sell any warrants or rights to acquire any indebtedness of Company or any of its Subsidiaries, other than (i) short-term indebtedness incurred pursuant to working capital lines of credit existing on the date of this Agreement in the ordinary course of business consistent with past practice, (ii) indebtedness of any wholly-owned Subsidiary of Company to Company or to another wholly-owned Subsidiary of Company and (iii) guarantees of indebtedness in the ordinary course of business, which in any event will not exceed $43.5 million in the aggregate (including any guarantees outstanding on the date hereof).

          (h) Other Actions. Except to the extent provided in Section 5.4(b) or
     (d), Company shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that adversely affects the ability of the parties to obtain any Governmental Consent or that would, or reasonably would be expected to, result in any of the conditions to the Merger set forth in Article Six not being satisfied.

          (i) Accounting Methods. Except as disclosed in Company SEC Documents filed prior to the date of this Agreement, Company shall not, and shall not permit any of its Subsidiaries to, change its methods of accounting in effect at September 30, 2001, except as required by changes in GAAP as concurred in by Company's independent auditors.

          (j) Compensation and Benefit Plans. Except as required by Law, any Company Plan existing on the date of this Agreement (as in effect on the date hereof), the Management Agreements or any employment agreement listed on Section 3.1(j) of the Company Disclosure Schedule, Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into, adopt, amend, renew or terminate any Company Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Company or any of its Subsidiaries and one or more of its directors, officers or employees or (ii) except for normal increases in compensation and fringe benefits in the ordinary course of business consistent with past practice and payment of bonuses in cash in lieu of equity, increase in any manner the compensation or fringe benefits of any director, officer or employee (including, without limitation, by granting stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          (k) Tax Elections. Company shall not (i) change any tax election, annual tax accounting period or method of tax accounting in any material respect, (ii) file any material amended tax return, (iii) enter into any closing agreement relating to any material tax, (iv) settle any material tax claim or assessment, (v) surrender any right to claim a material tax refund or (vi) consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment.

          (l) No Liquidation. Except as permitted by Section 4.1(p), Company shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization or reorganization.

          (m) No Settlements. Company shall not, and shall not permit any of its Subsidiaries to, settle any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation where the amount paid does not exceed $50,000 for any litigation matter or group of related matters (and provided that any such settlement or compromise does not involve any non-monetary obligations on the part of Company or any of its Subsidiaries).

          (n) Other Agreements. Company shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

          (o) No Company Rights Agreement Amendment. Prior to the earlier of the termination of this Agreement or the Effective Time, Company and the Board of Directors will not amend or modify the Company Rights Agreement in any manner or take any other action that would (i) render the Company Rights Agreement inapplicable to any transaction(s) other than the Merger and related transactions hereunder, (ii) permit any person or group (other than Parent and its affiliates) who would otherwise be an Acquiring Person (as such term is defined in the Company Rights Agreement) not to be an Acquiring Person or (iii) except as specifically contemplated by this Agreement, otherwise affect the Company Rights.

          (p) Specified Assets Sales. Company shall not amend or supplement any of the Specified Asset Sale Agreements, or waive any of the provisions thereof. Company shall use all reasonable efforts to consummate the Specified Asset Sales that have not been consummated prior to the date hereof in accordance with the Specified Asset Sale Agreements as soon as practicable.

     SECTION 4.2. NOTICE OF CERTAIN EVENTS. Each party shall promptly notify the other of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Transaction Agreements;

          (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by the Transaction Agreements; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.1 or 3.2, as the case may be, or that relate to the transactions contemplated by the Transaction Agreements.

                                  ARTICLE FIVE

                              ADDITIONAL AGREEMENTS

     SECTION 5.1. PREPARATION OF PROXY STATEMENT; COMPANY STOCKHOLDERS
MEETING. (a) As promptly as reasonably practicable following the date hereof, Company shall, in cooperation with Parent, prepare and file with the SEC a proxy statement of Company relating to the matters to be submitted to Company's stockholders at the Company Stockholders Meeting and other proxy materials (such proxy materials, and any amendments or supplements thereto including the Final Proxy Statement, the "Proxy Statement"). The Proxy Statement shall state that the Board of Directors finds the Merger to be advisable, fair to and in the best interests of Company's stockholders and recommends that Company's stockholders vote in favor of the adoption of this Agreement (the "Company Recommendation"). Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing. Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. Company shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance by the SEC. Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto including the Final Proxy Statement) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Company will provide Parent with a copy of all such filings made and correspondence with the SEC. Except to effect a Change in Company Recommendation in compliance with Section 5.4 or to satisfy the condition of the first proviso of either Section 7.2(b)(ii) or Section 7.2(b)(iii), no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld. If at any time prior to the Effective Time any information should be discovered by any party which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Company.

     (b) Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable (the "Company Stockholders Meeting"), and in any event, not later than 30 days after mailing of the definitive Proxy Statement to Company's stockholders, for the purpose of obtaining the Required Company Vote and shall take all lawful action to solicit proxies for the Required Company Vote, unless, in any case, a Change in Company Recommendation shall have been effected in accordance with Section 5.4(b). The Board of Directors shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) the Company Recommendation in any manner adverse to Parent or (y) take any other action or make any other statement in connection with the Company Stockholders Meeting inconsistent with the Company Recommendation (collectively, a "Change in Company Recommendation"), except as and to the extent expressly permitted by Section 5.4(b).

     (c) As promptly as practicable following the determination of the Net Cash Proceeds, Company shall prepare a supplement to the Proxy Statement (the "Final Proxy Statement") and file it with the SEC and mail it to Company's stockholders. The Company Stockholders Meeting shall be held within ten (10) business days after the mailing of the Final Proxy Statement to Company's stockholders.

     SECTION 5.2. ACCESS TO INFORMATION. Upon reasonable notice, Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of Parent and its Subsidiaries reasonable access during normal business hours to all its facilities, operations, Representatives, properties, books, contracts and records. Company shall (and shall cause each of its Subsidiaries to) make available to Parent (i) a copy of each report, form, schedule, statement and other document filed or deemed to be filed, published or received by it prior to the Effective Time (x) pursuant to the requirements of Federal or state securities laws or (y) otherwise with or from any Governmental Entity and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided that, in the case of this clause (ii), Company shall not be required to disclose any document or communication protected by the attorney-client privilege under applicable law. No such investigation by Parent shall affect the representations and warranties of Company.

     SECTION 5.3. REASONABLE BEST EFFORTS. (a) Each of Parent, Merger Subsidiary and Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, and to obtain or make (and to cooperate with the other party to obtain or make) any Governmental Consent or any consent or approval of any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by the Transaction Agreements. Each of Company and Parent will promptly cooperate with and furnish information to the other in connection with any such requirement imposed upon any of them or any of their Subsidiaries in connection with the foregoing.

     (b) Company and the Board of Directors shall, if any state takeover statute or similar statute becomes applicable to the Transaction Agreements, the Merger or any other transactions contemplated thereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by the Transaction Agreements may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effect of such statute or regulation on the Transaction Agreements, the Merger and the other transactions contemplated thereby.

     SECTION 5.4. ACQUISITION PROPOSALS. (a) Company shall not, and shall cause each of its Subsidiaries, and the Representatives of Company and its Subsidiaries, not to, directly or indirectly, on or after the date of this
Agreement:

          (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information or assistance) any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to (individually or collectively, to "Solicit"), (x) a proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase directly or indirectly (including by way of lease, exchange, sale, mortgage, pledge, tender offer, exchange offer or otherwise, as may be applicable) of any assets (other than sales of investment securities in the ordinary course of business) of or any equity interests in Company or any of its Subsidiaries, in each case, other than a proposal or offer (A) made by Parent or an affiliate thereof or (B) with respect to a Specified Asset Sale, (y) a breach of any of the Transaction Agreements or any interference with the completion of the Merger or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing inquiries, expressions of interest, proposals or offers being hereinafter referred to as an "Acquisition Proposal");

          (ii) have any discussions with or provide any nonpublic information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

          (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement (other than a confidentiality agreement to the extent permitted by Section 5.4(b)); or

          (v) agree to do any of the foregoing related to any Acquisition Proposal.

     Notwithstanding the foregoing, Company and the Board of Directors shall be permitted to engage in discussions not disclosing any non-public information regarding the Merger, Company or Parent with any passive investor holding not more than 10% of the outstanding shares of Company Common Stock; provided, that if any such investor acquires or proposes to acquire more than 10% of the outstanding shares of Company Common Stock, all such discussions shall be immediately terminated by Company and the foregoing provisions of this Section 5.4(a) shall apply with respect to such investor subject to Section 5.4(b).

     (b) Notwithstanding the foregoing, Company and the Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or make any disclosures as to factual matters that are required by applicable law or which the Board of Directors, after consultation with outside counsel, determines in good faith is required in the exercise of its fiduciary duties under applicable law, (B) effect a Change in Company Recommendation or
(C) engage in any discussions or negotiations with, or provide nonpublic information or data to, any person in response to a bona fide written Acquisition Proposal not Solicited in violation of this Agreement by any such person first made after the date of this Agreement, if and only to the extent that, in any such case referred to in clause (B) or (C):

          (i) the Company Stockholders Meeting shall not have already occurred;

          (ii) Company has complied in all material respects with this Section 5.4;

          (iii) the Board of Directors, after consultation with outside counsel, determines in good faith that such action is required in the exercise of its fiduciary duties under applicable law;

          (iv) in the case of clause (B) above, (I) if Company has received a bona fide written Acquisition Proposal not Solicited in violation of this Agreement from a third party, the Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Parent pursuant to clause (III) below, (II) it has notified Parent, at least five business days in advance, of its intention to effect a Change in Company Recommendation, specifying the material terms and conditions of any such Superior Proposal and furnishing to Parent a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents and (III) prior to effecting such a Change in Company Recommendation, it has, and has caused its financial and legal advisors to, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement as would enable it to proceed with the Merger and the other transactions contemplated hereby without violating its fiduciary duties under applicable law;

          (v) in the case of clause (C) above, the Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes a Superior Proposal, and prior to providing any nonpublic information or data to any person in connection with the Acquisition Proposal, the Board of Directors receives from such person an executed confidentiality agreement having provisions that are no less favorable to Company than those contained in the Confidentiality Agreements; and

          (vi) Company immediately (and in any event prior to providing any nonpublic information or data to any person or entering into discussions or negotiations with any person) notifies Parent of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the identity of such person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or correspondence). Company agrees that it will advise Parent of any material developments (including any changes in such terms and conditions) with respect to such inquiries, proposals or offers as promptly as practicable after the occurrence thereof.

     (c) Company agrees that it will immediately cease and cause its Subsidiaries, and its and their Representatives, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and request in writing to any such third parties in possession of nonpublic information about it or any of its Subsidiaries that was furnished by or on its behalf in connection with any of the foregoing to return or destroy all such information in the possession of any such third party or in the possession of any Representative of any such third party, and use commercially reasonable efforts to receive certification of such return or destruction, and it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal.

     (d) Any disclosure (other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) made pursuant to clause (A) of Section 5.4(b) shall be deemed to be a Change in Company Recommendation unless the Board of Directors expressly reaffirms the Company Recommendation in such disclosure.

     SECTION 5.5. FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by the person incurring such expense, except as otherwise provided in Section 7.2 hereof.

     SECTION 5.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, (i) shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Company or any of its past or present Subsidiaries, including, without limitation, AHA, InstiPro Group, Inc. and InstiPro, Inc. (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("Indemnified Liabilities"), to the same extent such persons are indemnified by Company as of the date of this Agreement pursuant to Company's certificate of incorporation and by-laws and
(ii) to the extent permitted by applicable Law, shall cause to be maintained in effect in the Surviving Corporation's certificate of incorporation and bylaws after the Effective Time provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, not materially less favorable to the intended beneficiaries than the corresponding provisions contained in the certificate of incorporation and bylaws of Company on the date hereof. If requested by an Indemnified Party, the determination of whether or not the Indemnified Party has met any applicable standard of conduct required by Law for indemnification (unless made by a court) shall be made by independent counsel selected by Parent and reasonably acceptable to the Indemnified Party.

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are in the aggregate not materially less advantageous to the insured) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the premiums paid as of the date hereof by Company for such insurance ("Company's Current Premium"), and if such premiums for such insurance would at any time exceed 300% of Company's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 300% of Company's Current Premium. The provisions of this Section 5.6(b) shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Closing for purposes of this Section 5.6, which policies provide such directors and officers with coverage for an aggregate period of six years after the Effective Time with respect to claims arising from facts or events that occurred before the Effective Time, and for a premium not in excess of the aggregate of the premiums set forth in the preceding sentence. If such prepaid policies have been obtained prior to the Closing, Parent shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

     (c) The provisions of this Section 5.6 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Law, contract or otherwise.

     SECTION 5.7. PUBLIC ANNOUNCEMENTS. Parent and Company shall use reasonable best efforts (i) to develop a joint communications plan, (ii) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (iii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to the Transaction Agreements or the transactions contemplated thereby.

     SECTION 5.8. EMPLOYEE BENEFITS. (a) For purposes hereof, "Affected Employees" shall mean those individuals who are employees of Company and its Subsidiaries (including those employees who are on vacation, leave of absence, disability or maternity leave) as of the Effective Time.

     (b) Parent shall (i) waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any Parent welfare plan (other than any long-term disability plan) that such Affected Employees may be eligible to participate in after the Effective Time and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Parent welfare plans that such employees are eligible to participate in after the Effective Time. As soon as practicable following the Closing Date (but in any event within 30 days thereof), Company shall provide Parent with information regarding such deductible, co-payment and out-of-pocket maximums, and such information as is required to comply with the Health Insurance Portability and Accountability Act of 1996, with respect to each Affected Employee as of the Effective Time.

     (c) Parent shall recognize service with Company or any of its Subsidiaries as service with Parent for all purposes under any benefit plan, policy or program, including any severance pay plan, policy or program, maintained by Parent or any of its Subsidiaries in which the Affected Employees are otherwise eligible to participate, but only to the extent such service would have been recognized under each such plan, policy or program of Parent or any of its Subsidiaries if such service has been rendered as an employee of Parent or any of its Subsidiaries; provided, however, that such service will not be recognized for purposes of (i) determining benefit accruals or pay credit service under any defined benefit pension plan of Parent or any of its Subsidiaries or (ii) determining eligibility for post-retirement medical and life insurance plans of Parent or any of its Subsidiaries.

     (d) For a period of at least one year following the Effective Time, Parent shall provide the Affected Employees employee benefit plans and arrangements that are at least as favorable as those provided by Company and its Subsidiaries on the date hereof; provided, however, that the foregoing shall not be construed as prohibiting Parent from terminating the employment of any Employee.

     SECTION 5.9. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                  ARTICLE SIX

                              CONDITIONS PRECEDENT

     SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. Company shall have obtained the Required Company Vote.

          (b) HSR Waiting Period. The waiting period under the HSR Act shall have expired or been terminated early.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which makes the consummation of the Merger illegal.

     SECTION 6.2. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER
SUBSIDIARY. The obligation of Parent and Merger Subsidiary to effect the Merger is subject to the satisfaction of the following conditions unless waived by
Parent:

          (a) Representations and Warranties. The representations and warranties of Company set forth in this Agreement (x) that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, and (y) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the Closing Date (except to the extent such representations speak as of an earlier date) as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company to such effect.

          (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company to such effect.

          (c) Specified Asset Sales. The Specified Asset Sales shall have been consummated in accordance with Section 4.1(p) and the final amount of the Net Cash Proceeds shall have been determined. Prior to the consummation of the Specified Asset Sale under the AHA Stock Purchase Agreement,

     Company shall have caused AHA to make such dividends or distributions to Company so that AHA's Tangible Net Worth (as defined in the AHA Stock Purchase Agreement) is equal to zero at the closing of such Specified Asset Sale.

          (d) Regulatory Consents. All Company Regulatory Consents shall have been obtained or made, as the case may be. In obtaining any consent or approval required to consummate any of the transactions contemplated hereby, no Governmental Entity shall have imposed or shall be seeking to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in the aggregate, would have a Material Adverse Effect on Company or on Parent.

          (e) Consents. Company shall have obtained each consent or approval set forth on Section 6.2(e) of the Company Disclosure Schedule, which includes all consents and approvals required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, other than such consents and approvals the failure of which to obtain would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on Company or on Parent or upon the consummation of the transactions contemplated in this Agreement.

     SECTION 6.3. CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by Company:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement (x) that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, and (y) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the Closing Date (except to the extent such representations speak as of an earlier date) as though made on and as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (c) Specified Asset Sales. The Specified Asset Sales shall have been consummated in accordance with Section 4.1(p) and the final amount of the Net Cash Proceeds shall have been determined; provided that Company shall not be entitled to rely on this condition if Company has not complied with
     Section 4.1(p).

          (d) Regulatory Consents. All Company Regulatory Consents shall have been obtained or made, as the case may be; provided the Company shall not be entitled to rely on this condition if Company has not complied with
     Section 5.3(a).

                                 ARTICLE SEVEN

                           TERMINATION AND AMENDMENT

     SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after approval of the Merger by the stockholders of Company:

          (a) by mutual consent of Parent, Merger Subsidiary and Company in a written instrument;

          (b) (x) by either Parent or Company, upon written notice to the other party, if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable, (y) by Parent, upon written notice to Company, if a Company Regulatory Consent has been denied and such denial has become final and nonappealable and (z) by Company, upon written notice to Parent, if a Company Regulatory Consent has been denied and such denial has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to comply with Section 5.3 or any other provision of this Agreement has been the cause of, or resulted in, such order, decree, ruling, denial or other action;

          (c) by either Parent or Company, upon written notice to the other party, if the Merger shall not have been consummated on or before August 15, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 or any other provision of this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (d) by Parent, upon written notice to Company, if Company shall have
     (i) failed to make the Company Recommendation or effected a Change in Company Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) failed to call or hold the Company Stockholders Meeting in accordance with Section 5.1(b) or to prepare and mail to its stockholders the Proxy Statement in accordance with
     Section 5.1(a), or (iii) otherwise failed to comply with or perform its obligations under Section 5.4;

          (e) by either Parent or Company if the Required Company Vote shall not have been obtained at the Company Stockholders Meeting (or any adjournment or postponement thereof);

          (f) by Company, upon written notice given to Parent in the event of a breach or default in the performance by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement set forth in this Agreement which breach or default (i) would result in one or more of the conditions set forth in Sections 6.3(a) and (b) not being satisfied at the Closing Date, and (ii) has not been, or cannot be, cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by Company to Parent;

          (g) by Parent, upon written notice given to Company in the event of a breach or default in the performance by Company of any representation, warranty, covenant or agreement set forth in this Agreement which breach or default (i) would result in one or more of the conditions set forth in Sections 6.2(a) and (b) not being satisfied at the Closing Date, and (ii) has not been, or cannot be, cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by Parent to Company; or

          (h) by Company, upon written notice to Parent, if Company shall have effected a Change in Company Recommendation in compliance with the provisions of Section 5.4.

     SECTION 7.2. EFFECT OF TERMINATION.

     (a) Liabilities. In the event of termination of this Agreement by either Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Company or their respective officers or directors, except (i) with respect to Section 3.1(r), Section 3.2(c), this Section 7.2 and Article Eight, which shall survive such termination and (ii) that no party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

     (b) Payments.

          (i) If this Agreement is terminated pursuant to Section 7.1(d) or (h), Company shall pay to Parent (I) the Termination Fee on the business day following such termination and (II) the Parent Expenses within two business days after demand is made by Parent.

          (ii) If this Agreement is terminated pursuant to Section 7.1(g), Company shall pay to Parent the Parent Expenses within two business days after demand is made by Parent. If at any time after the date of this Agreement and before termination pursuant to Section 7.1(g), a Section 7.2 Acquisition Proposal has been publicly disclosed or otherwise communicated to the senior management or Board of Directors, Company shall pay to Parent the Termination Fee on the business day following such termination; provided, however, that no such payment shall be required if, within 5 business days after such announcement or other communication, the Board of Directors (A) determines that such Section 7.2 Acquisition Proposal does not constitute a Superior Proposal, (B) so notifies, in writing, Parent and the person or persons that made the Section 7.2 Acquisition Proposal and (C) in the case of any Section 7.2 Acquisition Proposal that has been publicly disclosed, files with the SEC, and mails to Company's stockholders, a supplement to the Proxy Statement describing such determination and reaffirming the Company Recommendation.

          (iii) If (x) this Agreement is terminated pursuant to Section 7.1(c) or (e) and (y) at any time after the date of this Agreement and before such termination, a Section 7.2 Acquisition Proposal has been publicly disclosed or otherwise communicated to the senior management or the Board of Directors, Company shall pay to Parent (I) the Termination Fee on the business day following such termination and (II) the Parent Expenses within two business days after demand is made by Parent; provided, however, that no such payment shall be required if, within 5 business days after such announcement or other communication, the Board of Directors (A) determines that such Section 7.2 Acquisition Proposal does not constitute a Superior Proposal, (B) so notifies, in writing, Parent and the person or persons that made the Section 7.2 Acquisition Proposal and (C) in the case of any
     Section 7.2 Acquisition Proposal that has been publicly disclosed, files with the SEC, and mails to Company's stockholders, a supplement to the Proxy Statement describing such determination and reaffirming the Company Recommendation; provided, further, however, if, at any time prior to the first anniversary of such termination, Company or any of its Subsidiaries enters into a definitive agreement in respect of, or approves or recommends, a Section 7.2 Acquisition Proposal, or agrees or resolves to do any of the foregoing, Company shall pay to Parent the Termination Fee and the Parent Expenses not later than the date of consummation of the transaction relating to a Section 7.2 Acquisition Proposal.

          (iv) If this Agreement is terminated pursuant to Section 7.1(f), Parent shall pay the Company Expenses to Company within two business days after demand is made by Company.

          (v) All payments under this Section 7.2(b) shall be made by wire transfer of immediately available funds to the account specified by Parent or Company, as the case may be. In no event shall the Termination Fee be paid more than once.

          (vi) Each of Company and Parent acknowledges that the agreements contained in this Section 7.2(b) are critical provisions of the transactions contemplated hereby and that without these agreements the other party would not enter into this Agreement. Accordingly, if any party fails to pay all amounts due to the other party on the dates specified, the failing party shall pay all costs and expenses (including legal fees and expenses) incurred by the other party in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by the other party.

     SECTION 7.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE EIGHT

                               GENERAL PROVISIONS

     SECTION 8.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

     SECTION 8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     (a)  if to Parent or Merger Subsidiary, to

          Invesment Technology Group, Inc.
          380 Madison Avenue, 4th Floor
          New York, NY 10017
          Attention: General Counsel
          Telephone No.: (212) 444-6327
          Telecopy No.: (212) 444-6494

          with a copy to

          Cahill Gordon & Reindel
          80 Pine Street
          New York, NY 10005
          Attention: Daniel J. Zubkoff, Esq.
          Telephone No.: (212) 701-3000
          Telecopy No.: (212) 269-5420

     (b)  if to Company, to

          Hoenig Group Inc.
          4 International Drive
          Rye Brook, NY 10573
          Attention: General Counsel
          Telephone No.: (914) 935-9000
          Telecopy No.: (914) 935-9178

          with a copy to

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Attention: Blaine V. Fogg, Esq.
          Telephone No.: (212) 735-3000
          Telecopy No.: (212) 735-2000

     SECTION 8.3. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" or "furnished" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 28, 2002. The phrases "known" or "knowledge" mean, with respect to either party to this Agreement, the actual knowledge of any of such party's directors or executive officers after reasonable inquiry.

     SECTION 8.4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     SECTION 8.5. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein, including the Voting Agreement and the Confidentiality Agreements) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement, and (b) except as provided in Section 5.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 8.8. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 8.9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or of the State of New York sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the first written above.

                                        INVESTMENT TECHNOLOGY GROUP, INC.

                                        By: /s/ Raymond L. Killian, Jr.
                                            ------------------------------------
                                            Name:  Raymond L. Killian, Jr.
                                            Title: Chairman, President & CEO


                                        INDIGO ACQUISITION CORP.

                                        By: /s/ Robert J. Russel
                                            ------------------------------------
                                            Name:  Robert J. Russel
                                            Title: President


                                        HOENIG GROUP INC.

                                        By: /s/ Fredric Sapirstein
                                            ------------------------------------
                                            Name:  Fredric Sapirstein
                                            Title: Chief Executive Officer

                                                                      APPENDIX C

                                AMENDMENT NO. 1

     AMENDMENT NO. 1 dated July 2, 2002 ("Amendment") to Agreement and Plan of Merger dated as of February 28, 2002 (the "Agreement") by and among Investment Technology Group, Inc., a Delaware corporation ("Parent"), Hoenig Group Inc., a Delaware corporation ("Company"), and Indigo Acquisition Corp. ("Merger Subsidiary"), a Delaware corporation and a direct wholly owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings given to them in the Agreement.

     WHEREAS, on May 9, 2002, Company announced certain unauthorized trading and resulting trading losses at its wholly owned subsidiary Hoenig & Company Limited, a U.K. limited company;

     WHEREAS, in light of such losses, Parent, Merger Subsidiary and Company have agreed to amend the Agreement in order to adjust the Merger Consideration and make certain other changes;

     WHEREAS, the boards of directors of Parent, Merger Subsidiary and Company have approved this Amendment;

     WHEREAS, each person listed on Annex A hereto is, concurrently with the execution and delivery of this Amendment, delivering a letter in the form of Annex B hereto;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE ONE
                                   AMENDMENTS

     SECTION 1.1. The first paragraph of the Agreement is amended to replace "(this "Agreement") with "(as amended by Amendment No. 1, this "Agreement")".

     SECTION 1.2. Section 1.1 of the Agreement is amended as follows:

     (a)  The following definitions are added:

          "Amendment No. 1" means Amendment No. 1 dated July 2, 2002 to this Agreement.

          "Cash Merger Consideration" means (i) $11.35 plus (ii) (A) the Escrow Reduction Amount, if any, divided by (B) the Number of Shares and Options Outstanding.

          "Cash Option Consideration" has the meaning given in Section 2.8(a).

          "Contingent Payment" means the amount, if any, required to be paid in cash by ITG to the Agent pursuant to Section 7.03 of the Escrow Agreement for payment to Holders pursuant to the terms of the Paying Agent Agreement.

          "Contingent Payment Right" means the right to receive an amount equal to (i) the Contingent Payment divided by (ii) (x) the Number of Shares and Options Outstanding less (y) the number of Specified Rollover Options, which right shall not be assignable or otherwise transferable except by operation of law (including the laws of descent and distribution) or by intestacy and shall otherwise be subject to the terms of the Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement dated as of the date of Amendment No. 1 among Company, Hoenig UK, Parent and the Committee Members named therein, in the form of Annex C to the Amendment.

          "Escrow Reduction Amount" has the meaning given to such term in the Escrow Agreement.

          "FSA Notices" means (i) the Notification of a Regulatory Event filed by Hoenig UK with the Financial Services Authority in the United Kingdom dated May 21, 2002, and (ii) the Notification of a Regulatory Event filed by Hoenig UK, with the Financial Services Authority in the United Kingdom, dated June 11, 2002.

          "Hoenig UK" means Hoenig & Company Limited, a U.K. limited company and a wholly owned subsidiary of Company.

          "Specified Losses" means the trading losses totaling $7.1 million on a pre-tax basis incurred by Hoenig UK, described in the FSA Notices, plus (i) all fees and expenses incurred on or before the date of Amendment No. 1 in connection with the matters referred to in the FSA Notices, (ii) all Escrow Expenses (as defined in the Escrow Agreement), (iii) all penalties and fines levied by any Governmental Entity in connection with the matters referred to in the FSA Notices and (iv) all fees and expenses incurred after the date of Amendment No. 1 in connection with any inquiry, investigation or proceeding by any Governmental Entity relating to the matters referred to in the FSA Notices.

          "Specified Rollover Options" means the Rollover Options identified as such on the schedule to be delivered by Parent pursuant to Section 2.8(b).

     (b) The following definitions are deleted in their entirety: "Net Cash Proceeds" and "Option Consideration".

     (c) The definition of "Cash-out Option Schedule" is amended to replace "within 30 days after the date hereof" with "within 14 days after the date of Amendment No. 1".

     (d) The definition of "Exchange Ratio" is amended to replace "Merger Consideration" with "Cash Merger Consideration".

     (e) The definition of "Transaction Agreements" is amended to add the following before the period: ", the Escrow Agreement and the Paying Agent Agreement (as defined in the Escrow Agreement)".

     SECTION 1.3. Section 2.6(b) of the Agreement is amended and restated as follows:

          "Conversion of Company Common Stock. Subject to Section 2.6(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including (i) all vested and unvested Company RSUs and (ii) any shares of Company Common Stock held by participants in the Company Stock Purchase Plans and issued prior to the date hereof, but excluding (x) shares to be canceled in accordance with Section 2.6(a) and (y) Dissenting Shares) shall be converted at the Effective Time into (i) the right to receive, without interest, the Cash Merger Consideration and (ii) one Contingent Payment Right (together, the "Merger Consideration"). Upon such conversion, all such shares of Company Common Stock shall no longer be deemed to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger Consideration upon the surrender of the certificate representing such shares of Company Common Stock in accordance with Section 2.7."

     SECTION 1.4. All instances of "Merger Consideration" in Section 2.7 of the Agreement are changed to "Cash Merger Consideration". The last sentence of
Section 2.7(c) is amended to replace the words "amount of cash" with "Cash Merger Consideration".

     SECTION 1.5. The first sentence of Section 2.7(d) shall be amended to add ", except with respect to the Contingent Payment Rights" before the period.

     SECTION 1.6. Section 2.8(a) of the Agreement is amended and restated as follows:

          "At the Effective Time, all Cash-out Options shall be canceled, and holders of Cash-out Options with an exercise price below the Cash Merger Consideration shall receive from Surviving Corporation (subject to any applicable withholding taxes), with respect to each Cash-out Option, (i) an amount in cash, without interest, equal to the product of (x) the excess of the Cash Merger Consideration over the exercise price per share of such Cash-out Option times (y) the number of shares of Company Common Stock subject to such Cash-out Option (the "Cash Option Consideration") and (ii) the number of Contingent Payment Rights as is equal to the number of shares of Company Common Stock subject to such Cash-out Option. The Cash Option Consideration shall be due and paid at (or as soon as practicable following) the Effective Time."

     SECTION 1.7. Section 2.8(b) of the Agreement is amended as follows:

     (a) In the first sentence, "shall be converted into and become an option" is replaced with "shall be converted into and become (x) except for the Specified Rollover Options, the number of Contingent Payment Rights as is equal to the number of shares of Company Common Stock subject to such Rollover Option and (y) an option".

     (b) In the second sentence, "within 30 days after the date hereof" is replaced with "within 14 days after the date of Amendment No. 1".

     (c) The following sentence shall be added after the second sentence: "Such schedule shall identify which Company Options constitute Specified Rollover Options."

     SECTION 1.8. The lead-in to Section 3.1 of the Agreement is amended and restated as follows:

          "SECTION 3.1 Representations and Warranties. Except for the Pursuit of Claims (each as defined in the Escrow Agreement) in compliance with the Escrow Agreement, the Specified Losses and the activity giving rise to the Specified Losses and matters in respect of any Governmental Entity arising from the delivery of the FSA Notices to any such Governmental Entity, the Company represents and warrants to Parent as follows:"

     SECTION 1.9. Section 3.1(s) of the Agreement is amended to replace "opinion of Company's Financial Advisor, dated the date of this Agreement" with "opinions of Company's Financial Advisor, dated the date of this Agreement and the date of Amendment No. 1".

     SECTION 1.10. Section 3.1(t) of the Agreement is amended to replace the second sentence with the following:

          "The Specified Asset Sales have been consummated in accordance with the Specified Asset Sale Agreements. Neither Company nor any of its Subsidiaries has any liability with respect to the business, operations, assets or liabilities of AHA or any of its Subsidiaries, other than those specified liabilities that are expressly disclosed in the Specified Asset Sale Agreements. Prior to the consummation of the Specified Asset Sale under the AHA Stock Purchase Agreement, Company caused AHA to make such dividends or distributions to Company so that AHA's Tangible Net Worth (as defined in the AHA Stock Purchase Agreement) was equal to zero (0) at the closing of such Specified Asset Sale."

     SECTION 1.11. Section 3.2(f) of the Agreement is amended and restated as follows:

          "Financing. Parent has and will have at the Effective Time sufficient funds to pay the Cash Merger Consideration and the Cash Option Consideration."

     SECTION 1.12. Section 4.1 of the Agreement is amended to add the following before the colon:

     "(provided further that none of the clauses of this Section 4.1 shall be deemed to have been violated by reason of the Pursuit of Claims (each as defined in the Escrow Agreement) in compliance with the Escrow Agreement, the Specified Losses and the activity giving rise to the Specified Losses and matters in respect of any Governmental Entity arising from the delivery of the FSA Notices to any such Governmental Entity)"

     SECTION 1.13. Section 4.1(m) is amended to add the following to the beginning of the first sentence: "Except for any settlement or compromise of Claims,".

     SECTION 1.14. Section 4.1(p) of the Agreement is amended to delete the second sentence.

     SECTION 1.15. Section 5.1(c) of the Agreement is amended to replace the first sentence thereof with the following:

     "If required by the SEC, as promptly as practicable following the date of Amendment No. 1, Company shall prepare a revised preliminary Proxy Statement and file it with the SEC. After the SEC review of the revised preliminary Proxy Statement is complete and the Proxy Statement becomes definitive (the "Final Proxy Statement"), Company shall mail the Final Proxy Statement to the

     Company's stockholders. If the SEC does not require Company to refile the Proxy Statement in preliminary form, Company shall file the Final Proxy Statement with the SEC and mail it to Company's stockholders as promptly as practicable following the date of Amendment No. 1.".

     SECTION 1.16. Each of Section 6.2(c) and Section 6.3(c) of the Agreement is replaced with "[Intentionally Omitted]".

     SECTION 1.17. Section 7.1(c) of the Agreement is amended by replacing "August 15, 2002" with "October 15, 2002".

     SECTION 1.18. Section 8.3 of the Agreement is amended by deleting ", unless the context otherwise requires," from the fifth sentence thereof.

                                  ARTICLE TWO
                                 MISCELLANEOUS

     SECTION 2.1. Due Authorization, Etc. Each party represents and warrants that this Amendment, the Escrow Agreement and the Paying Agent Agreement (as defined in the Escrow Agreement) has been duly authorized, executed and delivered by it and constitutes a valid and binding obligation of such party, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally, and subject to general principles of equity, whether applied by a court of law or equity.

     SECTION 2.2. Board Approval. Hoenig represents and warrants that the Board of Directors has reaffirmed the resolutions described in Section 3.1(l) of the Agreement.

     SECTION 2.3. Agreement Otherwise Unchanged. Except as expressly set forth herein, the terms, provisions and conditions of the Agreement shall remain in full force and effect and are in all respects hereby ratified and confirmed. Other than as specifically provided herein, this Amendment shall not operate as a waiver or amendment of any right, power or privilege of any party under the Agreement or of any other term or condition of the Agreement.

     SECTION 2.4. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

     SECTION 2.5. Counterparts. This Amendment may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     SECTION 2.6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the first written above.


                                          INVESTMENT TECHNOLOGY GROUP, INC.

                                          By: /s/ Raymond L. Killian, Jr.
                                              ----------------------------------
                                              Name:  Raymond L. Killian, Jr.
                                              Title: Chairman


                                          INDIGO ACQUISITION CORP.

                                          By: /s/ Howard C. Naphtali
                                              ----------------------------------
                                              Name:  Howard C. Naphtali
                                              Title: Managing Director and Chief
                                                     Executive Officer


                                          HOENIG GROUP INC.

                                          By: /s/ Fredric P. Sapirstein
                                              ----------------------------------
                                              Name:  Fredric P. Sapirstein
                                              Title: Chairman and Chief
                                                     Executive Officer

                                                                      APPENDIX D

                               ESCROW AGREEMENT

     This Escrow Agreement (the "Agreement") is entered into as of July 2, 2002 by and among Hoenig Group Inc., a Delaware corporation ("Hoenig"), Hoenig & Company Limited, a U.K. limited company ("Hoenig UK"), Investment Technology Group, Inc., a Delaware corporation ("ITG"), and Fredric P. Sapirstein and Alan
B. Herzog, as members of the Contingent Payment Rights Committee referred to below.

     Reference is made to the Agreement and Plan of Merger dated as of February 28, 2002 by and among Hoenig, ITG and Indigo Acquisition Corp., as amended by Amendment No. 1 thereto dated as of even date herewith (the "Merger Agreement"). This is the Escrow Agreement referred to therein.

     The parties hereto are simultaneously entering into the Custodian and Paying Agent Agreement attached hereto as Exhibit A (the "Paying Agent Agreement"), with The Bank of New York, a New York banking corporation, as custodian and paying agent (the "Agent"), in order to implement certain provisions of this Agreement.

     In consideration of the foregoing premises (which constitute an integral part of this Agreement) and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Except with respect to the following terms, which shall have the respective meanings specified below, all capitalized terms contained herein shall have the meanings ascribed to them in the Merger Agreement:

     "Advisors" has the meaning set forth in Section 3.03 hereof.

     "Claims" means each and every claim asserted, or that may be asserted, against any third party identified in the FSA Notices or any insurer or reinsurer of Hoenig or any of its subsidiaries (collectively, the "Specified Persons") by or on behalf of Hoenig or Hoenig UK in respect of any matter referred to in the FSA Notices.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" has the meaning set forth in Section 3.01 hereof.

     "Escrow" means the escrow created by this Agreement for the purposes of holding and dispersing the Escrow Assets to be administered by the Agent pursuant to the Paying Agent Agreement.

     "Escrow Account" has the meaning set forth in Section 2.01 hereof.

     "Escrow Assets" means (i) the Initial Funding, (ii) any assets hereafter acquired by the Escrow, (iii) the Recoveries, (iv) any investments purchased with Escrow Assets or otherwise acquired by the Escrow and (v) all proceeds of each of the foregoing (including, without limitation, any earning and gains thereon), excluding assets paid, distributed, expended or otherwise disposed of from time to time by the Committee, including for the payment of Escrow Expenses.

     "Escrow Expenses" means all fees, costs, expenses, obligations and liabilities of every nature or description incurred on or after the date hereof, directly or indirectly, by the Committee or any Member in connection with establishing, maintaining and administering the Escrow and the Escrow Assets or in carrying out the Committee's express or implied powers and duties under this Agreement or applicable law, including without limitation (i) all costs and expenses of prosecuting, appealing, negotiating, resolving, settling, compromising or otherwise pursuing the Claims, including the fees and expenses of Advisors, witnesses and court costs, whether incurred on a contingent, time and materials or other basis, (ii) all compensation and reimbursements of the Agent and of the Members for serving as Members, if any, (iii) all costs and expenses of indemnifying the Agent pursuant to the Paying Agent Agreement or the Members pursuant to this Agreement or otherwise prosecuting or defending any other litigation involving the Escrow or the Committee, (iv) all reimbursements of Hoenig and Hoenig UK pursuant to Sections 5.01 and 5.05 hereof, (v) all amounts payable to ITG and its affiliates pursuant to Section
6.02 hereof and (vi) all costs and expenses of distributing the Contingent Payment to the Holders pursuant to Section 7.03 hereof.

     "Escrow Reduction Amount" has the meaning set forth in Section 7.04 hereof.

     "Holder" means, at any time, the holder at such time of a Contingent Payment Right listed on the Register (as defined in the Paying Agent Agreement).

     "Initial Funding" has the meaning set forth in Section 2.02 hereof.

     "Members" has the meaning set forth in Section 3.01 hereof.

     "Pursuit" has the meaning set forth in Section 3.03 hereof.

     "Recoveries" means all amounts recovered or received in respect of Claims by Hoenig UK, Hoenig, ITG or their respective subsidiaries less any amounts that may be deducted therefrom pursuant to Section 6.02 hereof.

                                   ARTICLE II

                                 ESCROW ACCOUNT

     SECTION 2.01. Establishment of Escrow Account. Simultaneously with the execution and delivery hereof, the Committee shall direct the Agent to establish an account (the "Escrow Account") at its office located in New York, New York. All funds accepted or held by the Agent pursuant to this Agreement and the Paying Agent Agreement shall be held in the Escrow Account (and shall be deemed part thereof) in accordance with this Agreement and the Paying Agent Agreement, until released in accordance with the terms hereof and thereof.

     SECTION 2.02. Initial Funding. Simultaneously with the execution and delivery hereof, Hoenig UK shall deliver $2,365,000 in cash (the "Initial Funding") to the Agent for deposit into the Escrow Account in accordance with the Paying Agent Agreement.

     SECTION 2.03. Investment. The Committee shall direct the Agent to invest the Escrow Assets solely in the following: (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with a maturity of not more than 365 days and (ii) money market funds substantially all of whose funds are invested in the foregoing. Pursuant to the Paying Agent Agreement, all earnings and gains on Escrow Assets, including interest and dividends, shall be paid into the Escrow Account and shall constitute Escrow Assets. If at any time the Committee deems it necessary that some or all of the investments constituting Escrow Assets be redeemed or sold in order to raise money necessary to comply with the provisions of this Agreement, the Committee shall direct the Agent to effect such redemption or sale, in such manner and at such time as the Committee directs in accordance with the Paying Agent Agreement.

     SECTION 2.04. Disbursements. From time to time at the written direction of the Committee and in accordance with this Agreement and the Paying Agent Agreement, the Committee shall direct the Agent to disburse such portion of the Escrow Assets as the Committee so directs to pay Escrow Expenses. Pursuant to the Paying Agent Agreement, the Agent shall keep a record of such disbursements. From and after the date hereof, all Escrow Expenses shall be paid by the Committee from the Escrow Account.

     SECTION 2.05. Quarterly Statements. The Committee shall direct the Agent, in accordance with the Paying Agent Agreement, as soon as practicable following each March 31, June 30, September 30 and December 31, until the termination of this Agreement, to deliver to the Committee a statement (a "Quarterly Statement") setting forth: (a) the amount of the Escrow Assets; (b) the amount of income or interest earned or accrued with respect to the Escrow Assets, if any, during the period covered by such Quarterly Statement; and (c) the amount of Escrow Expenses paid during such period.

                                  ARTICLE III

                        POWERS, RIGHTS AND OBLIGATIONS
                   OF THE CONTINGENT PAYMENT RIGHTS COMMITTEE

     SECTION 3.01. Establishment of the Contingent Payment Rights Committee. There is hereby established a Contingent Payment Rights Committee (the "Committee"). The Committee shall consist of not less than two and not more than five members ("Members"). The initial Members shall be Fredric P. Sapirstein and Alan B. Herzog.

     SECTION 3.02. Action of the Committee. The Committee may act only with the concurrence of a majority of the Members; provided, however, that the Committee may, by resolution adopted by a majority of the Members, designate a Chairman to act as the administrative Member and delegate to the Chairman such authority as the Committee may determine.

     SECTION 3.03. Authority of Committee. The Committee shall have full power and authority from and after the date hereof (i) to prosecute, appeal, negotiate, resolve, settle, compromise or otherwise pursue the Claims, in whole or in part, in accordance with the provisions of this Agreement, including by litigation in trial or appellate courts, arbitration, alternative dispute resolution, negotiation, settlement or compromise (collectively, the "Pursuit" of Claims), (ii) to withdraw all or part of the Claims, terminate the Pursuit thereof and terminate the Escrow, (iii) to retain advisors, including, without limitation, counsel, accountants, financial advisors, arbitrators, mediators, experts, consultants, investigators and other assistants (collectively, "Advisors"), in connection with the foregoing, and to advise the Members with respect to the rights and obligations of the parties under this Agreement and the Paying Agent Agreement, and to determine the amount and method of compensation to be paid to such Advisors, including on a contingent, time and materials or other basis; provided that the Committee shall obtain the acknowledgment of each such Advisor that the sole recourse for such Advisor's fees and expenses shall be to the Escrow Assets, (iv) to direct the payment of Escrow Expenses by the Agent, (v) to direct the investment of the Escrow Assets by the Agent and (vi) to take such action as the Committee deems necessary or appropriate to enforce the obligations of the parties under this Agreement; provided, however, that without prior consultation with, and approval by (which approval shall not be unreasonably withheld or delayed in the case of clause
(b) and may be withheld in its sole judgment in the case of clause (a) or (c)), ITG, the Committee shall not (a) enter into or amend any contracts or agreements binding on, or on behalf of, ITG or any of its affiliates, (b) replace Committee members or (c) commence litigation against any person other than the Specified Persons; provided, further, that the Committee shall (x) consult with ITG prior to filing a lawsuit or an appeal with respect to, or agreeing to settle, any Claims and (y) notify ITG (in advance to the extent practicable) of any material change in the Pursuit of Claims. The Members shall have no other duties, rights or obligations except as specifically set forth herein and no implied covenants or obligations shall be read in to this Agreement against the Members.

     SECTION 3.04. Replacement of Committee Members. If, prior to the Effective Time, any Member shall resign, die or become incapacitated or shall otherwise become unable or unwilling to act as a Member hereunder, Hoenig shall, subject to ITG's approval (which approval shall not be unreasonably withheld or delayed), appoint a successor. If these events occur after the Effective Time, subject to Section 3.03 hereof, a majority of the remaining Members shall appoint a successor, or, if there is only one remaining Member, such remaining Member shall appoint a successor or successors. ITG acknowledges that a person who is a member of the board of directors of Hoenig immediately prior to the Effective Time and who is not an employee of ITG or any of its affiliates at the time of appointment is approved by ITG.

     SECTION 3.05. Committee Member May Be Holder. Any Member may also be a Holder or an officer, director, employee or affiliate of a Holder and will have all the rights of such a Holder to the same extent as if he or she were not a Member.

     SECTION 3.06. Cooperation with ITG. The Committee shall provide ITG such information and cooperation as ITG reasonably requests in connection with reports, forms, notifications, applications, tax returns and other documents to be filed with the Internal Revenue Service or the U.K. Inland Revenue and other applicable foreign, federal and state governmental agencies and such other actions necessary to comply with the Code or other tax laws.

     SECTION 3.07. Compliance with Applicable Laws, Etc. All actions required to be taken by the Committee pursuant to this Agreement shall be taken in compliance with all applicable statutes, rules, regulations, orders, writs, decrees and injunctions of courts or other governmental agencies. None of the parties shall take or cause to be taken, or omit to take or cause to omit to be taken, any action such that (a) the Escrow shall be or become required to register as an investment company under the Investment Company Act of 1940, as amended, or any similar law; or (b) the Contingent Payment Rights shall be or become required to be registered under the Securities Act 1993, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, or any similar law.

     SECTION 3.08. Reliance. In taking any action hereunder, or in refraining therefrom, the Committee, and the Members, shall be protected in relying upon any notice, paper or other document believed by it or them to be genuine and signed by the proper parties, or upon any evidence deemed by it or them to be sufficient. In no event shall the Committee or any Member be liable to the Holders for any action, failure to act, omission, decision, determination or undertaking by the Committee or any Member. In no event shall the Committee or any Member be liable to ITG or any of its affiliates for any action, failure to act, omission, decision, determination or undertaking by the Committee or any Member, other than in connection with a material breach of the rights of ITG or any of its affiliates under this Agreement, which breach causes injury to ITG or any of its affiliates; provided that ITG shall give written notice to the Committee describing the particulars of such breach and provide at least 30 days' opportunity to cure the breach. In the event that the Committee, or the Members, consult with Advisors in connection with its or their duties hereunder, it and they shall be fully protected by any action, omission, decision, determination or undertaking taken, suffered or permitted by it or them in good faith and in accordance with the advice of such Advisors.

     SECTION 3.09. Indemnification.

     (a) Hoenig (if prior to the Effective Time) or ITG (if after the Effective
Time) shall indemnify and hold harmless each Member against all claims, demands, obligations, liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise (so long as Hoenig or ITG, as applicable, has approved such compromise, with such approval not to be unreasonably withheld or delayed), or as fines or penalties, and fees of Advisors (collectively, "Losses"), reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding by one or more Holders or by any other person, whether civil or criminal, in which he or she may be involved as a party or witness or with which he or she may be threatened, while a Member or thereafter by reason of having been a Member or resulting from administration of the Claims or the Escrow or any decision, action or failure to act, (i) except to the extent that any such Loss resulted from or arose out of a Member's decision, action or failure to act made or taken with deliberate intent to cause substantial injury to the Holders or with reckless disregard for the best interests of the Holders and (ii) except that ITG and its affiliates shall have no obligation under this
Section 3.09 in respect of Losses in connection with a material breach of the rights of ITG or any of its affiliates under this Agreement, which breach causes injury to ITG or any of its affiliates; provided that ITG shall give written notice to the Committee describing the particulars of such breach and provide at least 30 days' opportunity to cure the breach. Hoenig or ITG, as the case may be, shall advance payments in connection with indemnification under this Section 3.09(a) upon request of any Member; provided that such Member shall have given a written undertaking to repay any amount advanced in the event it is subsequently determined in a final non-appealable decision rendered by a court of competent jurisdiction or other tribunal that such Member is not entitled to such indemnification. The rights accruing to any Member under these provisions shall not exclude any other right to which he or she may be lawfully entitled. The obligations of Hoenig and ITG set forth in this Section 3.09 shall survive the termination of this Agreement and the removal or resignation of any Member.

     (b) Notwithstanding the foregoing, all Losses indemnified pursuant to
Section 3.09(a) hereof (including amounts advanced pursuant to the second sentence thereof) shall be paid out of the Escrow Assets until such time as the Escrow Assets are exhausted or the Escrow is terminated pursuant to Section
7.02 hereof before ITG shall be obligated to make any payments pursuant to
Section 3.09(a) hereof.

     (c) Until such time as the Escrow Assets are exhausted or the Escrow is terminated pursuant to Section 7.02 hereof, the Committee shall cause ITG, Hoenig and its affiliates to be reimbursed out of the

Escrow Assets for any and all losses, claims, costs, expenses and liabilities imposed on any of them in connection with, arising out of or related to any action, claim, suit or other proceeding arising from the establishment or administration of the Escrow, including, without limitation, the operation or administration of the Claims or the Escrow and the exercise (or the failure to exercise) by the Committee of any power or authority under this Agreement or under applicable law; provided, however, that the obligation for such reimbursement, as aforesaid, shall be payable solely out of Escrow Assets; provided, further, that ITG shall not have any such reimbursement or indemnification rights with respect to any action, claim, suit or other proceeding against ITG alleging a breach of, or seeking enforcement of, ITG's obligation under Section 7.03 hereof.

     (d) The Committee may purchase such insurance as it determines adequately insures that each Member shall be indemnified against any such loss, liability or damage pursuant to this Section 3.09, the cost of which insurance shall constitute an Escrow Expense.

                                   ARTICLE IV

                           CONTINGENT PAYMENT RIGHTS

     SECTION 4.01. Allocation of Contingent Payment Rights. The Contingent Payment Rights shall be allocated in accordance with Sections 2.6(b), 2.8(a) and 2.8(b) of the Merger Agreement. Holders of Contingent Payment Rights will not be entitled to receive certificates evidencing the Contingent Payment Rights but the Holders of the Contingent Payment Rights shall be as set forth in the Register.

     SECTION 4.02. Transfer of Contingent Payment Rights. Contingent Payment Rights will not be assignable or otherwise transferable except by operation of law (including the laws of descent and distribution) or by intestacy. No other purported transfer of any Contingent Payment Right will be valid or will be registered on the Register.

     SECTION 4.03. Rights of Holders.

     (a) No Holder shall have any title to, right to, possession of, management of, or control of, the Escrow Assets.

     (b) The Holders will have no rights to dividends or other distributions other than their pro rata share of the distribution of the Contingent Payment, if any, in accordance with Section 7.03 hereof, and will have no voting rights and no liquidation preference.

     SECTION 4.04. No Action by Holders. No Holder will have the right to institute or maintain any suit, action or proceeding against Hoenig, Hoenig UK, ITG, any of their affiliates, the Escrow, the Escrow Assets, the Committee, any Member or the Agent to enforce, or otherwise act in respect of, the Contingent Payment Rights or the provisions of this Agreement or the Paying Agent Agreement or for any decision regarding the conduct or disposition of the Claims, including, without limitation, any decision to dismiss, settle or cease prosecuting any litigation at any time without obtaining any cash or other recovery.

                                   ARTICLE V

                               CERTAIN COVENANTS

     SECTION 5.01. Cooperation. Hoenig and Hoenig UK shall use commercially reasonable efforts to provide the Committee and its Advisors with such access, at normal business hours and upon reasonable notice, to their books and records relating to the Claims and to their employees, agents, attorneys and independent accountants, including in connection with testimony in litigation and factual investigation, all to the extent reasonably requested by the Committee for the purpose of performing their duties and exercising their powers hereunder. Hoenig and Hoenig UK shall be entitled to reimbursement by the Escrow for reasonable out-of-pocket expenses incurred in connection therewith.

     SECTION 5.02. Powers-of-Attorney. Hoenig and Hoenig UK shall execute and deliver to the Committee powers-of-attorney in form reasonably satisfactory to the Committee to enable the Commit-tee to file pleadings and execute any documents on behalf of Hoenig and Hoenig UK necessary or appropriate to enable the Committee to prosecute the Claims or otherwise necessary or useful in the Pursuit of Claims in compliance with this Agreement, in the name of Hoenig and Hoenig UK and without further consent or action by Hoenig, Hoenig UK, ITG or their respective affiliates. To the extent permitted by applicable law, and to the extent that the Pursuit of the Claims is not jeopardized, the Committee shall prosecute all Claims on behalf of and in the name of Hoenig UK, and, if the Committee deems it necessary or appropriate, ITG and its affiliates shall cause Hoenig to assign its Claims to Hoenig UK.

     SECTION 5.03. Pursuit of Claims. ITG and its affiliates will use commercially reasonable efforts not to take any action or fail to take any action that is reasonably expected to materially adversely affect the Claims or the Pursuit of the Claims in compliance with this Agreement;provided that the foregoing shall in no way affect ITG's rights under Section 3.03 hereof. ITG and its affiliates agree not to disclose any non-public information with respect to the Claims to any third parties except (i) to Advisors of ITG and its affiliates who are advised of the confidential nature of such information and agree to abide by this provision in respect of such non-public information,
(ii) insofar as such disclosure is compelled by any Governmental Entity or applicable law or (iii) such information which is or becomes part of the public domain without breach by ITG and its affiliates of this Section 5.03.

     SECTION 5.04. Settlements. In the event of any settlement or compromise of any Claim agreed to by the Committee, ITG agrees that it will not unreasonably withhold such release by ITG and its affiliates as may be required by the other party to such settlement or compromise in connection with such settlement or compromise.

     SECTION 5.05. Reimbursement. The Committee shall cause Hoenig and Hoenig UK to be reimbursed for any fees and expenses of the type that would constitute Escrow Expenses incurred by them after the date hereof and prior to the Effective Time in respect of investigation or Pursuit of Claims and any investment banking fees payable in respect of the Contingent Payment.

                                   ARTICLE VI

                              RECOVERIES ON CLAIMS

     SECTION 6.01. Recoveries To Be Deposited. All Recoveries in respect of the Claims, promptly upon receipt thereof, shall be deposited into the Escrow Account, net of the taxes referred to in Section 6.02 hereof, and any such net Recoveries, whether or not deposited, shall constitute Escrow Assets.

     SECTION 6.02. Taxes. ITG, Hoenig, Hoenig UK and their affiliates shall be indemnified and held harmless, on an after-tax basis, for any and all foreign, federal, state and local taxes (including value added and withholding taxes) which are paid or payable in connection with, or in any way relating to, or arising out of the Contingent Payment Rights, the Escrow Assets, the Contingent Payment or the distribution thereof or the Escrow Reduction Amount or the distribution thereof, determined without regard to any refunds, credits, carryforwards or other tax attributes which could or do reduce or otherwise off-set taxes paid or payable, other than deductions for the Specified Losses, which ITG, Hoenig, Hoenig UK and their affiliates shall use commercially reasonable efforts to apply against any Recovery or income on the investment of Escrow Assets. In accordance with the Paying Agent Agreement, the Agent shall report to Hoenig UK and, prior to the Effective Time, ITG, as of the end of each fiscal quarter, all income earned from the investment of the Escrow Assets. The Committee shall direct the Agent to pay from the Escrow Assets any taxes payable by ITG, Hoenig, Hoenig UK or any of their affiliates on income earned from the investment of Escrow Assets and any indemnification payments pursuant to this Section 6.02. ITG and its affiliates shall be entitled to, and prior to the Effective Time Hoenig and Hoenig UK shall, deduct from any Recoveries the indemnification payments pursuant to this Section 6.02 prior to deposit into the Escrow Account.

                                  ARTICLE VII

                     TERMINATION, DELIVERY AND DISTRIBUTION

     SECTION 7.01. Termination of Merger Agreement. In the event that the Merger Agreement is terminated under Section 7.1 thereof prior to the Effective Time, the Committee shall in accordance with the Paying Agent Agreement direct the Agent to immediately pay all Escrow Expenses, if any, that have been incurred and have not been paid, and deliver the remaining Escrow Assets, to Hoenig UK, and this Agreement and the Escrow shall terminate.

     SECTION 7.02. Delivery of Escrow Assets to Hoenig UK; Termination of the Escrow. Following the earliest of (i) the final settlement or other final resolution of the Claims, (ii) a final determination by the Committee to cease Pursuit of all Claims and (iii) the fourth anniversary of the Effective Time (which date shall be extended in the event of any outstanding claims of indemnification or reimbursement under Section 3.09, 5.01, 5.05 or 6.02 hereof), the Committee shall discharge all of the Escrow's obligations, including by directing the Agent to pay the Escrow Expenses and reserve for the payment of such costs and expenses of distributing the Contingent Payments pursuant to the Paying Agent Agreement. Following such discharge, the Committee shall direct the Agent to liquidate all remaining Escrow Assets, if any, and deliver the proceeds in cash to Hoenig UK. Following such delivery to Hoenig UK, the Escrow shall terminate. At no time shall there be any distribution of Escrow Assets to the Holders.

     SECTION 7.03. Delivery of Contingent Payment to Agent; Distribution to Holders. Promptly following the termination of the Escrow pursuant to Section
7.02 hereof, ITG shall deliver to the Agent cash in an amount equal to the lesser of (i) the amount of cash, if any, delivered to Hoenig UK by the Agent pursuant to Section 7.02 hereof plus the amount of any Recoveries which were not deposited in the Escrow Account net of any amounts deducted therefrom pursuant to Section 6.02 hereof, and (ii) $12,465,000 minus the Escrow Reduction Amount, if any. Pursuant to the Paying Agent Agreement, the Agent shall distribute the amount so received by it from ITG to the Holders, without interest, pro rata based on the number of Contingent Payment Rights allocated to each such Holder on the Register. At no time shall there be any distribution of the Contingent Payment except pursuant to the preceding sentence and in compliance with the Paying Agent Agreement. Following such distribution by the Agent, this Agreement and the Paying Agent Agreement shall terminate. The distribution of any Contingent Payment shall be in compliance with applicable laws.

     SECTION 7.04. Pre-Closing Recoveries. Notwithstanding anything to the contrary in the third sentence of Section 7.03 hereof, if any Recoveries are received prior to the Effective Time, the Committee shall be entitled to direct the Agent to withdraw from the Escrow Account (i) the amount of such Recoveries less Escrow Expenses incurred prior to the Effective Time plus (ii) such portion of the Initial Funding as the Committee determines (provided that in no event shall such amount be in excess of the amount that would leave $500,000 in the Escrow Account prior to the Effective Time) (the sum of clauses (i) and
(ii), the "Escrow Reduction Amount"), and deliver the Escrow Reduction Amount in cash to Hoenig UK prior to the Effective Time. An amount equal to the Escrow Reduction Amount, if any, shall be delivered by ITG as part of the Cash Merger Consideration.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     (a)  if to ITG or to Hoenig or Hoenig UK after the Effective Time, to:

          Investment Technology Group, Inc.
          380 Madison Avenue, 4th Floor
          New York, NY 10017
          Attention: General Counsel
          Telephone No.: (212) 444-6327
          Telecopy No.: (212) 444-6494
          with a copy to:

          Cahill Gordon & Reindel
          80 Pine Street
          New York, NY 10005
          Attention: Daniel J. Zubkoff, Esq.
          Telephone No.: (212) 701-3000
          Telecopy No.: (212) 269-5420

     (b)  if to Hoenig or Hoenig UK prior to the Effective Time, to:

          Hoenig Group Inc.
          4 International Drive
          Rye Brook, NY 10573
          Attention: General Counsel
          Telephone No.: (914) 935-9000
          Telecopy No.: (914) 935-9178

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Attention: Blaine V. Fogg, Esq.
          Telephone No.: (212) 735-3000
          Telecopy No.: (917) 777-3900

     (c)  if to the Committee or any Member, to it, him or her:

          c/o Hoenig Group Inc.
          4 International Drive
          Rye Brook, NY 10573
          Telephone No.: (914) 935-9000
          Telecopy No.: (914) 935-9118

     (d) if to the Holders, then to them at their respective addresses set forth in the Register.

     SECTION 8.02. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     SECTION 8.03. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Paying Agent Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.04. Creditors of Hoenig UK. The Escrow Assets shall be subject to the claims of the creditors of Hoenig UK.

     SECTION 8.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.06. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.08. Headings. Sections, subheadings and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     SECTION 8.09. Amendment and Modification. This Agreement may be amended or modified only by a subsequent writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duty authorized as of the day and year first above written.


                                     HOENIG GROUP INC.

                                     By: /s/ Fredric P. Sapirstein
                                         ---------------------------------------
                                         Name:  Fredric P. Sapirstein
                                         Title: Chairman and Chief Executive
                                                Officer


                                     HOENIG & COMPANY LIMITED

                                     By: /s/ Alan B. Herzog
                                         ---------------------------------------
                                         Name:  Alan B. Herzog
                                         Title: Director


                                     INVESTMENT TECHNOLOGY GROUP, INC.

                                     By: /s/ Raymond L. Killian, Jr.
                                         ---------------------------------------
                                         Name:  Raymond L. Killian, Jr.
                                         Title: Chairman


                                     MEMBERS OF THE CONTINGENT PAYMENT RIGHTS
                                     COMMITTEE:

                                     /s/ Fredric P. Sapirstein
                                     ------------------------------------------
                                     Name: Fredric P. Sapirstein

                                     /s/ Alan B. Herzog
                                     ------------------------------------------
                                     Name: Alan B. Herzog

                                                                     APPENDIX E


              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     Sec. 262 Appraisal Rights. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or


     d. any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of the section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339 L. '98, eff. 7-1-98.)

                                HOENIG GROUP INC.
                              4 INTERNATIONAL DRIVE
                            RYE BROOK, NEW YORK 10573

                                  COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, AUGUST 26, 2002

     The undersigned hereby appoints Alan B. Herzog and Kathryn L. Hoenig, and each of them, proxies (each with the power of substitution) of the undersigned to attend the above special meeting of stockholders of Hoenig Group Inc. at 11:00 a.m., local time, on Monday, August 26, 2002, and any continuation, adjournment or postponement thereof (the "Special Meeting"), and thereat to vote all shares of stock held by the undersigned, as specified on the reverse side, and on any other matters that may properly come before said meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IN ADDITION, UPON APPROPRIATE MOTION, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF ANY ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN ORDER TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 28, 2002, AMONG HOENIG GROUP INC., INVESTMENT TECHNOLOGY GROUP, INC. AND INDIGO ACQUISITION CORP. AS AMENDED BY AMENDMENT NO. 1, DATED JULY 2, 2002 (AS SO AMENDED, THE "AGREEMENT AND PLAN OF MERGER"). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF HOENIG GROUP INC. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO CONSIDER AND ACT UPON SUCH OTHER MATTERS OR PROPOSALS AS MAY BE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT, CONTINUATION AND ADJOURNMENT THEREOF.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE BOARD OF DIRECTORS OF HOENIG GROUP INC. RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 28, 2002, AMONG HOENIG GROUP INC., INVESTMENT TECHNOLOGY GROUP, INC. AND INDIGO ACQUISITION CORP., AS AMENDED BY AMENDMENT NO. 1, DATED JULY 2, 2002, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

     PLEASE SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY ALSO VOTE IN PERSON IF YOU DO ATTEND.

Note: Please sign exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or others signing in a representative capacity should indicate the capacity in which they are signing.

Votes MUST be indicated by a distinct mark [X] in black or blue ink. [X]

Date:
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Signature(s)